As filed with the Securities and Exchange Commission on October 31, 2006
                                                     Registration No. 333-137294

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              AMENDMENT NO. ONE TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               MSB Financial Corp.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

          United States                     6035                34-1981437
----------------------------          -----------------       ----------------
(State or other jurisdiction          (Primary SIC No.)       (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                 1902 Long Hill Road, Millington, NJ 07946-0417
                                 (908) 647-4000
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

           Mr. Gary T. Jolliffe, President and Chief Executive Officer
                 1902 Long Hill Road, Millington, NJ 07946-0417
                                  (908)647-4000
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                  Please send copies of all communications to:

                             Samuel J. Malizia, Esq.
                           Tiffany A. Hasselman, Esq.
                            MALIZIA SPIDI & FISCH, PC
                             901 New York Ave., N.W.
                                 Suite 210 East
                             Washington, D.C. 20001
                                 (202) 434-4660

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                  INTERESTS IN

                      MILLINGTON SAVINGS BANK SAVINGS PLAN
                                       AND
                          OFFERING OF 265,811 SHARES OF
                               MSB FINANCIAL CORP.
                          COMMON STOCK ($.10 PAR VALUE)

         This   prospectus   supplement   relates  to  the  offer  and  sale  to
participants in the Millington Savings Bank Savings Plan of participation interests and shares of common stock of MSB Financial Corp.


         The Board of Directors of Millington Savings Bank, MSB Financial Corp. and MSB Financial, MHC have adopted a plan of stock issuance ("Stock Offering"). As part of the Stock Offering, MSB Financial, MHC, a federally-chartered mutual holding company, will own 55% of the outstanding common stock of MSB Financial Corp., and MSB Financial Corp. will offer 265,811 shares of its common stock to the public. Savings Plan participants may now direct the trustee of the Savings Plan to use up to 99% of their current account balances to subscribe for and purchase shares of MSB Financial Corp. common stock through the MSB Financial Corp. Stock Fund. Based upon the value of the Savings Plan assets as of ________ __, 2006, the trustee of the Savings Plan may purchase up to 265,811 shares of MSB Financial Corp. common stock, assuming a purchase price of $10.00 per share. This prospectus supplement relates to the election of Savings Plan participants to direct the trustee of the Savings Plan to invest any portion, up to 99% of their Savings Plan accounts in MSB Financial Corp. common stock.

         If you direct the trustee to invest any portion, up to 99% of your plan funds in MSB Financial Corp. common stock after the initial public offering, shares purchased for your account in open market transactions, and the price paid for such shares will be the market price at the time of the purchase, which may be more or less than the initial public offering price of $10.00 per share.

         The prospectus dated November __, 2006 of MSB Financial Corp., which we have attached to this prospectus supplement, includes detailed information regarding the Stock Offering, and the financial condition, results of operations and business of Millington. This prospectus supplement provides information regarding the Savings Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.


         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE __ OF THE PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE FEDERAL DEPOSIT INSURANCE

CORPORATION, NOR ANY OTHER STATE OR FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

         This prospectus supplement may be used only in connection with offers and sales by MSB Financial Corp. of interests or shares of common stock under the Savings Plan to employees of Millington Savings Bank. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the Savings Plan.

         You should rely only on the information contained in this prospectus supplement and the attached prospectus. Neither MSB Financial Corp., MSB Financial, MHC, Millington Savings Bank nor the Savings Plan have authorized anyone to provide you with information that is different.

         This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Millington or the Savings Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.


 THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER __, 2006.

TABLE OF CONTENTS

THE OFFERING........................................................................1
  Securities Offered................................................................1
  Election to Purchase MSB Financial Corp. Common Stock in the
    Stock Offering..................................................................2
  Value of Participation Interests..................................................2
  Method of Directing Transfer......................................................2
  Time for DirectingTransfer........................................................2
  Irrevocability of Transfer Direction..............................................2
  Purchase Price of MSB Financial Corp. Common Stock................................3
  Direction to Purchase the Stock After the Stock Offering..........................3
  Nature of a Participant's Interest in MSB Financial Corp.
    Common Stock....................................................................3
  Voting and Tender Rights of MSB Financial Corp.
    Common Stock....................................................................4

DESCRIPTION OF THE SAVINGS PLAN.....................................................4
Introduction........................................................................4
  Eligibility and Participation.....................................................5
  Contributions Under the Savings Plan..............................................5
  Limitations on Contributions......................................................5
  Investment of Contributions.......................................................7
  Benefits Under the Savings Plan...................................................12
  Withdrawals and Distributions From the
    Savings Plan....................................................................12

ADMINISTRATION OF THE SAVINGS PLAN..................................................14
  Trustees..........................................................................14
  Reports to Savings Plan Participants..............................................14
  Plan Administrator................................................................14
  Amendment and Termination.........................................................14
  Merger, Consolidation or Transfer.................................................15
  Federal Income Tax Consequences...................................................15
  Restrictions on Resale............................................................17
  SEC Reporting and Short-Swing Profit Liability....................................17

LEGAL OPINION.......................................................................18


                                  THE OFFERING

SECURITIES OFFERED


         The securities offered in connection with this prospectus supplement are participation interests in the Savings Plan. Assuming a purchase price of $10.00 per share, the trustee may acquire up to 265,811 shares of MSB Financial Corp. common stock for the MSB Financial Corp. Stock Fund. The interests offered under this prospectus supplement are conditioned on the completion of the Stock Offering of MSB Financial Corp. Certain subscription rights and purchase limitations also govern your investment in MSB Financial Corp. Stock Fund in connection with the Stock Offering. SEE: PERSONS WHO MAY ORDER STOCK IN THE OFFERING" and "PURCHASE LIMITATIONS" in the prospectus attached to this prospectus supplement for further discussion of these subscription rights and purchase limitations.


         This prospectus supplement contains information regarding the Savings Plan. The attached prospectus contains information regarding the Stock Offering and the financial condition, results of operations and business of Millington. The address of the principal executive office of Millington Savings Bank is 1902 Long Hill Road, Millington, New Jersey 07946. The telephone number of Millington Savings Bank is (908) 647-3030.

ELECTION TO PURCHASE MSB FINANCIAL CORP. COMMON STOCK IN THE STOCK OFFERING


         In connection with the Stock Offering of MSB Financial Corp., you may direct the trustee of the Savings Plan to transfer all or part of the funds that represent your current beneficial interest in the assets of the Savings Plan to purchase MSB Financial Corp. common stock through the MSB Financial Corp. Stock Fund. The Savings Plan trustee will subscribe for MSB Financial Corp. common stock offered for sale in connection with the Stock Offering in accordance with each participant's direction. If there is not enough common stock in the Stock Offering to fill all subscriptions, the common stock will be apportioned and the trustee for the Savings Plan may not be able to purchase all of the common stock you requested. In such a case, if you elect, the trustee will purchase shares in the open market on your behalf, after the Stock Offering, to fulfill your initial request. The trustee may make such purchases at prices higher than the initial public offering price.

         All plan participants are eligible to direct a transfer of funds to the MSB Financial Corp. Stock Fund. However, transfer directions are subject to subscription rights and purchase priorities. Your order for shares in the Stock Offering will be filled based on your subscription rights. MSB Financial Corp. has granted rights to subscribe for shares of MSB Financial Corp. common stock to the following persons in the following order of priority: (1) persons with $50 or more on deposit at Millington Savings Bank as of June 30, 2005 and (2) persons with $50 or more on deposit at Millington Savings Bank as of September 30, 2006. If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of common stock in the offering and you may use funds in the Savings Plan account to pay for your purchase of shares of MSB Financial Corp. common stock. You also will be permitted to direct ongoing purchases of the stock under the plan after the initial offering. See "Direction to Purchase Stock After the Initial Offering."

VALUE OF PARTICIPATION INTERESTS


         As of ________ __, 2006, the market value of the assets of the Savings Plan equaled approximately $____________. The plan administrator has informed each participant of the value of his or her beneficial interest in the Savings Plan as of __________, 2006. The value of Savings Plan assets represents past contributions made to the Savings Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals and loans.


METHOD OF DIRECTING TRANSFER


         The last two pages of this prospectus supplement contain a form for you to direct a transfer of current Savings Plan assets to the MSB Financial Corp. Stock Fund (the "Investment Form"). If you wish to transfer any portion, up to 99%, in multiples of not less than 1%, of your beneficial interest in the assets of the Savings Plan to the MSB Financial Corp. Stock Fund, you should complete the Investment Form. If you do not wish to make such an election at this time, you do not need to take any action. The minimum investment in MSB Financial Corp. Stock Fund during the initial public offering is $250.00. There is no minimum level of investment after the initial offering for investment in the MSB Financial Corp. Stock Fund.


TIME FOR DIRECTING TRANSFER


         You must submit your direction to transfer amounts to the MSB Financial Corp. Stock Fund in connection with the Stock Offering by the deadline of noon on __________, 2006. You should return the Investment Form to Mary Jean Piorkowski. After the initial offering, you will still be able to direct the investment of your account under the plan for in the MSB Financial Corp. Stock Fund and in other investment alternatives.


IRREVOCABILITY OF TRANSFER DIRECTION


You cannot change your direction to transfer amounts credited to your account in the Savings Plan to the MSB Financial Corp. Stock Fund prior to the completion of the Stock Offering. Following the closing of the Stock Offering and the initial purchase of shares in the MSB Financial Corp. Stock Fund, you may change your investment directions, in accordance with the terms of the Savings Plan.

PURCHASE PRICE OF MSB FINANCIAL CORP. COMMON STOCK


         The trustee will use the funds transferred to the MSB Financial Corp. Stock Fund to purchase shares of MSB Financial Corp. common stock in the Stock Offering. The trustee will pay the same price for shares of MSB Financial Corp. common stock as all other persons who purchase shares of MSB Financial Corp. common stock in the offering. IF THERE IS NOT ENOUGH COMMON STOCK IN THE OFFERING TO FILL ALL SUBSCRIPTIONS, THE COMMON STOCK WILL BE APPORTIONED AND THE TRUSTEE FOR THE SAVINGS PLAN MAY NOT BE ABLE TO PURCHASE ALL OF THE COMMON STOCK YOU REQUESTED. IF YOU ELECT, THE TRUSTEE WILL PURCHASE SHARES ON YOUR BEHALF AFTER THE STOCK OFFERING IN THE OPEN MARKET, TO FULFILL YOUR INITIAL REQUEST. THE TRUSTEE MAY MAKE SUCH PURCHASES AT PRICES HIGHER OR LOWER THAN THE $10.00 OFFERING PRICE.


DIRECTION TO PURCHASE THE STOCK AFTER THE STOCK OFFERING


         Following completion of the stock offering, you will be permitted to direct that a certain percentage of your interest in the trust fund (up to 99%) be transferred to the MSB Financial Corp. Stock Fund and invested in MSB Financial Corp. common stock, or to the other investment funds available under the plan. Alternatively, you may direct that a certain percentage of your interest in the MSB Financial Corp. Stock Fund be transferred to the trust fund to be invested in the other investment funds available in accordance with the terms of the plan. You can direct future contributions made to the plan by you or on your behalf to be invested in the MSB Financial Corp. Stock Fund. Following your initial election, the allocation of your interest in the MSB Financial Corp. may be changed by contacting your Human Resources representative for the appropriate form to complete and fax to (317) 285-1728.


NATURE OF A PARTICIPANT'S INTEREST IN MSB FINANCIAL CORP. COMMON STOCK


         The Savings Plan trustee will hold MSB Financial Corp. common stock in your name on behalf of the Savings Plan. The trustee will credit shares of common stock acquired at your direction to your account under the Savings Plan. Therefore, the investment designations of other Savings Plan participants should not affect earnings on your Savings Plan account.

         Your account assets directed for investment in the MSB Financial Corp. Stock Fund account after the initial offering shall be invested by the trustee to purchase shares of MSB Financial Corp. common stock in open market transactions. The price paid by the trustee for shares of the MSB Financial
Corp. common stock in the initial offering, or otherwise, will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended, or "ERISA".

VOTING AND TENDER RIGHTS OF MSB FINANCIAL CORP. COMMON STOCK


         The trustee generally will exercise voting and tender rights attributable to all MSB Financial Corp. common stock held by the MSB Financial Corp. Stock Fund, as directed by participants with interests in the MSB Financial Corp. Stock Fund. With respect to each matter as to which holders of MSB Financial Corp. common stock have a right to vote, you will have voting instruction rights that reflect your proportionate interest in the MSB Financial Corp. Stock Fund. The number of shares of MSB Financial Corp. common stock held in the MSB Financial Corp. Stock Fund voted for and against each matter will be proportionate to the number of voting instruction rights exercised. If there is a tender offer for MSB Financial Corp. common stock, the Savings Plan allots each participant a number of tender instruction rights reflecting the participant's proportionate interest in the MSB Financial Corp. Stock Fund. The percentage of shares of MSB Financial Corp. common stock held in the MSB Financial Corp. Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights exercised in favor of the tender offer. The remaining shares of MSB Financial Corp. common stock held in the MSB Financial Corp. Stock Fund will not be tendered. The Savings Plan provides tha participants will exercise their voting instruction rights and tender instruction rights on a confidential basis.

         The Trustee shall vote and, if applicable, tender the shares of MSB Financial Corp. stock allocated to the accounts of participants for whom no timely instructions have been received in the same proportion as those shares of MSB Financial Corp. stock for which instructions were timely received.


                         DESCRIPTION OF THE SAVINGS PLAN

INTRODUCTION


         Effective January 1, 1997, Millington Savings Bank adopted the Millington Savings Bank Savings Plan. Millington Savings Bank amended and restated the plan as the Millington Savings Bank Savings Plan effective as of January 1, 1997. Millington Savings Bank and amended and restated the plan in its entirety effective as of November 1, 2006 to allow Employer Securities up to 99% of a participant's account balance as directed by the participant.


         Millington Savings Bank intends for the Savings Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and ERISA. Millington Savings Bank may change the Savings Plan from time to time in the future to ensure continued compliance with these laws. Millington Savings Bank may also amend the Savings Plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. Federal law provides you with various rights and protections as a participant in the Savings Plan, which is governed by ERISA. However, the Pension Benefit Guaranty Corporation does not guarantee your benefits under the Savings Plan.

REFERENCE TO FULL TEXT OF THE PLAN. The following portions of this prospectus supplement summarize the material provisions of the Savings Plan. Millington Savings Bank qualifies this summary in its entirety by reference to the full text of the Savings Plan, as amended. You may obtain copies of the full Savings Plan document, and any amendments to the plan, by sending a request to Mary Jean Piorkowski at Millington Savings Bank. You should carefully read the entire Savings Plan document, as amended, to understand your rights and obligations under the plan.

ELIGIBILITY AND PARTICIPATION

         Salaried employees who have attained age 21 and have completed one year of service may participate in the Savings Plan as of the first day of the calendar quarter after they have completed such requirement.

         As of September 6, 2006, 36 of the 36 employees of Millington Savings Bank participated in the Savings Plan.

CONTRIBUTIONS UNDER THE SAVINGS PLAN

EMPLOYEE BEFORE-TAX CONTRIBUTIONS. Subject to certain IRS limitations, the Savings Plan permits each participant to make before-tax contributions to the Savings Plan each payroll period of between 1% and 80% of the participant's salary. Participants may change their rate of before-tax contributions by submitting a form prior to each calendar quarter.

MILLINGTON SAVINGS BANK MATCHING CONTRIBUTIONS. The Savings Plan provides that Millington Savings Bank will make matching contributions on behalf of each participant equal to 50% of the participant's compensation, up to a maximum of 6.0% of compensation. Millington Savings Bank makes matching contributions only for those participants who make before-tax contributions to the Savings Plan. If a participant stops making before-tax contributions to the Savings Plan, Millington Savings Bank will cease its matching contributions on the participant's behalf.

ROLLOVER CONTRIBUTIONS. Millington Savings Bank allows employees who receive a distribution from a previous employer's tax-qualified employee benefit plan to deposit that distribution into a Rollover Contribution account under the Savings Plan, provided the rollover contribution satisfies IRS requirements.

LIMITATIONS ON CONTRIBUTIONS

LIMITATION ON EMPLOYEE SALARY DEFERRALS. Although the Savings Plan permits you to defer up to 80% of your compensation, by law your total deferrals under the Savings Plan, together with similar plans, may not exceed $15,000 for 2006. Employees who are age 50 and over may also make additional, "catch-up" contributions to the plan, up to a maximum of $5,000 for 2006. The Internal Revenue Service periodically increases these limitations. A participant who exceeds these limitations must include any excess deferrals in gross income for federal income tax purposes in the year of deferral. In addition, the participant must pay federal income taxes on any excess deferrals when distributed by the Savings Plan to the participant, unless the plan distributes the excess deferrals and any related income no later than the first April 15th following the close of the taxable year in which the participant made the excess deferrals. Any income on excess deferrals distributed before such date is treated, for federal income tax purposes, as earned and received by the participant in the taxable year of the distribution.

LIMITATION ON ANNUAL ADDITIONS AND BENEFITS. As required by the Internal Revenue Code, the Savings Plan provides that the total amount of contributions and forfeitures (annual additions) credited to a participant during any year under all defined contribution plans of Millington Savings Bank (including the Savings Plan and the proposed Millington Employee Stock Ownership Plan) may not exceed the lesser of 100% of the participant's annual compensation or $44,000 for 2006.

LIMITATION ON PLAN CONTRIBUTIONS FOR HIGHLY COMPENSATED EMPLOYEES. Special provisions of the Internal Revenue Code limit the amount of before-tax and matching contributions that may be made to the Savings Plan in any year on behalf of highly compensated employees, in relation to the amount of before-tax and matching contributions made by or on behalf of all other employees eligible to participate in the Savings Plan. If before-tax and matching contributions exceed these limitations, the plan must adjust the contribution levels for highly compensated employees.

         In general, a highly compensated employee includes any employee who (1) was a five percent owner of the sponsoring employer at any time during the year or the preceding year, or (2) had compensation for the preceding year in excess of $100,000 and, if the sponsoring employer so elects, was in the top 20% of employees by compensation for such year. The preceding dollar amount applies for 2006, and may be adjusted periodically by the IRS.

TOP-HEAVY PLAN REQUIREMENTS. If the Savings Plan is a Top-Heavy Plan for any calendar year, Millington Savings Bank may be required to make certain minimum contributions to the Savings Plan on behalf of non-key employees. In general, the Savings Plan will be treated as a "Top-Heavy Plan" for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of Key Employees exceeds 60% of the aggregate balance of the accounts of all employees under the plan. A Key Employee is generally any employee who, at any time during the calendar year or any of the four preceding years, is:

(1) an officer of Millington Savings Bank whose annual compensation exceeds $140,000;

(2) a 5% owner of the employer, meaning an employee who owns more than 5% of the outstanding stock of MSB Financial Corp., or who owns stock that possesses more than 5% of the total combined voting power of all stock of MSB Financial Corp.; or

(3) a 1% owner of the employer, meaning an employee who owns more than 1% of the outstanding stock of MSB Financial Corp., or who owns stock that possesses more than 1% of the total combined voting power of all stock of MSB Financial Corp., AND whose annual compensation exceeds $150,000.

The foregoing dollar amounts are for 2006.

                           INVESTMENT OF CONTRIBUTIONS

         A trust holds all amounts credited to participants' accounts under the Savings Plan. Through a group annuity contract issued to the Trust by American United Life Insurance Company, the Plan offers the following investment options:

Russell Lifepoints Conservative Strategy Fund seeks high levels of current income and, secondarily, capital appreciation. The fund is a fund of funds that invests in other Russell funds. It pursues its investment objectives by investing in these underlying Russell funds. Diversified Equity Fund, Quantitative Equity Fund, International Securities Fund, Real Estate Securities Fund, Short-term Bond Fund and Emerging Markets Fund.

Russell Lifepoints Moderate Strategy Fund seeks long-term capital appreciation and high levels of current income. The fund is a fund of funds that invests in other Russell funds. It pursues its investment objectives by investing in these underlying Russell funds: Diversified Equity Fund, Quantitative Equity Fund, International Securities Fund, Short-term Bond Fund, Real Estate Securities Fund, and Emerging Markets Fund.

Russell Lifepoints Balanced Strategy Fund seeks moderate levels of current income and long-term capital appreciation. The fund is a fund of funds that invests in other Russell funds. It pursues its investment objectives by investing in these underlying Russell funds: Diversified Equity Fund, Special
Growth Fund, Quantitative Equity Fund, International Securities Fund, Diversified Bond Fund, MultiStrategy Bond Fund, Real Estate Securities Fund, and the Emerging Markets Fund.

Russell LifePoints Growth Strategy Fund seeks long-term capital appreciation. The fund is a fund of funds that invests in other Russell funds. It pursues its investment objectives by investing in these underlying Russell funds:
Diversified Equity Fund, Special Growth Fund, Quantitative Equity Fund, International Securities Fund, Real Estate Securities Fund, and the Emerging Markets Funds.

Russell Lifepoints Equity Growth Strategy Fund seeks long-term capital appreciation. The fund is a fund of funds that invests in other Russell funds. It pursues its investment objectives by investing in these underlying funds:
Russell Diversified Equity fund, Special Growth Fund, Quantitative Equity Fund, International Securities Fund, Real Estate Securities Fund, and the Emerging Markets Fund.

AmCent Inflation Adjusted Bond Fund seeks total return. The fund normally invests 80% of assets in inflation-adjusted securities that are backed by the full faith and credit of the U.S. government. These issues are indexed or otherwise structured by the U.S. Treasury to provide protection against inflation. It may invest up to 20% of assets in securities that are not inflation-adjusted and are issued by U.S. government agencies and government-sponsored organizations. The fund maintains no maturity or duration restrictions.

PIMCO High Yield Fund seeks to achieve its investment objective by investing under normal circumstances, a majority of its assets in a diversified portfolio of high yield securities rated below investment grade but rated at least B by Moody's or S&P, or, if unrated, determined by PIMCO to be of comparable quality. The remainder of the Fund's assets may be invested in investment grade fixed income instruments. The average portfolio duration of this Fund normally varies within a two- to six-year time frame based on PIMCO's forecast for interest rates. The Fund may invest a portion of its assets in euro-denominated securities of foreign issuers.

Allianz OpCap Value Fund seeks to achieve its investment objective by normally investing a majority of its assets in common stocks of companies with market capitalizations of more than $5 million at the time of investment and below-average valuations whose business fundamentals are expected to improve. To achieve income, the Fund invests a portion of its assets in income-producing (e.g., dividend-paying) common stocks.

Neuberger Berman Partners Fund seeks growth of capital. To pursue this goal, the Fund invests mainly in common stocks of mid- to large capitalization companies. The fund seeks to reduce risk by diversifying among many companies and industries. The manager looks for well-managed companies whose stock prices are undervalued.

SSgA S&P 500 Flagship Fund purchases each security in the same capitalization weight as it appears in the S&P 500 Index. Replication results in low turnover, accurate tracking and low costs. SSgA's approach is to buy and hold securities, trading only when there is a change to the composition of the S&P 500 Index or when cash flow activity occurs. To provide 100% equity exposure, this Fund maintains a small (generally less than 5%) position in unleveraged S&P 500 stock index futures contracts. Futures enable better tracking of S&P 500 Index returns and allow for greater liquidity.

T. Rowe Price Growth Stock Fund invests primarily in common stocks of well-established growth companies. The fund manager focuses on companies having one or more of the following characteristics: 1) Superior growth in earnings and cash flow, 2) Ability to sustain earnings momentum even during economic slowdowns and/or 3) Occupy a lucrative niche in the economy and is able to expand even during times of slow economic growth.

Lord Abbett Mid-Cap Value Fund seeks capital appreciation through investments, primarily in equity securities, which the Advisor believes to be undervalued in the marketplace. To pursue this goal, the Fund normally invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in equity securities of mid-sized companies, those with a market capitalization of roughly $500 million to $10 billion, at the time of purchase. Equity securities in which the Fund may invest include common stocks, convertible bonds, convertible preferred stocks, warrants and similar instruments. In selecting investments, the Fund, using a value approach, tries to identify stocks of companies that have the potential for significant market appreciation, due to growing recognition of improvement in their financial results, or increasing anticipation of such improvement.

Dreyfus Premier Structured Midcap Fund seeks long-term capital growth. To pursue this goal, the fund normally invests at least 80% of its assets in the stocks of companies included in the S&P 400 Midcap Index or the Russell Midcap Index at the time of purchase. The Fund's stock investments may include common stocks, preferred stocks and convertible securities of U.S. and foreign issuers, including those purchased in initial public offerings.

SSgA S&P MidCap 400 Index Strategy Fund uses a replication process. Each security is purchased for the Strategy in the same capitalization weight as it appears in the S&P MidCap 400 Index. Replication results in low turnover, accurate tracking and low costs. The approach is to buy and hold securities, trading only when there is a change to the composition of the Index or when there is a change to the composition of the Index or when cash flow activity occurs in the Strategy. To provide 100% equity exposure, the Strategy maintains a small (generally less than 5%) position in unleveraged S&P MidCap 400 stock index futures contracts.

AmCent Vista Fund seeks long-term capital growth. The fund invests primarily in companies that management believes will increase in value over time. This strategy looks for companies with earnings and revenues that are growing at an accelerating pace. It normally invests in companies that are medium-sized and smaller at the time of purchase, although it may purchase companies of any size. The fund typically invests in common stocks. It may also purchase domestic and foreign preferred stocks, non-leveraged stock index futures contracts and options, notes, bonds and debt securities. It will generally limit the purchase of debt securities to investment-grade obligations, except for convertible debt securities, which may be rated below investment grade.

Dreyfus Premier Small Cap Value Fund seeks investment returns (consisting of capital appreciation and income) that are consistently superior to the Russell 2000 Value Index. To pursue its goal, the Fund normally invests at least 80% of its assets in stocks of small U.S. companies. The adviser uses a disciplined process that combines computer modeling techniques, fundamental analysis and risk management to select undervalued stocks for the Fund. The portfolio is constructed so that its sector weightings and risk characteristics and similar to those of the Russell 2000 Value.

Lord Abbett Small-Cap Blend Fund seeks long term growth of capital by investing primarily in stocks of small companies. The Fund normally invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in equity securities of small companies. A small company is defined as a company having a market capitalization at the time purchase that falls within the market capitalization range of companies in the Russell 2000 Index, a widely used benchmark for a small-cap stock performance.

SSgA Russell 2000 Index Strategy Fund employs a replication approach to construct a fund whose returns closely track those of the Russell 2000 Index. Replication results in low turnover, accurate tracking and low costs. The strategy employed is to buy and hold securities, trading only when there is a change to the composition of the Index or when cash flow activity occurs in the Strategy. To provide 100% exposure to the equity market and increase tracking accuracy, the Strategy may hold Russell 2000 Index futures contracts in lieu of cash (no more than 5% of the holdings are futures).

Fidelity Advisor Small Cap Fund normally invests primarily in common stocks. The Fund normally invests at least 80% of assets in securities of companies with small market capitalizations (those with market capitalizations similar to companies in the Russell 2000 Index or the Standard & Poor's SmallCap 600 Index). The Fund invests in either "growth stocks or "value" Stocks or both. The Fund invests in domestic and foreign issuers.

SSgA MSCI EAFE Index Strategy Fund consists of almost 1,000 stocks in 21 countries outside of North and South America, and represents approximately 85% of the total market capitalization in those countries. The SSgA Daily MSCI EAFE Index Strategy Fund invests in three country/regional funds, which together make up the MSCI EAE Index. Those funds include Europe, Japan, and Pacific Basin ex-Japan. This approach allows investors to gain daily exposure to EAFE as a whole or any combination of the three component parts.

Templeton Growth Fund, under normal market conditions, invests mainly in the equity securities of companies located anywhere in the world, including emerging markets. In addition to the fund's main investments, depending upon current market conditions, the Fund may invest up to 25% of its total assets in debt securities, and the fund may use various derivative strategies seeking to protect its assets.

American Century Real Estate management team invests in common stocks of real estate investment trusts (REITs), which own income-producing properties such as offices, industrial properties, shopping centers regional malls, outlet centers, apartments, manufactured homes, lodging/resorts, self storage, and diversified properties.

AUL Fixed Interest Account is an interest-earning investment option, backed by AUL's general account assets. AUL guarantees that interest will be credited at the higher of the rate guaranteed in the group annuity contract and the current rate declared by it. AUL may change the initial interest rate for future contributions. New contributions are guaranteed to earn the applicable initial interest rate for at least a one-year time period from the date contributions are made. Changes in the initial interest rate or in the interest rate for prior contributions will also be effective for at least one year. In no event will the interest rate ever be below the rate guaranteed in the group annuity contract. AUL bears the investment risk for the AUL Fixed Interest Account values and for paying interest.

         The annual percentage return (net of fees) for the prior three years on the funds offered as investment choices under the Savings Plan was:


------------------------------------------------------------------------ ------------- ---------------- -------------
                                                                             2005           2004            2003
                                                                             ----           ----            ----
------------------------------------------------------------------------ ------------- ---------------- -------------
Russell Lifepoints Conservative                                               2.33           3.93          N/A
------------------------------------------------------------------------ ------------- ---------------- -------------
Russell Lifepoints Moderate                                                   4.03           7.12          N/A
------------------------------------------------------------------------ ------------- ---------------- -------------
Russell Lifepoints Balanced                                                   6.32          10.94          N/A
------------------------------------------------------------------------ ------------- ---------------- -------------
Russell Lifepoints Growth Strategy                                            7.85          13.32          N/A
------------------------------------------------------------------------ ------------- ---------------- -------------
Russell Lifepoints Equity Growth Strategy                                     9.53          15.70          N/A
------------------------------------------------------------------------ ------------- ---------------- -------------
AmCent Inflation Adjusted Bond                                                1.86           7.41          N/A
------------------------------------------------------------------------ ------------- ---------------- -------------
PIMCO High Yield                                                              1.97           8.57           22.74
------------------------------------------------------------------------ ------------- ---------------- -------------
Allianz OpCap Value                                                           2.27          16.69           43.36
------------------------------------------------------------------------ ------------- ---------------- -------------
Neuberger Berman Partners                                                    17.33          18.39          N/A
------------------------------------------------------------------------ ------------- ---------------- -------------
SSgA S&P 500Flagship                                                          4.07           9.99           27.65
------------------------------------------------------------------------ ------------- ---------------- -------------
T. Rowe Price Growth Stock                                                    5.81           9.47           29.37
------------------------------------------------------------------------ ------------- ---------------- -------------
Lord Abbett Mid-Cap Value                                                     7.82          23.69          N/A
------------------------------------------------------------------------ ------------- ---------------- -------------
Dreyfus Premier Structured Midcap                                             9.55          18.84          N/A
------------------------------------------------------------------------ ------------- ---------------- -------------
SSgA S&P MidCap 400 Index Strategy                                           11.70          15.36           33.54
------------------------------------------------------------------------ ------------- ---------------- -------------
AmCent Vista                                                                  8.36          15.25          N/A
------------------------------------------------------------------------ ------------- ---------------- -------------
Dreyfus Premier Small Cap Value                                               2.55          24.80          N/A
------------------------------------------------------------------------ ------------- ---------------- -------------
Lord Abbett Small-Cap Blend                                                  12.61          20.36          N/A
------------------------------------------------------------------------ ------------- ---------------- -------------
SSgA Russell 2000 Index Strategy                                              3.99          17.28           44.07
------------------------------------------------------------------------ ------------- ---------------- -------------
Fidelity Advisor Small Cap                                                    7.00          23.24           37.75
------------------------------------------------------------------------ ------------- ---------------- -------------
SSgA MSCI EAFE Index Strategy                                                12.64          19.18           34.25
------------------------------------------------------------------------ ------------- ---------------- -------------
Templeton Growth                                                              7.69          16.47           32.30
------------------------------------------------------------------------ ------------- ---------------- -------------
AmCent Real Estate                                                           15.47          34.93           38.40
------------------------------------------------------------------------ ------------- ---------------- -------------
AUL Fixed Interest Account                                                    3.30           3.30            4.05
------------------------------------------------------------------------ ------------- ---------------- -------------


         The Savings Plan now offers the MSB Financial Corp. Stock Fund as an additional choice to the investment alternatives described above. The MSB Financial Corp. Stock Fund invests primarily in the common stock of MSB
Financial Corp. Participants in the Savings Plan may direct the trustee to invest any portion, up to 99% of their Savings Plan account balances in the MSB Financial Corp. Stock Fund.

         The MSB Financial Corp. Stock Fund consists of investments in the common stock of MSB Financial Corp. made on the effective date of the Stock Offering. Each Participant's proportionate undivided beneficial interest in the MSB Financial Corp. Stock Fund is measured by units. The daily unit value is calculated by determining the market value of the common stock held and adding to that any cash held by the trustee. This total will be divided by the number of units outstanding to determine the unit value of the MSB Financial Corp. Stock Fund.

         Upon payment of a cash dividend, the trustee will determine the unit value prior to distributing the dividend. The trustee may use the dividend to purchase shares of MSB Financial Corp. Common Stock. The Trustee will, to the extent practicable, use amounts held in the MSB Financial Corp. Stock Fund to purchase shares of the common stock. Pending investment in the common stock, assets held in the MSB Financial Corp. Stock Fund will be placed in bank deposits and other short-term investments.

         As of the date of this prospectus supplement, no shares of MSB Financial Corp. common stock have been issued or are outstanding, and there is no established market for MSB Financial Corp. common stock. Accordingly, there is no record of the historical performance of the MSB Financial Corp. Stock Fund. Performance of the MSB Financial Corp. Stock Fund depends on a number of factors, including the financial condition and profitability of Millington and general stock market conditions.

         Once you have submitted your Investment Form, you may not make any transfers until after the completion of the Stock Offering. After the Stock
Offering, the allocation of your interest in the Employer Stock Fund may be changed by contacting your Human Resources representative for the appropriate form to complete and fax to (317) 285-1728.


BENEFITS UNDER THE SAVINGS PLAN

VESTING. All participants are 100% vested in their contribution accounts under the Savings Plan and in any income earned on their investments. This means that participants have a non-forfeitable right to their contributions and any earnings on those amounts at all times. You vest in our matching contributions according to the following schedule:

                                    Vesting Schedule
                                    ----------------
Period of Service                                              Percent
Recognized for vesting purposes:                               vested:
-------------------------------                                ------

Less than 2 years                                                  0%
2 year but less than 3                                            20%
3 years but less than 4                                           40%
4 years but less than 5                                           60%
5 years but less than 6                                           80%
6 years or more                                                  100%

WITHDRAWALS AND DISTRIBUTIONS FROM THE SAVINGS PLAN

WITHDRAWALS BEFORE TERMINATION OF EMPLOYMENT. You may receive in-service distributions from the Savings Plan under limited circumstances in the form of non-hardship withdrawals after age 65 and hardship withdrawals and loans.

         Participants age 65 or over may withdraw the net value of their accounts.

         In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balances.




DISTRIBUTION UPON RETIREMENT OR DISABILITY. The standard form of benefit upon retirement or disability is a lump sum payment. However, if the value of a participant's accounts under the Savings Plan exceeds $5,000, the participant may elect to defer the lump sum payment until after retirement. However, the IRS requires that participants receive at least a portion of their plan accounts by the April 1st of the calendar year following the calendar year in which they retire (or terminate service due to a disability) or the calendar year in which they reach age 70 1/2. Participants may also choose to roll over all or a portion of their plan accounts to an Individual Retirement Account (IRA), or to another employer's qualified plan, if the other employer's plan permits rollover contributions. If your Savings Plan accounts total $1,000 or less, you will receive a lump sum payment as soon as administratively possible after your termination of employment. For amounts over $1,000 and up to $5,000, if you fail to either receive the distribution directly or have it rolled over to an IRA, then the distribution will be paid in a direct rollover to an IRA established by Millington Savings Bank.

DISTRIBUTION UPON DEATH. A participant's designated beneficiary will receive the full value of a participant's accounts under the Savings Plan upon the participant's death. If the participant did not make a valid election regarding the form of payment prior to death, the beneficiary will receive a lump sum payment as soon as administratively possible. If the participant made a valid payment election, or was otherwise scheduled to receive a deferred lump sum payment, the beneficiary will generally receive a lump sum payment on the date elected by the participant. Under certain circumstances, however, payment may be made on an earlier date.

DISTRIBUTION UPON TERMINATION FOR ANY OTHER REASON. If your Savings Plan accounts total $1,000 or less, you will receive a lump sum payment as soon as administratively possible after your termination of employment. If the value of your Savings Plan accounts exceeds $5,000, you will receive a lump sum payment on your normal retirement date. However, after completion of the proper paperwork, you may elect to receive the value of your vested Savings Plan accounts in a lump sum payment prior to your normal retirement date. You may also request that the trustee transfer the value of your accounts to an IRA or to another employer's qualified plan, if the other employer's plan permits rollover contributions. For amounts over $1,000 and up to $5,000, if you fail to either receive the distribution directly or have it rolled over to an IRA, then the distribution will be paid in a direct rollover to an IRA established by Millington Savings Bank.

NONALIENATION OF BENEFITS. Except with respect to federal income tax withholding, and as provided for under a qualified domestic relations order, benefits payable under the Savings Plan will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Savings Plan will be void.


APPLICABLE FEDERAL TAX LAW REQUIRES THE SAVINGS PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON YOUR RIGHT TO WITHDRAW AMOUNTS HELD UNDER THE PLAN BEFORE YOUR TERMINATION OF EMPLOYMENT WITH MILLINGTON SAVINGS BANK. FEDERAL LAW MAY ALSO IMPOSE AN EXCISE TAX ON WITHDRAWALS FROM THE SAVINGS PLAN BEFORE YOU ATTAIN 59 1/2 YEARS OF AGE, REGARDLESS OF WHETHER THE WITHDRAWAL OCCURS DURING YOUR EMPLOYMENT WITH MILLINGTON SAVINGS BANK OR AFTER TERMINATION OF EMPLOYMENT.

                       ADMINISTRATION OF THE SAVINGS PLAN

TRUSTEE

         The trustee of the Savings Plan is the named fiduciary of the Savings Plan for purposes of ERISA. The board of directors of Millington Savings Bank appoints the trustee to serve at its pleasure. The board of directors has appointed Gary T. Jolliffe, Albert N. Olsen and Fred Rossi as trustee of the Savings Plan.

         The trustee receives, holds and invests the contributions to the Savings Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the Savings Plan and the directions of the plan administrator. The trustee is responsible for the investment of the trust assets.

REPORTS TO SAVINGS PLAN PARTICIPANTS

         The plan administrator furnishes participants quarterly statements that show the balance in their accounts as of the statement date, contributions made to their accounts during that period and any additional adjustments required to reflect earnings or losses.

PLAN ADMINISTRATOR

         Millington Savings Bank currently acts as plan administrator for the Savings Plan. The plan administrator handles the following administrative functions: interpreting the provisions of the plan, prescribing procedures for filing applications for benefits, preparing and distributing information explaining the plan, maintaining plan records, books of account and all other data necessary for the proper administration of the plan, preparing and filing all returns and reports required by the U.S. Department of Labor and the IRS and making all required disclosures to participants, beneficiaries and others under ERISA.

AMENDMENT AND TERMINATION

         Millington Savings Bank expects to continue the Savings Plan indefinitely. Nevertheless, Millington Savings Bank may terminate the Savings Plan at any time. If Millington Savings Bank terminates the Savings Plan in whole or in part, all affected participants become fully vested in their accounts, regardless of other provisions of the Savings Plan. Millington Savings Bank reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries. Millington Savings Bank may amend the plan, however, as necessary or desirable, in order to comply with ERISA or the Internal Revenue Code.

MERGER, CONSOLIDATION OR TRANSFER

         If the Savings Plan merges or consolidates with another plan or transfers the trust assets to another plan, and either the Savings Plan or the other plan is subsequently terminated, the Savings Plan requires that you receive a benefit immediately after the merger, consolidation or transfer that would equal or exceed the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the Savings Plan had terminated at that time.

FEDERAL INCOME TAX CONSEQUENCES

         The following summarizes only briefly the material federal income tax aspects of the Savings Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences of the Savings Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, applicable state and local income tax laws may have different tax consequences than the federal income tax laws. SAVINGS PLAN PARTICIPANTS SHOULD CONSULT A TAX ADVISOR WITH RESPECT TO ANY TRANSACTION INVOLVING THE SAVINGS PLAN, INCLUDING ANY DISTRIBUTION FROM THE SAVINGS PLAN.

         As a "tax-qualified retirement plan," the Internal Revenue Code affords the Savings Plan certain tax advantages, including the following:

(1) The sponsoring employer may take an immediate tax deduction for the amount contributed to the plan each year;

(2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3) earnings of the plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

         Millington Savings Bank administers the Savings Plan to comply with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If Millington Savings Bank should receive an adverse determination letter from the IRS regarding the Savings Plan's tax exempt status, all participants would generally recognize income equal to their vested interests in the Savings Plan, the participants would not be permitted to transfer amounts distributed from the Savings Plan to an IRA or to another qualified retirement plan, and Millington Savings Bank would be denied certain tax deductions taken in connection with the Savings Plan.

LUMP SUM DISTRIBUTION. A distribution from the Savings Plan to a participant or the beneficiary of a participant qualifies as a lump sum distribution if it is made within one taxable year, on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance credited to the participant under this plan and all other profit sharing plans, if any, maintained by Millington Savings Bank. The portion of any lump sum distribution included in taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution, less the amount of after-tax contributions, if any, made to any other profit-sharing plans maintained by Millington Savings Bank, if the distribution includes those amounts.

MSB FINANCIAL CORP. COMMON STOCK INCLUDED IN LUMP SUM DISTRIBUTION. If a lump sum distribution includes MSB Financial Corp. common stock, the distribution generally is taxed in the manner described above. The total taxable amount is reduced, however, by the amount of any net unrealized appreciation on MSB Financial Corp. common stock; that is, the excess of the value of MSB Financial Corp. common stock at the time of the distribution over the cost or other basis of the securities to the trust. The tax basis of MSB Financial Corp. common stock, for purposes of computing gain or loss on a subsequent sale, equals the value of MSB Financial Corp. common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of MSB Financial Corp. common stock, to the extent of the net unrealized appreciation at the time of distribution, is long-term capital gain, regardless of how long you hold the MSB Financial Corp. common stock, or the "holding period." Any gain on a subsequent sale or other taxable disposition of MSB Financial Corp. common stock that exceeds the amount of net unrealized appreciation upon distribution is considered long-term capital gain, regardless of the holding period. Any gain on a subsequent sale or other taxable disposition of MSB Financial Corp. common stock that exceeds the amount of net unrealized appreciation at the time of distribution is considered either short-term or long-term capital gain, depending upon the length of the holding period. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed under IRS regulations.

WE HAVE PROVIDED YOU WITH A BRIEF DESCRIPTION OF THE MATERIAL FEDERAL INCOME TAX ASPECTS OF THE SAVINGS PLAN THAT ARE

GENERALLY APPLICABLE UNDER THE INTERNAL REVENUE CODE. WE DO NOT INTEND THIS DESCRIPTION TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE SAVINGS PLAN. ACCORDINGLY, YOU SHOULD CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE SAVINGS PLAN.

RESTRICTIONS ON RESALE

         Any "affiliate" of MSB Financial Corp. under Rules 144 and 405 of the Securities Act of 1933, as amended, who receives a distribution of common stock under the Savings Plan, may reoffer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, or under Rule 144 or some other exemption from these registration requirements. An "affiliate" of MSB
Financial Corp. is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, MSB Financial Corp. Generally, a director, principal officer or major shareholder of a corporation is deemed to be an "affiliate" of that corporation.

         Any person who may be an "affiliate" of MSB Financial Corp. may wish to consult with counsel before transferring any common stock they own. In addition, participants should consult with counsel regarding the applicability to them of
Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of MSB Financial Corp. common stock acquired under the Savings Plan or other sales of MSB Financial Corp. common stock.

         Persons who are NOT deemed to be "affiliates" of MSB Financial Corp. at the time of resale may resell freely any shares of MSB Financial Corp. common stock distributed to them under the Savings Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, or compliance with the restrictions and conditions contained in the exemptions available under federal law. A person deemed an "affiliate" of MSB Financial Corp. at the time of a proposed resale may publicly resell common stock only under a "reoffer" prospectus or in accordance with the restrictions and conditions contained in Rule 144 of the Securities Act of 1933, as amended, or some other exemption from registration, and may not use this prospectus in connection with any such resale. In general, Rule 144 restricts the amount of common stock which an affiliate may publicly resell in any three-month period to the greater of one percent of MSB Financial Corp. common stock then outstanding or the average weekly trading volume reported on the Nasdaq Stock Market during the four calendar weeks before the sale. Affiliates may sell only through brokers without solicitation and only at a time when MSB Financial Corp. is current in filing all required reports under the Securities Exchange Act of 1934, as amended.

SEC REPORTING AND SHORT-SWING PROFIT LIABILITY

         Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons who beneficially own more than ten percent of public companies such as MSB Financial Corp. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), such person must file a Form 3 reporting initial beneficial ownership with the Securities and Exchange Commission. Such persons must also report periodically certain changes in beneficial ownership involving the allocation or reallocation of assets held in their Savings Plan accounts, either on a Form 4 within two days after a transaction, or annually on a Form 5 within 45 days after the close of a company's fiscal year.

         In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by MSB Financial Corp. of profits realized from the purchase and sale or sale and purchase of its common stock within any six-month period by any officer, director or person who beneficially owns more than ten percent of the common stock.

         The SEC has adopted rules that exempt many transactions involving the Savings Plan from the "short-swing" profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or person who beneficially owns more than ten percent of the common stock.

         Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are subject to Section 16(b) may be required, under limited circumstances involving the purchase of common stock within six months of the distribution, to hold the shares of common stock distributed from the Savings Plan for six months after the distribution date.

                                  LEGAL OPINION

         The validity of the issuance of the common stock of MSB Financial Corp. will be passed upon by Malizia Spidi & Fisch, PC, Washington, D.C. Malizia Spidi & Fisch, PC acted as special counsel for MSB Financial Corp. in connection with the Stock Offering of MSB Financial Corp.

                      MILLINGTON SAVINGS BANK SAVINGS PLAN
                                 INVESTMENT FORM

Name of Plan:              Millington Savings Bank Savings Plan
Participant:  _____________________________________________________
Social Security Number:    __________________


1. INSTRUCTIONS. In connection with the offering to the public of the common stock of MSB Financial Corp. (the "Stock Offering"), the Millington Savings Bank Savings Plan (the "Plan") has been amended to permit participants to direct their current account balances for their elective deferrals, employer matching contributions, employer profit sharing, Qualified Non-Elective Contribution Account, and rollovers into a new fund: the MSB Financial Corp. Stock Fund ("Employer Stock Fund"). The percentage of a participant's account transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of Common Stock of MSB Financial Corp. ("Common Stock").

         To direct a transfer of all or a part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with the Human Resources Department no later than 3 days prior to the expiration date of the stock offering. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact Mary Jean Piorkowski at 908-647-4000. If you do not complete and return this form to the Human Resources Department by noon on ___________, 2006, the funds credited to your accounts under the Plan will continue to be invested in accordance with your prior investment directions, or in accordance with the terms of the Plan if no investment directions have been provided.

2. INVESTMENT DIRECTIONS. I hereby authorize the Plan Administrator to direct the Trustees to invest the following percentages (in multiples of not less than 1%) of their elective deferrals, employer matching contributions, employer profit sharing, Qualified Non-Elective Contribution Account, and rollovers in the Employer Stock Fund.



Russell Lifepoints Conservative                                      _______%
Russell Lifepoints Moderate                                          _______%
Russell Lifepoints Balanced                                          _______%
Russell Lifepoints Growth Strategy                                   _______%
Russell Lifepoints Equity Growth Strategy                            _______%
AmCent Inflation Adjusted Bond                                       _______%
PIMCO High Yield                                                     _______%
Allianz OpCap Value                                                  _______%
Neuberger Berman Partners                                            _______%
SSgA S&P 500Flagship                                                 _______%
T. Rowe Price Growth Stock                                           _______%
Lord Abbett Mid-Cap Value                                            _______%
Dreyfus Premier Structured Midcap                                    _______%

SSgA S&P MidCap 400 Index Strategy                                   _______%
AmCent Vista                                                         _______%
Dreyfus Premier Small Cap Value                                      _______%
Lord Abbett Small-Cap Blend                                          _______%
SSgA Russell 2000 Index Strategy                                     _______%
Fidelity Advisor Small Cap                                           _______%
SSgA MSCI EAFE Index Strategy                                        _______%
Templeton Growth                                                     _______%
AmCent Real Estate                                                   _______%
AUL Fixed Interest Account                                           _______%


NOTE: The total percentage of directed investments, above for each fund, may not exceed 99%.


         If there is not enough Common Stock in the stock offering to fill my subscription pursuant to the investment directions above, I hereby instruct the Plan Trustee to purchase shares of Common Stock in the open market after the Stock Offering to the extent necessary to fulfill my investment directions indicated on this form. I understand that if I do not direct the Trustee by checking the box below, the excess funds will be invested in the same manner as new deposits have been directed.

[ ] Yes, I direct the Trustee to purchase stock in the open market, if necessary.


3. PURCHASER INFORMATION. The ability of participants in the Plan to purchase Common Stock in the Stock Offering and to direct their current account balances into the Employer Stock Fund is based upon the participant's subscription rights. Please indicate your status.


[ ] Check here if you had $50.00 or more on deposit with Millington Savings Bank as of June 30, 2005.

[ ] Check here if you had $50.00 or more on deposit with Millington Savings Bank as of September 30, 2006 (but not as of June 30, 2005).

4. ACKNOWLEDGMENT OF PARTICIPANT. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.


------------------------------------------------          ----------------------
Signature of Participant                                  Date


--------------------------------------------------------------------------------


ACKNOWLEDGMENT OF RECEIPT BY ADMINISTRATOR. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.

By:
     -------------------------------------------          ----------------------
                                                          Date

THE PARTICIPATION INTERESTS REPRESENTED BY THE COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY MSB FINANCIAL CORP., MSB FINANCIAL, MHC OR MILLINGTON SAVINGS BANK. THE COMMON STOCK IS SUBJECT TO AN INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

MINIMUM STOCK PURCHASE IS  $    250.00
MAXIMUM STOCK PURCHASE IS  $200,000.00

PLEASE COMPLETE AND RETURN TO MARY JEAN PIORKOWSKI AT MILLINGTON SAVINGS BANK BY NOON ON _____________, 2006.

PROSPECTUS
                               MSB FINANCIAL CORP.
                  (Holding Company for Millington Savings Bank)

      Up to 2,199,375 Shares of Common Stock (Subject to Increase to up to
                               2,529,281 Shares)

         MSB Financial Corp. is offering for sale shares of its common stock that will represent 45% of its outstanding common stock upon completion of this offering. The remaining 55% of MSB Financial Corp.'s outstanding common stock upon completion of this offering will be held by MSB Financial, MHC, the mutual holding company parent of MSB Financial Corp. Upon completion of the offering, MSB Financial Corp. will have between 3,612,500 and 4,887,500 shares outstanding, including shares that will be held by MSB Financial, MHC. The total number of shares of MSB Financial Corp. common stock outstanding upon completion of the offering is subject to an independent appraisal that must be updated before the offering can be completed and may be increased to an adjusted maximum of 5,620,625 shares without resoliciting subscribers. The shares sold in the offering would, in that case, total 2,529,281 shares.

         The offering is expected to expire at 12:00 noon, Eastern time, on December ___, 2006. We may extend this expiration date without notice to you until _________, 2007, unless the Office of Thrift Supervision approves a later date.

         Keefe, Bruyette & Woods, Inc. will use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock that is being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering. All shares being sold are being offered at a price of $10.00 per share. The offering will not be completed if we do not sell a minimum of 1,625,625 shares. We have applied to have our common stock listed for trading on the Nasdaq Global Market under the symbol "MSBF."


         The  minimum  purchase  is  25  shares.  Once  submitted,   orders  are
irrevocable unless the offering is terminated or extended beyond __________, 2007. If the offering is extended beyond __________, 2007, subscribers will have the right to modify or rescind their purchase orders. We will hold funds received with orders in a deposit account that we have established at Millington Savings Bank for that sole purpose. We may decide during the offering also to hold funds received with orders in a deposit account at another insured depository institution. In either case, we will pay interest on all funds received at a rate equal to Millington Savings Bank's regular passbook savings rate. If we do terminate the offering, we will promptly return your funds with interest. If we extend the offering beyond __________, 2007, you will be given an opportunity to confirm, modify or rescind your order, and if an affirmative response is not received, we will promptly return your funds with interest.


            This investment involves a degree of risk, including the
                           possible loss of principal.
                 Please read Risk Factors beginning on page __.

                                                  OFFERING SUMMARY
                                               Price Per Share: $10.00
                                                                                                             Maximum,
                                                      Minimum           Midpoint           Maximum        as adjusted
                                                      -------           --------           -------        -----------
Number of shares.........................           1,625,625          1,912,500         2,199,375          2,529,281
Gross proceeds...........................         $16,256,250        $19,125,000       $21,993,750        $25,292,810
Estimated offering expenses(1)...........            $713,000           $740,000          $766,000           $796,000
Estimated net proceeds...................         $15,543,250        $18,385,000       $21,227,750        $24,496,810
Estimated net proceeds per share.........               $9.56              $9.61             $9.65              $9.69

--------------
(1) See Plan of Distribution and Marketing Arrangements on page ___ for a description of the underwriting commission paid by MSB Financial Corp. in connection with this offering.

         These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

         Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

  For assistance, please contact our Stock Information Center at (___) ___-____

                             Keefe, Bruyette & Woods

                The date of this prospectus is November __, 2006.

                                  TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Summary........................................................................
Risk Factors...................................................................
A Warning About Forward-Looking Statements.....................................
Use of Proceeds................................................................
Our Policy Regarding Dividends.................................................
Market for the Stock...........................................................
Capitalization.................................................................
Pro Forma Data.................................................................
Historical and Pro Forma Capital Compliance....................................
Recent Developments............................................................

Selected Financial and Other Data..............................................
Management's Discussion and Analysis
     of Financial Condition and Results of Operations..........................
Business of MSB Financial, MHC.................................................
Business of MSB Financial Corp.................................................
Business of Millington Savings Bank............................................
Regulation.....................................................................
Taxation.......................................................................
Management.....................................................................
The Offering...................................................................
Restrictions on Acquisition of MSB Financial Corp..............................
Description of Capital Stock...................................................
Legal and Tax Opinions.........................................................
Experts........................................................................
Change in Independent Auditor..................................................
Registration Requirements......................................................
Where You Can Find Additional Information......................................
Index to Consolidated Financial Statements.....................................

--------------------------------------------------------------------------------

                                     SUMMARY

This summary highlights selected information from this document and may not contain all the information that is important to you. To understand this offering fully, you should read this entire document carefully, including the consolidated financial statements and the notes to the consolidated financial statements beginning on page F-1 of this document. Throughout this document, the terms "we", "us" or "our" refer to MSB Financial Corp. or Millington Savings Bank, or both, as the context indicates.

MSB Financial, MHC
MSB Financial Corp.
Millington Savings Bank

         MSB Financial Corp. is a federally-chartered corporation that holds all of the capital stock of Millington Savings Bank, a state chartered savings bank founded in 1911. Currently, 100% of the outstanding stock of MSB Financial Corp. is held by MSB Financial, MHC, a federally-chartered mutual holding company. Upon completion of this offering, 55% of the outstanding stock of MSB Financial Corp. will be held by MSB Financial, MHC and 45% will be held by public stockholders.

         Millington Savings Bank offers a full range of traditional deposit and lending services, including one-to-four family mortgage loans, home equity loans and lines of credit, commercial real estate loans, construction loans, commercial loans and lines of credit and consumer loans, including auto loans, personal loans and account loans. Millington Savings Bank currently operates from its main office in Morris County, New Jersey plus three branch offices located in Somerset County, New Jersey. MSB Financial Corp.'s principal executive offices are at Millington Savings Bank's main office, 1902 Long Hill Road, Millington, New Jersey 07946-0417. The phone number at that address is
(908) 647-4000. Millington Savings Bank maintains a website at www.millingtonsb.com.

         This  chart  shows  our  current   corporate   structure  (before  this
offering).


--------------------------------------------------------------------------------
                               MSB Financial, MHC
--------------------------------------------------------------------------------
                                        | 100%
--------------------------------------------------------------------------------
                               MSB Financial Corp.
--------------------------------------------------------------------------------
                                        | 100%
--------------------------------------------------------------------------------
                             Millington Savings Bank
--------------------------------------------------------------------------------

       This chart shows our new corporate structure (after this offering).


-----------------------------                      -----------------------------
     MSB Financial, MHC                                   Minority Public
                                                           Stockholders
-----------------------------                      -----------------------------
              | 55%                                     | 45%
--------------------------------------------------------------------------------
                               MSB Financial Corp.
--------------------------------------------------------------------------------
                                        | 100%
--------------------------------------------------------------------------------
                             Millington Savings Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Purpose of the Offering

         The primary reason for our decision to sell stock is to increase our capital to support future growth and enable us to continue to be a well-capitalized institution. We opened our first branch office in 1998. Total assets have grown by $101.3 million since June 30, 2002 to reach $270.2 million at June 30, 2006, a 60% increase. We currently operate from our main office and three branch offices. A new branch office is underway and expected to open in late 2007.

         Selling stock will also mean that Millington Savings Bank's depositors, employees, management and directors will have an opportunity to acquire an equity ownership interest in us and thereby obtain an economic interest in our future operations. In addition, we intend to utilize stock benefit plans as a means of attracting and retaining qualified and experienced officers, directors and employees.

Use of Proceeds

         Millington Savings Bank will receive 50% of the net proceeds from the offering as a capital contribution and will use those proceeds for general business purposes. In particular, the Bank intends to reduce its borrowings. The Bank has had strong loan originations in recent years and has used Federal Home Loan Bank borrowings to supplement deposits as a funding source for its lending activities. Between June 30, 2002 and June 30, 2006, total loans grew by $99.7 million to $224.4 million, an 80% increase, while deposits grew by $40.8 million to $194.8 million, a 26.5% increase. Borrowings at June 30, 2006 totaled $54.2 million and included $18.5 million and $23.0 million of overnight line of credit and 30 day borrowings, respectively, which may be reduced without incurring prepayment penalties. We had no borrowings at June 30, 2002 or 2003.

         The offering proceeds may also be used to finance the possible acquisition of other financial institutions or branches, if appropriate opportunities arise. We do not, however, have any current understandings, agreements or arrangements in connection with branching or acquisitions, other than the already in progress new branch office in Bernardsville, New Jersey which is expected to open in late 2007.

         We will lend a portion of the offering proceeds to Millington Savings Bank's employee stock ownership plan to enable the plan to buy up to 8% of the shares sold in the offering. The balance of the offering proceeds will be retained by MSB Financial Corp. and deposited with or loaned to Millington Savings Bank, providing the Bank with funds to support the Bank's lending activities. This will enable the Bank to reduce its outstanding Federal Home Loan Bank borrowings. MSB Financial Corp. may also use the offering proceeds it retains for general corporate purposes, including repurchasing shares of its common stock, paying cash dividends or supporting acquisitions of other financial institutions, branches or financial services companies.

Conduct of the Offering

         We have granted rights to subscribe for shares of MSB Financial Corp. common stock in the following order of priority:

o Priority 1 - depositors of Millington Savings Bank at the close of business on June 30, 2005 with deposits of at least $50.00.

o    Priority 2 - the employee stock ownership plan of Millington Savings Bank.

o Priority 3 - depositors of Millington Savings Bank at the close of business on September 30, 2006 with deposits of at least $50.00.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


o Priority 4 - depositors of Millington Savings Bank at the close of business on October 31, 2006.


         Please note: Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your rights to purchase shares and may face criminal prosecution and/or other sanctions.

         If we receive subscriptions for a number of shares that exceeds the maximum of the offering range, we may be unable to fill, or may only partially fill, your order. Shares will be allocated in order of the priorities shown above pursuant to a formula outlined in the plan of stock issuance adopted by our board of directors.

         We are offering for sale a minimum of 1,625,625 shares and a maximum of 2,199,375 shares. The independent appraisal that we used to set the number of shares being offered must be updated before we can complete the stock offering, and this could result the number of shares being increased to up to an adjusted maximum of 2,529,281 shares. We may sell that number of shares without any notice to you. If the updated independent appraisal is higher than the adjusted maximum, we will be required to return all subscribers' funds to them with interest.

         If we sell between the maximum and the adjusted maximum number of shares, Millington Savings Bank's employee stock ownership plan will have the first priority right to purchase the additional shares to the extent that its subscription has not previously been filled. Any shares remaining will be allocated in the order of the priorities described above. See The Stock Offering
- Subscription Offering and Subscription Rights for a description of the allocation procedure.

         We may offer shares not sold in the subscription offering to the general public in a community offering. In the community offering, we will give a preference first to natural persons who reside in Morris and Somerset Counties, New Jersey (the counties in which Millington Savings Bank has offices), and second to other residents of New Jersey, and to the general public after that. This part of the offering may commence concurrently with the subscription offering or any time thereafter and may terminate at any time without notice but no later than ___________, 2007, unless extended.

         Shares not sold in the subscription or community offering may be offered for sale in a syndicated community offering, which would be an offering to the general public on a best efforts basis managed by Keefe, Bruyette & Woods. This part of the offering may terminate at any time without notice but no later than ___________, 2007, unless extended.

         We have the right to reject any orders for stock received in the community offering and syndicated community offering.

Deadline for Ordering Stock

         The subscription offering will expire at 12:00 noon, Eastern time, on December __, 2006. We may extend this expiration date without notice to you for up to 45 days, until ____________, 2007. Once submitted, your order is irrevocable unless the offering is extended beyond __________, 2007. We may request permission from the Office of Thrift Supervision to extend the offering beyond __________, 2007, but in no event may the offering be extended beyond ____________, 2008. If the offering is extended beyond __________, 2007, we will notify each subscriber and subscribers will have the right to confirm, modify or rescind their subscriptions. If an affirmative response is not received, a subscriber's subscription will be canceled and funds will be returned with interest.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         We may cancel the offering at any time prior to completion. If we do, orders for common stock already submitted will be canceled and subscribers' funds will be returned with interest.

Purchase Limitations

         Limitations on the purchase of stock in the offering have been set by the plan of stock issuance adopted by our Board of Directors. These limitations include the following:

o    The minimum purchase is 25 shares.

o The maximum number of shares of stock that any individual (or individuals through a single account) may purchase is 20,000 shares.

o The maximum number of shares of stock that any individual may purchase together with any associate or group of persons acting in concert is 25,000 shares.

         If determined to be necessary or desirable by the Board of Directors, the plan may be amended by a two-thirds vote of the full Board, with the concurrence of the Office of Thrift Supervision. Thus, we may increase or decrease the purchase limitations. In the event the maximum purchase limitation is increased, persons who subscribed for the maximum will be notified and permitted to increase their subscription.

Procedure for Ordering Stock

         If you want to place an order for shares in the offering, you must complete an original stock order form and send it to us together with full payment. You must sign the certification that is on the reverse side of the stock order form. We must receive your stock order form before the end of the subscription offering or the end of the community offering, as appropriate. Once we receive your order, you cannot cancel or change it without our consent. We may, in our sole discretion, reject orders received in the community offering or syndicated community offering either in whole or in part. If your order is rejected in part, you cannot cancel the remainder of your order.

         To ensure that we properly identify your subscription rights, you must provide on your stock order form all of the information requested for each of your deposit accounts as of the eligibility dates (June 30, 2005 and September 30, 2006). If you fail to do so, your subscription may be reduced or rejected if the offering is oversubscribed.

         You may pay for shares in the subscription offering or the community offering in any of the following ways:

o In cash, if delivered in person. If you choose to pay by cash, you must deliver the stock order and certification form and payment in person to any branch office of Millington Savings Bank and it will be exchanged for a bank check or money order. Please do not send cash in the mail.

o    By check or money order made payable to MSB Financial Corp.,

o By authorizing withdrawal from an account at Millington Savings Bank. To use funds in a Millington Savings Bank IRA account, you must transfer your account to an unaffiliated institution or broker. Please contact the stock information center as soon as possible for assistance.


         We will hold funds received with orders in a deposit account that we have established at Millington Savings Bank for that sole purpose. We may decide during the offering also to hold funds received with orders in a deposit account at another insured depository institution. In either case,

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we will pay interest on all funds received at a rate equal to Millington Savings
Bank's regular passbook savings rate from the date we receive your funds until the offering is completed or terminated.


         All funds authorized for withdrawal from deposit accounts with us, including certificates of deposit, will continue to earn interest at the applicable account or certificate of deposit rate until the offering is completed or terminated. However, if, as a result of a withdrawal from a certificate of deposit, the balance falls below the minimum balance requirement, the remaining funds will be transferred to a savings account and will earn interest at our regular passbook savings rate. There will be no early withdrawal penalty for withdrawals from certificates of deposit used to pay for stock.

Proposed Stock Purchases by Management

         Our directors and executive officers and their associates have indicated that they intend to purchase approximately 132,000 shares of common stock in the offering. If 1,912,500 shares are sold (the midpoint of the offering range), their anticipated purchases would represent 3.1% of the total shares outstanding after the offering, including shares issued to MSB Financial, MHC.

Our Estimated Pro Forma Value

         The independent appraisal by RP Financial, LC, dated as of September 1, 2006 established the estimated pro forma market value of MSB Financial Corp.
This appraisal was based on our financial condition and results of operations and considered the effect of the additional capital to be raised in the stock offering as well as the effect of the stock benefit plans we expect to implement.

         RP Financial has estimated that as of September 1, 2006, the pro forma market value of MSB Financial Corp. ranged from a minimum of $38.3 million to a maximum of $51.8 million. This valuation is based on the full pro forma market value of MSB Financial Corp. as though 100% of the stock was being sold to the public. The Board of Directors considered our present level of capital and our business plans and determined that shares representing 45% of the full valuation should be offered for sale.

         Peer Group Analysis. The appraisal incorporated an analysis of a peer group of 10 publicly traded mutual holding companies that RP Financial deemed comparable to us. The companies in the peer group range in asset size from $100 million to $500 million and have market capitalizations ranging from $12 million to $75 million. RP Financial examined how we compare to the peer group on various bases, including earnings prospects, market area, management, acquisition activity in the state of New Jersey, stock market conditions, subscription interest, liquidity and dividend policy. RP Financial also took into account that this type of offering is typically priced at a discount to publicly traded companies due to the "new issue discount," which makes an allowance for relatively high post offering equity ratios, expected low returns on equity, and uncertainty regarding the degree of success to be achieved in effectively deploying capital raised in the offering, particularly in the current interest rate environment characterized by a relatively flat yield curve.

         Pricing Ratios on a Fully Converted Basis. Shown below are the average and median price to earnings multiple and price to book value ratio of the peer group companies and our price to earnings multiple and price to book value ratio at the minimum, midpoint, maximum and adjusted maximum of our pro forma market value as estimated by the appraisal. These pricing ratios are calculated on a fully- converted basis, as though we had sold the full amount (100%) of our estimated pro forma market value

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

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instead of only 45% of that value.  The  pricing  ratios for the peer group have also been adjusted to assume that they were fully public, with all of their outstanding shares held by public stockholders.

                                                       Price-to-earnings  Price-to-book
                                                            multiple       value ratio
                                                            --------       -----------
Pricing ratios for peer group
on a fully-converted basis
--------------------------
    Average..........................................        27.2x            92.2%
    Median...........................................        27.4x            92.2%
Pro forma pricing ratios for MSB Financial Corp.
on a fully-converted basis
--------------------------
    Minimum..........................................         20.6             71.8
    Midpoint.........................................         23.4             76.3
    Maximum..........................................         26.0             80.0
    Maximum, as adjusted.............................         28.8             83.4

         The independent appraisal is not necessarily indicative of the post-stock offering trading value. Do not assume or expect that the valuation of MSB Financial Corp. as indicated above means that the common stock will trade at or above the $10.00 purchase price after the stock offering is completed.

         Aftermarket Performance of Other Mutual Holding Company Offerings. The following table presents information for all mutual holding companies that completed a minority stock offering during the period from January 1, 2005 through September 1,2006. The table presents the average percentage stock price appreciation from the initial trading date to the dates presented in the table.

         This table is not intended to indicate how our stock may perform. Furthermore, this table presents only short-term price performance and may not be indicative of the longer-term stock price performance of these companies. The increase in any particular company's stock price is subject to various factors, including, but not limited to, the amount of proceeds a company raises, the company's historical and anticipated operating results, the nature and quality of the company's assets, the company's market area, and the quality of management and management's ability to deploy proceeds (such as through loans and investments, the acquisition of other financial institutions or other businesses, the payment of dividends and common stock repurchases). In addition, stock prices may be affected by general market and economic conditions, the interest rate environment, the market for financial institutions and merger or takeover transactions, the presence of professional and other investors who purchase stock on speculation, as well as other unforeseeable events not in the control of management. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the Risk Factors beginning on page ___.

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

                               MHC Offerings Between January 1, 2005 and September 1, 2006
               -----------------------------------------------------------------------------------------------
                                                                   Price Performance from Initial Trading Date
                                                           ------------------------------------------------------------
                                            Closing                                                        Through
Transaction                                  Date          1 Day          1 Week        1 Month       September 1, 2006
-----------                                  ----          -----          ------        -------       -----------------
Georgetown Bancorp, Inc.                   01/06/05         2.0%          -0.5%           0.5%              -4.5%
BV Financial, Inc.                         01/14/05        -6.5%          -5.0%          -0.7%              -5.5%
Home Federal Bancorp, Inc. of LA           01/21/05        -1.0%           0.5%          -0.8%               5.0%
Kearny Financial Corp.                     02/24/05        13.9%          15.0%          11.3%              48.9%
Kentucky First Federal Bancorp             03/03/05         7.9%          12.0%          12.4%               2.2%
Prudential Bancorp, Inc.                   03/30/05        -1.5%          -6.5%         -12.5%              33.5%
Brooklyn Federal Bancorp, Inc.             04/06/05        -0.5%          -1.0%          -5.0%              22.5%
FedFirst Financial Corp.                   04/07/05        -6.6%          -9.3%         -14.5%               2.0%
Rockville Financial, Inc.                  05/23/05         4.8%          10.5%          20.0%              47.0%
North Penn Bancorp, Inc.                   06/02/05        10.0%           2.5%           1.5%              17.0%
Colonial Bankshares, Inc.                  06/30/05         6.0%           9.9%           7.5%              26.7%
Heritage Financial Group                   06/30/05         7.5%           7.5%           9.3%              41.0%
United Financial Bancorp, Inc.             07/13/05        17.5%          16.0%          17.0%              32.1%
Ottowa Savings Bancorp, Inc.               07/14/05         4.0%           5.0%           7.0%              15.4%
Wauwatosa Holdings, Inc.                   10/05/05        12.5%           7.3%           9.5%              76.8%
Investors Bancorp, Inc.                    10/12/05         0.2%           1.0%           5.2%              43.5%
Equitable Financial Corp.                  11/09/05         0.0%          -5.0%          -5.5%              -7.5%
Greenville Federal Fin. Corp.              01/05/06         3.8%           2.5%           0.0%              -2.0%
Magyar Bancorp, Inc.                       01/24/06         6.5%           5.5%           6.0%              19.2%
United Community Bancorp                   03/31/06         8.0%           7.0%           5.5%               6.5%
Lake Shore Bancorp, Inc.                   04/04/06         7.0%           4.8%           1.5%               8.5%
Mutual Federal Bancorp, Inc.               04/06/06        11.3%          10.0%          14.0%              10.0%
Northeast Community Bancorp Inc.           07/06/06        10.0%          12.8%          12.0%              13.0%
Seneca-Cayuga Bancorp Inc.                 07/11/06         0.0%          -4.0%          -6.0%              -4.8%
Roma Financial Corp.                       07/12/06        41.0%          42.4%          46.6%              52.3%

                Average                                     6.3%           5.6%           5.7%              20.0%
                Median                                      6.0%           5.0%           5.5%              15.4%

         While stock prices of similar institutions have, on average, increased for the limited period presented, there can be no assurance that our stock price will appreciate the same amount, if at all. There also can be no assurance that our stock price will not trade below $10.00 per share.

Conditions to Completing the Offering

         We cannot complete the offering unless:

o    we sell at least 1,625,625 shares, the minimum of the offering range; and

o we receive the final approval of the Office of Thrift Supervision to complete the offering.

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Market for MSB Financial Corp.'s Common Stock

         We applied to have our common stock listed for trading on the Nasdaq Global Market under the symbol "MSBF." Keefe, Bruyette & Woods currently intends to become a market maker in the common stock, but it is under no obligation to do so. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the shares of common stock will develop or if developed, will be maintained. After our common stock begins trading, you may contact a stock broker to buy or sell shares.

Dividends

         We have not yet established a dividend policy, and we have not yet made plans as to the amount or timing of cash dividends that MSB Financial Corp. may pay after the offering. The timing, amount and frequency of dividends will be determined by the Board of Directors. There are also restrictions on our ability to pay dividends. See Our Policy Regarding Dividends.

         If we pay dividends to stockholders of MSB Financial Corp., it is anticipated that dividends payable to MSB Financial, MHC would be waived. We must receive the non-objection of the Office of Thrift Supervision of any dividend waiver by MSB Financial, MHC. See Regulation - Regulation of MSB Financial Corp.

Restrictions on the  Acquisition of MSB Financial  Corp. and Millington  Savings
Bank

         Federal regulations, as well as provisions contained in the charter and bylaws of MSB Financial Corp. and Millington Savings Bank, restrict the ability of any person, firm or entity to acquire MSB Financial Corp., Millington Savings Bank, or their capital stock. These restrictions include the requirement that a potential acquirer of common stock obtain the prior approval of the Office of Thrift Supervision before acquiring in excess of 10% of the voting stock of MSB Financial Corp. or Millington Savings Bank. Because a majority of the shares of outstanding common stock of MSB Financial Corp. must be owned by MSB Financial, MHC, any acquisition of MSB Financial Corp. must be approved by MSB Financial, MHC, and MSB Financial, MHC would not be required to pursue or approve a sale of MSB Financial Corp. even if such sale were favored by a majority of MSB Financial Corp.'s public stockholders. Additionally, Office of Thrift Supervision regulations prohibit anyone from acquiring more than 10% of MSB Financial Corp.'s common stock for a period of three years following the offering, unless such prohibition is waived by the Office of Thrift Supervision. The current policy of the Office of Thrift Supervision is not to waive this prohibition.

         Additionally, certain provisions within MSB Financial Corp.'s charter and bylaws limit the rights of stockholders and may deter potential takeovers or make it more difficult and expensive to pursue a change in control or takeover attempt that our Board of Directors opposes. As a result, you may not have an opportunity to participate in such a transaction, and the trading price of our stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. Such provisions include:

          o    the election of directors to staggered three-year terms;
          o provisions restricting stockholders from calling special meetings of stockholders;
          o the absence of cumulative voting by stockholders in elections of directors;
          o advance notice requirements for stockholder nominations and new business; and
          o the limitation of the voting rights of a single stockholder to no more than 10% of the then- outstanding shares, including shares held by MSB Financial, MHC, for a period of five years from the date this stock offering is completed.

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Tax Effects of the Offering

         The minority stock offering will not be a taxable transaction for purposes of federal or state income taxes for MSB Financial, MHC, MSB Financial Corp., Millington Savings Bank or persons eligible to subscribe for stock in the offering. See Material Federal and State Tax Consequences of the Offering.

Stock Benefit Plans

         In order to align our employees' and directors' interests closer to our stockholders' interests, we will establish certain benefit plans that use our stock as compensation. Millington Savings Bank's employee stock ownership plan, for the benefit of employees eligible to participate in the plan, intends to purchase 8% of the shares sold in the offering. We also intend to adopt a stock option plan and a restricted stock plan for the benefit of directors and officers no sooner than six months after the offering. Officers, directors, and employees will not be required to pay cash for shares received under the employee stock ownership plan or shares received under the restricted stock plan, but will be required to pay the exercise price to exercise stock options. The exercise price for the options will be at least equal to the market price of our common stock on the date of grant. See Stock Benefit Plans for information about the material terms of these plans and the Office of Thrift Supervision regulations governing these plans.

         The stock benefit plans will result in additional annual employee compensation and benefit expenses which will reduce our earnings. See Pro Forma Data. Additionally, the implementation of the stock option plan and restricted stock plan may dilute your ownership interest in MSB Financial Corp. if newly issued shares are used to fund stock options and awards made under the restricted stock plan instead of outstanding shares purchased in the open market by MSB Financial Corp.

         The following table presents information, at the midpoint of the offering range, regarding the number of shares and options expected to be made available under the stock benefit plans. The value of the share awards is based on $10.00 per share; however, this does not mean you should assume the stock will trade at or above $10.00 per share. It could trade below $10.00 per share. The value of the option grants was determined using the Black-Scholes option-pricing formula. See Pro Forma Data. Ultimately, the value of awards under the stock benefit plans will depend on the actual trading price of our stock at a particular time, which depends on numerous factors, some of which are out of our control.


                                       At the Midpoint of the Offering Range
                                       -------------------------------------
                                                     Number      Percentage of
                                     Estimated     of Shares/    Total Shares
                                       Value        Options       Outstanding
                                       -----        -------       -----------

Employee stock ownership plan....   $1,530,000       153,000          3.6%
Restricted stock plan awards.....     $833,000        83,300          1.96%
Stock options....................     $847,577       208,250          4.9%

         See Management - Stock Benefit Plans and Pro Forma Data for more information about the stock benefit plans.

Possible Conversion of MSB Financial, MHC to Stock Form

         In the future, MSB Financial, MHC may convert from the mutual holding company form of organization, wherein a majority of the outstanding stock is held by the mutual holding company, to a corporation with 100% of its shares held by public stockholders. This type of conversion transaction is commonly known as a "second-step conversion." The Board of Directors has no current plans to undertake a second-step conversion transaction.

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

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Risk Factors

         This investment entails various risks including the possible loss of principal. You may not be able to sell the stock at or above the $10.00 offering price. You should carefully read the information under Risk Factors beginning on page ___.

Stock Information Center

         For assistance, please contact the stock information center at (___) ___-____. The stock information center's hours of operation are generally __:__ a.m. to__:__ p.m., Eastern time, Monday through Friday. The stock information center is closed on weekends and holidays.

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

                                  RISK FACTORS

         In addition to the other information in this document, you should consider carefully the following risk factors in evaluating an investment in our common stock.

We realize income primarily from the difference between interest earned on loans and investments and interest paid on deposits and borrowings, and changes in interest rates may adversely affect our net interest rate spread and net interest margin, which could hurt our earnings.

         We derive our income mainly from the difference or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. In general, the larger the spread, the more we earn. When market rates of interest change, the interest we receive on our assets and the interest we pay on our liabilities will fluctuate. This can cause decreases in our spread and can adversely affect our income.

         Several years ago market interest rates were at historically low levels. However, between June 2004 and June 2006, the U.S. Federal Reserve steadily increased its target federal funds rate, raising it 17 times, from 1.00% to 5.25%. While the federal funds rate and other short-term market interest rates, which we use as a guide to our deposit pricing, have increased, intermediate- and long-term market interest rates, which we use as a guide to our loan pricing, have not increased proportionately. This has led to a "flattening" of the market yield curve, which has even "inverted" recently as short-term rates have exceeded long-term rates over an intermediate maturity horizon. The relatively flat yield curve has hurt our net interest rate spread and net interest margin because the interest rates we pay on our deposits have repriced upwards faster than the interest rates that we earn on our loans and investments. As of June 30, 2006, we had $76.5 million in certificates of deposit that will mature within one year. If the yield curve remains flat, these deposits are expected to reprice upwards faster than loans and investments.

         Interest rates also affect how much money we lend. For example, when interest rates rise, the cost of borrowing increases and loan originations tend to decrease. In addition, changes in interest rates can affect the average life of loans and investment securities. A reduction in interest rates generally results in increased prepayments of loans and mortgage-backed securities, as borrowers refinance their debt in order to reduce their borrowing cost. This causes reinvestment risk, because we generally are not able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Changes in market interest rates could also reduce the value of our financial assets. If we are unsuccessful in managing the effects of changes in interest rates, our financial condition and results of operations could suffer.

If we are not successful in our efforts to attract and retain deposits, our liquidity, growth and profitability could be hurt.

         Deposits are our primary source of funds to support our lending activities. Our loan originations, however, have in recent years exceeded our deposits, which has resulted in a loans to deposits ratio of 115% and an increase in borrowings from $0 at June 30, 2003 to $54.2 million in Federal Home Loan Bank advances at June 30, 2006. Our collateralized borrowing limit with the Federal Home Loan Bank at June 30, 2006 was $56.2 million. In addition to a limit on their availability, borrowings are generally a more expensive funding source than deposits.

         We have expanded our branch network in an effort to increase our deposits, emphasizing core deposits in particular, but there is no guarantee that this strategy will succeed. At June 30, 2006, $112.0 million or 57.5% of our total deposits were in certificates of deposit. As of June 30, 2006, $76.5 million of our certificates of deposit are scheduled to mature within one year. This represents 39.3% of our total deposits. Furthermore, "jumbo" certificates of $100,000 or more are considered to be more volatile than smaller certificate accounts, and as of June 30, 2006, $37.2 million or 19.1% of our total deposits were jumbo certificates.

         The inflow of certificates of deposit and the retention of such deposits upon maturity are significantly influenced by general interest rates and money market conditions, making certificates of deposit traditionally a more volatile source of funding than core deposits. Our liquidity could be reduced if a significant amount of certificates of deposit maturing within a short period of time were not renewed. To the extent that such deposits do not remain with us, they may need to be replaced with borrowings which could increase our cost of funds and negatively impact our net interest rate spread and our financial condition.

A portion of our total loan portfolio consists of commercial real estate mortgage loans, commercial loans and construction loans. The repayment risk related to these types of loans is considered to be greater than the risk related to one- to four-family residential loans.

         At June 30, 2006, our loan portfolio included $23.6 million of commercial real estate mortgage loans, $5.5 million of commercial loans and $23.3 million of construction loans, in aggregate representing 23.3% of our total loan portfolio. Unlike single family or one-to-four family residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income, and which are secured by real property with values that tend to be more easily ascertainable, commercial loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrowers' business, which may include rental income. The repayment of construction loans for residential and commercial land acquisition and development, including loans to builders and developers, is dependent, in part, on the success of the ultimate construction project. In addition, commercial real estate mortgages and construction loans to builders and developers generally result in larger balances to single borrowers, or related groups of borrowers, than one- to four-family loans.

         In addition, the growth in these loan categories in recent years means that a large portion of this portfolio is unseasoned. Relatively new loans that are "unseasoned," are considered to pose a potentially greater repayment risk than more mature loans because they generally do not have sufficient repayment history to indicate the likelihood of repayment in accordance with their terms.

Strong   competition   within  our   market   area  may  limit  our  growth  and
profitability.

         Competition in the banking and financial services industry in New Jersey is intense. Many of our competitors have substantially greater resources and lending limits than we do and offer services that we do not or cannot provide. Price competition for loans might result in us originating fewer loans, or earning less on our loans, and price competition for deposits might result in a decrease in our total deposits or higher rates on our deposits.

Our business is geographically concentrated in central New Jersey, and a downturn in conditions in our market area could have an adverse impact on our profitability.

         A substantial amount of our loans are to individuals and businesses in central New Jersey. Any decline in the economy of this market could have an adverse impact on our earnings. Adverse economic changes may also have a negative effect on the ability of our borrowers to make timely repayments of their loans. Additionally, because we have a significant amount of real estate loans, decreases in local real estate values could adversely affect the value of property used as collateral. If we are required to liquidate a significant amount of collateral during a period of reduced real estate values to satisfy the debt, our earnings and capital could be adversely affected.

If we experience loan losses in excess of our allowance, our earnings will be adversely affected.

         The risk of credit losses on loans varies with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the value and marketability of the collateral for the loan. Management maintains an allowance for loan losses based upon historical experience, an evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality. If management's assumptions and judgments about the ultimate collectibility of the loan portfolio prove to be incorrect and the allowance for loan losses is inadequate to absorb future losses or if we are required to make material additions to the allowance, our earnings and capital could be significantly and adversely affected. As of June 30, 2006, our allowance for loan losses was $921,000 which represented 0.41% of total loans and 127.39% of non-performing loans.

After this offering, our return on equity will be low. This could negatively impact the price of our stock.

         The net proceeds from the offering will substantially increase our equity capital. It will take a significant period of time to prudently invest this capital. For the year ended June 30, 2006, our return on average equity, which is the ratio of our earnings divided by our average equity capital, was 7.31%. On a pro forma basis assuming that 2,199,375 (the maximum) shares had been sold at the beginning of the year, our return on pro forma equity for the year ended June 30, 2006 would have been approximately 4.18%. Because the stock market values a company based in part on its return on equity, our low return on equity relative to our peer group could negatively affect the trading price of our stock. See Pro Forma Data.

Additional public company and stock employee compensation and benefit expenses following the offering will negatively impact our profitability.

         Following the offering, our non-interest expense is likely to increase as a result of the financial accounting, legal and various other additional non-interest expenses usually associated with operating as a public company, particularly as a result of the requirements of the Sarbanes-Oxley Act of 2002.

         We also will recognize additional annual employee compensation and benefit expenses stemming from the shares granted to employees, officers and directors under new benefit plans, including the employee stock ownership plan. We cannot predict the actual amount of the new stock-related compensation and benefit expenses because applicable accounting standards require that they be based on the fair market value of the shares of common stock at specific points in the future; however, we expect them to be material. Based on numerous assumptions as set forth under Pro Forma Data beginning at page ___, if 1,912,500 shares are sold in the offering (the midpoint of the offering range), these stock benefit plan expenses for a one year period are estimated on a pro forma basis to be approximately $341,000, net of tax.

The implementation of stock-based benefit plans may dilute your ownership interest in MSB Financial Corp.

         We intend to adopt a stock option plan and a restricted stock plan following the stock offering. These stock benefit plans will be funded through either open market purchases or from the issuance of authorized but unissued shares. Stockholders would experience a reduction in ownership interest in the event newly issued shares are used to fund stock options and awards made under the restricted stock plan. The use of newly issued shares of stock to fund the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.9%. The use of newly issued shares of stock to fund exercises of options granted under the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.7%.

Provisions in our charter and bylaws limiting the rights of stockholders may deter potential takeovers and may reduce the trading price of our stock.

         Provisions in our charter and bylaws may make it difficult and expensive to pursue a change in control or takeover attempt that our Board of Directors opposes. As a result, you may not have an opportunity to participate in such a transaction, and the trading price of our stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. Such provisions include:

          o    the election of directors to staggered three-year terms;
          o provisions restricting stockholders from calling special meetings of stockholders;
          o the absence of cumulative voting by stockholders in elections of directors;
          o advance notice requirements for stockholder nominations and new business; and
          o a provision that limits the voting rights of a single stockholder to no more than 10% of the then-outstanding shares, including shares held by MSB Financial, MHC, for a period of five years from the date this stock offering is completed.

Persons who purchase stock in the offering will own a minority of MSB Financial Corp.'s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders, including any proposal regarding the acquisition of MSB Financial Corp.

         MSB Financial, MHC (the MHC) will own 55% of MSB Financial Corp.'s common stock after the offering. The MHC's Board of Directors is comprised of the same persons as MSB Financial Corp.'s Board of Directors and will generally be able to exercise voting control over matters put to a vote of stockholders of MSB Financial Corp., such as a vote on a sale or merger of MSB Financial Corp. or other transaction in which stockholders could receive a premium for their shares and the election of directors of MSB Financial Corp.

Our stock price may decline when trading commences.

         We cannot guarantee that if you purchase shares in the offering that you will be able to sell them at or above the $10.00 purchase price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced not only by our operating results but by many factors outside of our control, including prevailing interest rates, investor perceptions and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, have recently experienced substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

         We are subject to extensive regulation, supervision and examination by the New Jersey Department of Banking and Insurance, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Such regulation and supervision govern the activities in which an institution and its holding companies may engage and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution's allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, including changes in the regulations governing mutual holding companies, could have a material impact on us and our operations.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Forward-looking statements include:

o    statements of our goals, intentions and expectations;

o statements regarding our business plans, prospects, growth and operating strategies;

o    statements regarding the quality of our loan and investment portfolios; and

o    estimates of our risks and future costs and benefits.

         These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

o general economic conditions, either nationally or in our market area, that are worse than expected;

o changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

o our ability to enter into new markets and/or expand product offerings successfully and take advantage of growth opportunities;

o    increased competitive pressures among financial services companies;

o    changes in consumer spending, borrowing and savings habits;

o    legislative or regulatory changes that adversely affect our business;

o    adverse changes in the securities markets;

o    our ability to successfully manage our growth; and

o changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board.

         Any of the forward-looking statements that we make in this prospectus and in other public statements we make may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

                                 USE OF PROCEEDS

         We are conducting this stock offering principally to raise capital to support our anticipated future growth. The actual net proceeds will depend on the expenses incurred by us in connection with the offering and the total number of shares of stock issued in the offering, which depends on the independent valuation and market considerations. Although the actual net proceeds from the sale of the common stock cannot be determined until the offering is completed, we estimate that net proceeds from the sale of common stock will be between $15.5 million and $21.2 million, or $24.5 million at the adjusted maximum. The net proceeds may vary significantly because total expenses of the stock offering may be significantly more or less than those estimated. Payments for shares made through withdrawals from existing deposit accounts at Millington Savings Bank will not result in the receipt of new funds for investment but will result in a reduction of Millington Savings Bank's deposits and interest expense as funds are transferred from interest- bearing certificates or other deposit accounts.

         MSB Financial Corp. intends to use proceeds from the offering as follows:

                                                                                                                     MAXIMUM,
                                      MINIMUM                   MIDPOINT                    MAXIMUM                  As Adjusted
                                      -------                   --------                    -------                  -----------
                                            Percent                    Percent                    Percent                   Percent
                                             of Net                     of Net                     of Net                    of Net
                                Amount      Proceeds       Amount      Proceeds       Amount      Proceeds       Amount    Proceeds
                                ------      --------       ------      --------       ------      --------       ------    --------
                                                                      (Dollars in thousands)
Estimated net proceeds........ $15,543                    $18,385                    $21,228                    $24,497
   Less:
Investment in the Bank........   7,772        50.0%         9,193        50.0%        10,614        50.0%        12,249       50.0%
Loan to employee
     stock ownership plan.....   1,301         8.4%         1,530         8.3%         1,760         8.3%         2,023        8.3%
                               -------                    -------                    -------                    -------
Proceeds retained by

   MSB Financial Corp......... $ 6,470        41.6%       $ 7,662        41.7%       $ 8,854        41.7%       $10,225       41.7%
                               =======                    =======                    =======                    =======


         Millington Savings Bank will receive 50% of the net proceeds from the offering as a capital contribution and will use those proceeds for general business purposes. In particular, the Bank intends to reduce its borrowings. The Bank has had strong loan originations in recent years and has used Federal Home Loan Bank borrowings to supplement deposits as a funding source for its lending activities. Between June 30, 2002 and June 30, 2006, total loans grew by $99.7 million to $224.4 million, an 80% increase, while deposits grew by $40.8 million, a 26.5% increase and borrowings grew from $0 to $54.2 million. The majority of borrowings at June 30, 2006 were short term borrowings, which may be reduced without incurring prepayment penalties.

         The offering proceeds may also be used to finance the possible acquisition of other financial institutions or branches, if appropriate opportunities arise. We do not, however, have any current understandings, agreements or arrangements in connection with branching or acquisitions, other than the already in progress new branch office in Bernardsville, New Jersey which is expected to open in late 2007. We estimate that the total land, construction and equipment costs incurred in opening the Bernardsville office will reach approximately $5.4 million.


         We will lend a portion of the offering proceeds to Millington Savings Bank's employee stock ownership plan to enable the plan to buy up to 8% of the shares sold in the offering. If the employee stock ownership plan does not buy the full amount of its intended common stock purchase in the offering, it may purchase shares of common stock in the open market after the stock offering. If the purchase price of the common stock is higher than $10 per share, the amount of proceeds required for the purchase by the employee stock ownership plan will increase.

         The balance of the offering proceeds will be retained by MSB Financial Corp. and deposited with or loaned to Millington Savings Bank, providing funds to support the Bank's lending activities. This will enable the Bank to reduce its outstanding Federal Home Loan Bank borrowings. MSB Financial Corp. may also use the offering proceeds it retains for general corporate purposes, including repurchasing shares of its common stock, paying cash dividends or supporting acquisitions of other financial institutions, branches or financial services companies.

                         OUR POLICY REGARDING DIVIDENDS

         We have not yet determined what our dividend policy will be, and we have no plans or understandings as to the amount or timing of cash dividends that MSB Financial Corp. may pay after the offering. Future declarations of dividends by the Board of Directors will depend on a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions. The timing, frequency and amount of dividends will be determined by the Board. There can be no assurance that dividends will in fact be paid on the stock or that, if paid, dividends will not be reduced or eliminated in future periods.


         MSB Financial Corp.'s ability to pay dividends may also depend on the receipt of dividends from Millington Savings Bank, which is subject to a variety of regulatory limitations on the payment of dividends. See Regulation - Regulation of Millington Savings Bank - Dividend and Other Capital Distribution Limitations. Furthermore, as a condition to the Office of Thrift Supervision giving its authorization to conduct the stock offering, we have agreed that we will not initiate any action within one year of completion of the stock offering involving the payment of a special distribution or return of capital to stockholders of MSB Financial Corp.


         If MSB Financial Corp. pays dividends to its stockholders, it is anticipated that dividends payable to MSB Financial, MHC would be waived. We must notify the Office of Thrift Supervision of any proposed dividend waiver by MSB Financial, MHC. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the waiver would not be detrimental to the safe and sound operations of the subsidiary savings association and (ii) the mutual holding company's board of directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's member.

                              MARKET FOR THE STOCK

         There is not, at this time, any market for MSB Financial Corp.'s stock. We have applied to have our common stock listed for trading on the Nasdaq Global Market under the symbol "MSBF." Keefe,

Bruyette & Woods has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so.

         The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of our stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock. We cannot assure you that an active and liquid trading market for the shares of common stock will develop or, if developed, will be maintained. Nor can we assure you that, if you purchase shares of common stock in the offering, you will be able to sell them at a price equal to or above $10.00 per share.

                                 CAPITALIZATION

         Set forth below is the historical capitalization as of June 30, 2006 of MSB Financial Corp. and the pro forma capitalization of MSB Financial Corp. as of June 30, 2006 after giving effect to the offering and to the assumptions set forth under Pro Forma Data.

                                                                               Pro Forma Capitalization at June 30, 2006
                                                                    ---------------------------------------------------------------
                                                       MSB                                                               Maximum,
                                                    Financial          Minimum        Midpoint          Maximum        as adjusted
                                                      Corp.           1,625,625       1,912,500        2,199,375        2,529,281
                                                  Historical, at     shares sold     shares sold      shares sold      shares sold
                                                     June 30,         at $10.00       at $10.00        at $10.00        at $10.00
                                                       2006           per share       per share        per share      per share(1)
                                                      --------        --------        --------         --------          --------
                                                                                   (In thousands)
Deposits(2).....................................      $194,755        $194,755        $194,755         $194,755          $194,755
Borrowed funds..................................        54,181          54,181          54,181           54,181            54,181
                                                      --------        --------        --------         --------          --------
Total deposits and borrowed funds...............      $248,936        $248,936        $248,936         $248,936          $248,936
                                                      ========        ========        ========         ========          ========
Stockholders' equity:
  Preferred stock, no par value, 5,000,000
    shares authorized; none to be issued........             -               -               -                -                 -
  Common stock, $0.10 par value,
    10,000,000 shares authorized, assuming
    shares outstanding as shown(3)(4)(5)........             1             361             425              489               562
Additional paid-in capital(3)(4)(5).............           199          15,382          18,160           20,939            24,135
Retained earnings...............................        19,291          19,291          19,291           19,291            19,291
Less:
  Common stock acquired by
    employee stock ownership plan(6)............             -          (1,301)         (1,530)          (1,760)           (2,023)
  Common stock acquired by restricted
     stock plan(7)..............................             -            (708)           (833)            (958)           (1,102)
                                                       -------         -------         -------          -------           -------
Total stockholders' equity......................       $19,491         $33,026         $35,513          $38,001           $40,863
                                                       =======         =======         =======          =======           =======

---------------
(1) As adjusted to give effect to an increase in the number of shares sold which could occur due to an increase in the independent valuation and a commensurate increase in the offering range of up to 15% to reflect changes in market and financial conditions.

(2) Does not reflect withdrawals from deposit accounts for the purchase of stock in the offering. Any withdrawals would reduce pro forma deposits by an amount equal to the withdrawals.

(3) Pro forma data includes shares to be held by MSB Financial, MHC after completion of the stock offering. MSB Financial, MHC is currently the sole stockholder of MSB Financial Corp. and holds 10,000 shares of common stock of MSB

     Financial Corp. Upon completion of the offering, MSB Financial, MHC will hold 55% of the total shares of MSB Financial Corp. to be outstanding.

(4) No effect has been given to the issuance of additional shares of stock pursuant to any stock option plan that may be adopted by MSB Financial Corp. and presented for approval by the stockholders after the offering. An amount equal to 4.9% of the total number of shares outstanding after the offering, including shares held by MSB Financial, MHC, would be reserved for issuance upon the exercise of options to be granted under the stock option plan following the stock offering. See Management - Stock Benefit Plans - Stock Option Plan.

(5) The historical additional paid-in capital amount represents the initial capitalization of the mid-tier holding company upon its formation in 2004 ($200,000 was received by MSB Financial Corp. for the 10,000 shares issued to MSB Financial, MHC). The pro forma additional paid-in capital amounts include this initial $200,000 capitalization. The pro forma additional paid-in capital amounts represent the net offering proceeds, less the par value of all shares outstanding upon completion of the offering including the shares that will be held by MSB Financial, MHC.

(6) Assumes that 8% of the shares sold in the offering will be purchased by the employee stock ownership plan, and that the funds used to acquire the employee stock ownership plan shares will be borrowed from MSB Financial Corp., concurrent with the offering. For an estimate of the impact of the loan on earnings, see Pro Forma Data. Millington Savings Bank intends to make scheduled discretionary contributions to the employee stock ownership plan sufficient to enable the plan to service and repay its debt over a ten year period. The amount of shares to be acquired by the employee stock ownership plan is reflected as a reduction of stockholders' equity. See Management - Stock Benefit Plans - Employee Stock Ownership Plan. If the employee stock ownership plan is unable to purchase stock in the stock offering due to an oversubscription in the offering by eligible account holders having first priority, and the purchase price in the open market is greater than the original $10.00 price per share, there will be a corresponding reduction in stockholders' equity. See The Offering - Subscription Offering - Subscription Rights.

(7) Assumes that an amount equal to 1.96% of the total number of shares outstanding after the offering, including shares held by MSB Financial, MHC, is purchased by the restricted stock plan following the stock offering. The stock purchased by the restricted stock plan is reflected as a reduction of stockholders' equity. See footnote (2) to the table under Pro Forma Data.

                                 PRO FORMA DATA

         The net proceeds to MSB Financial Corp. are currently estimated to be between $15.5 million and $21.2 million ($24.5 million at the adjusted maximum), based on the following assumptions:

o shares sold in the offering will be sold in either the subscription offering or the community offering, with no shares being sold in a syndicated community offering;

o an amount equal to the cost of purchasing 8% of the shares sold in the offering will be loaned to the employee stock ownership plan to fund its purchase at an assumed purchase price of $10.00 per share;

o expenses of the offering, including the fees and expenses of Keefe, Bruyette & Woods, are estimated to be between approximately $713,000 at the minimum and $766,000 at the maximum ($796,000 at the adjusted maximum); and

         The actual net proceeds from the sale of the stock, however, cannot be determined until the offering is completed.

         The following table sets forth MSB Financial Corp.'s historical net income and stockholders' equity prior to the offering and pro forma net income and stockholders' equity giving effect to the offering. In preparing this table, we have made the following assumptions:

o Pro forma earnings have been calculated assuming the stock had been sold at the beginning of the period and the net proceeds had been invested at an average yield of 5.21% for the year ended June 30, 2006, which approximates the yield on a one-year U.S. Treasury bill on June 30, 2006. The yield on a one-year U.S. Treasury bill, rather than an arithmetic average of the average yield on interest-earning assets and the average rate paid on deposits, has been used to estimate income on net proceeds because we believe that the one-year U.S. Treasury bill rate is a more accurate estimate of the rate that would be obtained on an investment of net proceeds from the offering. The pro forma after-tax yield (based upon a 40.0% tax rate) on the net proceeds is assumed to be 3.13% for the year ended June 30, 2006.

o We assumed that 8.0% of the shares sold in the offering were purchased in the offering by Millington Savings Bank's employee stock ownership plan at a price of $10.00 per share using funds borrowed from MSB Financial Corp. We assumed that Millington Savings Bank would make annual contributions to the plan in an amount at least equal to the principal and interest requirement of the loan. We have assumed a 10-year amortization period for the loan. The stock acquired by the employee stock ownership plan is reflected as a reduction of stockholders' equity. See Management - Stock Benefit Plans - Employee Stock Ownership Plan.

o We assumed that the stock option plan had been approved by stockholders of MSB Financial Corp. and that MSB Financial Corp. had reserved for future issuance upon the exercise of options to be granted under the plan an amount of stock equal to 4.9% of the total number of shares outstanding after the offering, including shares held by MSB Financial, MHC. We assumed that options for all shares reserved under the plan were granted to plan participants at the beginning of the period and that 30% of the options granted were non-qualified options for income tax purposes. We assumed that the options would vest at a rate of 20% per year and that compensation expense would be recognized on a straight-line basis over the 5-year vesting period. See Management - Stock Benefit Plans - Stock Option Plan.

o We assumed that the restricted stock plan had been approved by stockholders of MSB Financial Corp. and that the restricted stock plan had acquired an amount of stock equal to 1.96% of the total number of shares outstanding after the offering, including shares held by MSB Financial, MHC, at the beginning of the periods presented through open market purchases at a price of $10.00 per share using funds contributed to the restricted stock plan by Millington Savings Bank. We assumed that all shares held by the plan were granted to plan participants at the beginning of the period, that the shares would vest at a rate of 20% per year and that compensation expense will be recognized on a straight-line basis over the 5-year vesting period. See Management - Stock Benefit Plans - Restricted Stock Plan.

o An effective tax rate of 40% is used in calculating the pro-forma net income.

o We did not include any withdrawals from deposit accounts to purchase shares in the offering.

o Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of stock, as adjusted in the pro forma net earnings per share to give effect to the purchase of shares by the employee stock ownership plan.

o Pro forma stockholders' equity amounts have been calculated as if the stock had been sold on June 30, 2006 and no effect has been given to the assumed earnings effect of the transaction.

         The following pro forma data relies on the assumptions we outlined above, and this data does not represent the fair market value of the common stock, the current value of assets or liabilities, or the amount of money that would be distributed to stockholders if MSB Financial Corp. were liquidated. The pro forma data does not predict how much we will earn in the future. You should not use the following information to predict future results of operations.

         The following table summarizes historical and pro forma data of MSB Financial Corp. at or for the year ended June 30, 2006 based on the assumptions set forth above and in the notes to the tables and should not be used as a basis for projections of market value of the stock following the stock offering. Pro forma stockholders' equity per share does not take into account the impact of the bad debt reserve if MSB Financial Corp. were liquidated.

                                                                                                 Pro Forma
                                                                                  At or For the Year Ended June 30, 2006
                                                                      -------------------------------------------------------------
                                                                                                                          Maximum,
                                                                        Minimum         Midpoint          Maximum       as adjusted
                                                                       1,625,625        1,912,500        2,199,375       2,529,281
                                                                      shares sold      shares sold      shares sold     shares sold
                                                                       at $10.00        at $10.00        at $10.00       at $10.00
                                                                       per share        per share        per share       per share
                                                                       ---------        ---------        ---------       ---------
                                                                                      (Dollars in thousands,
                                                                                except share and per share amounts)
Gross proceeds.................................................         $16,256          $19,125          $21,994          $25,293
Less expenses..................................................            (713)            (740)            (766)            (796)
Less ESOP funded by MSB Financial Corp.........................          (1,301)          (1,530)          (1,760)          (2,023)
Less restricted stock plan adjustment..........................            (708)            (833)            (958)          (1,102)
                                                                        -------          -------          -------          -------
   Estimated investable net proceeds...........................         $13,534          $16,022          $18,510          $21,372
                                                                        =======          =======          =======          =======

Net Income:
   Historical .................................................         $ 1,402          $ 1,402          $ 1,402          $ 1,402
   Pro forma income on net proceeds............................             423              501              579              668
   Pro forma ESOP adjustment(1)................................             (78)             (92)            (106)            (121)
   Pro forma restricted stock plan adjustment(2)...............             (85)            (100)            (115)            (132)
   Pro forma option adjustment(3)..............................            (127)            (149)            (172)            (197)
                                                                        -------          -------          -------          -------
   Pro forma net income(1)(2)(3)(4)............................         $ 1,535          $ 1,562          $ 1,588          $ 1,620
                                                                        =======          =======          =======          =======

   Historical .................................................         $  0.40          $  0.34          $  0.30          $  0.26
   Pro forma income on net proceeds ...........................            0.12             0.12             0.12             0.12
   Pro forma ESOP on net proceeds .............................           (0.02)           (0.02)           (0.02)           (0.02)
   Pro forma restricted stock plan adjustment .................           (0.02)           (0.02)           (0.02)           (0.02)
   Pro forma stock option adjustment ..........................           (0.04)           (0.04)           (0.04)           (0.04)
                                                                        -------          -------          -------          -------
   Pro forma earnings per share(5).............................         $  0.44          $  0.38          $  0.34          $  0.30
                                                                        =======          =======          =======          =======

Stockholders' equity:
   Historical .................................................         $19,491          $19,491          $19,491          $19,491
   Estimated net proceeds......................................          15,543           18,385           21,228           24,497
   Less: common stock acquired by ESOP(1)......................          (1,301)          (1,530)          (1,760)          (2,023)
   Less: common stock acquired by restricted stock plan(2).....            (708)            (833)            (958)          (1,102)
                                                                        -------          -------          -------          -------
   Pro forma stockholders' equity(4)...........................         $33,026          $35,513          $38,001          $40,863
                                                                        =======          =======          =======          =======

   Historical..................................................         $  5.40          $  4.59          $  3.99          $  3.47
   Estimated net proceeds......................................            4.30             4.33             4.34             4.36
   Less: common stock acquired by ESOP.........................           (0.36)           (0.36)           (0.36)           (0.36)
   Less: common stock acquired by restricted stock plan........           (0.20)           (0.20)           (0.20)           (0.20)
                                                                        -------          -------          -------          -------
   Pro forma book value per share(5)...........................         $  9.14          $  8.36          $  7.77          $  7.27
                                                                        =======          =======          =======          =======


Offering price as a percentage of pro forma
   book value per share........................................          109.41%          119.62%          128.70%          137.55%
                                                                         ======           ======           ======           ======

Offering price to pro forma earnings per share.................          22.73 x          26.32 x           29.41 x          33.33 x
                                                                         ======           ======           ======           ======

----------------
(1) The pro forma net income assumes: (i) that Millington Savings Bank's contribution to the employee stock ownership plan for the principal portion of the debt service requirement for the year ended June 30, 2006 was made at the end of the period; and (ii) that 13,005, 15,300, 17,595, and 20,234 shares at the minimum, midpoint, maximum, and the adjusted maximum, respectively, were committed to be released during the year ended June 30, 2006, at an average fair value of $10.00 per share and were accounted for as a charge to expense. If the fair market value per share at the time shares are committed to be released is different than $10.00 per share, the related expense recognized will be different.

(2) The issuance of authorized but unissued shares of stock to the restricted stock plan instead of open market purchases would dilute the voting interests of stockholders that purchased shares in the offering by approximately 1.9%. If the actual cost of the shares acquired by the restricted stock plan is different than $10.00 per share, the expense recognized will be different. There can be no assurance that stockholder approval of the restricted stock plan will be obtained or that the actual purchase price of the shares will be equal to $10.00 per share. See Management - Stock Benefit Plans - Restricted Stock Plan.

(3) The pro forma net income assumes that the options granted under the stock option plan have a value of $4.07 per option, which was determined using the Black-Scholes-Merton option pricing formula using the following assumptions: (i) the trading price on date of grant was $10.00 per share;
     (ii)  exercise  price is equal to the  trading  price on the date of grant;
     (iii) dividend yield of 0%; (iv) vesting period of 5 years and expected life of 10 years; (v) expected volatility of 9.69%; and risk-free interest rate of 5.15%. Because there is currently no market for MSB Financial Corp.'s common stock, the assumed expected volatility is based on the SNL Financial MHC index. If the fair market value per share on the date of grant is different than $10.00, or if the assumptions used in the option pricing formula are different from those used in preparing this pro forma data, the value of the options and the related expense recognized will be different. There can be no assurance that the actual fair market value per share on the date of grant, and correspondingly the exercise price of the options, will be $10.00 per share. The issuance of authorized but unissued shares of stock instead of open market purchases to fund exercises of options granted under the stock option plan would dilute the voting interests of stockholders that purchased shares in the offering by approximately 4.7%. See Management - Stock Benefit Plans - Stock Option Plan.

(4) The retained earnings of MSB Financial Corp. and Millington Savings Bank will continue to be substantially restricted after the stock offering. See Our Policy Regarding Dividends and Regulation - Regulation of Millington Savings Bank - Dividend and Other Capital Distribution Limitations.

(5) For purposes of calculating earnings per share, only the employee stock ownership plan shares committed to be released under the plan were considered outstanding. For purposes of calculating book value per share, all employee stock ownership shares were considered outstanding. We have also assumed that no options granted under the stock option plan were exercised during the period and that the trading price of MSB Financial Corp. common stock at the end of the period was $10.00 per share. Under this assumption, using the treasury stock method, no additional shares of stock were considered to be outstanding for purposes of calculating earnings per share or book value per share.

                   HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

         The following table presents Millington Savings Bank's historical and pro forma capital position relative to its regulatory capital requirements as of June 30, 2006. Pro forma capital levels assume receipt by the Bank of 50% of the net proceeds at all points of the offering range. However, such additional amount as may be necessary will be contributed to the Bank so that the ratio of its tangible capital to its total assets upon completion of the offering is at least 10%. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see Use of Proceeds, Capitalization and Pro Forma Data. For a discussion of the capital standards applicable to Millington Savings Bank, see Regulation - Regulation of Millington Savings Bank - Regulatory Capital Requirements.

                                                                        Pro Forma at June 30, 2006
                                            ----------------------------------------------------------------------------------------
                                                   Minimum             Midpoint              Maximum           Maximum, as adjusted
                            Actual, at      1,625,625 shares sold 1,912,500 shares sold 2,199,375 shares sold 2,529,281 shares sold
                           June 30, 2006     at $10.00 per share   at $10.00 per share   at $10.00 per share  at $10.00 per share(1)
                        ------------------- --------------------  ------------------- --------------------- ----------------
                                  Percentage           Percentage           Percentage           Percentage          Percentage
                          Amount of Assets(2)  Amount of Assets(2)  Amount of Assets(2)  Amount of Assets(2)  Amount of Assets(2)
                          ------ ------------  ------ ------------  ------ ------------  ------ ------------  ------ ------------
                                                                   (Dollars in thousands)

GAAP Capital............ $19,292      7.14%   $25,055      9.04%   $26,121      9.38%   $27,188       9.72%  $28,415     10.10%
                         =======      ====    =======      ====    =======     =====    =======      =====   =======     =====

Tangible Capital(3)..... $19,112      7.19%   $24,875      9.12%   $25,941      9.46%   $27,008       9.81%  $28,235     10.20%
Tangible Capital
  Requirement...........   3,987      1.50      4,093      1.50      4,112      1.50      4,132       1.50     4,154      1.50
                         -------     -----    -------     -----    -------     -----    -------      -----   -------     -----
Excess.................. $15,125      5.69%   $20,782      7.62%   $21,829      7.96%   $22,876       8.31%  $24,081      8.70%
                         =======      ====    =======      ====    =======     =====    =======      =====   =======     =====

Core Capital............ $19,112      7.19%   $24,875      9.12%   $25,941      9.46%   $27,008       9.81%  $28,235     10.20%
Core Capital
  Requirement...........  10,632      4.00     10,915      4.00     10,966      4.00     11,081       4.00    11,078      4.00
                         -------     -----    -------     -----    -------     -----    -------      -----   -------     -----
Excess.................. $ 8,480      3.19%   $13,960      5.12%   $14,975      5.46%   $15,990       5.81%  $17,157      6.20%
                         =======      ====    =======      ====    =======     =====    =======      =====   =======     =====
Total Risk-Based
  Capital(4)(5)......... $20,033     10.99%   $25,796     13.88%   $26,862     14.41%   $27,929      14.93%  $29,156     15.52%
Risk-Based Capital
  Requirement...........  14,577      8.00     14,860      8.00     14,912      8.00     14,963       8.00    15,023      8.00
                         -------     -----    -------     -----    -------     -----    -------      -----   -------     -----
Excess.................. $ 5,456      2.99%   $10,936      5.88%   $11,950      6.41%   $12,966       6.93%  $14,133      7.52%
                         =======     =====    =======     =====    =======     =====    =======      =====   =======     =====

Reconciliation of capital infused into
  Millington Savings Bank:
    Net proceeds infused...................   $ 7,772               $9,193              $10,614               $12,249
Less:
    Common Stock acquired by
      employee stock ownership plan........    (1,301)              (1,530)              (1,760)               (2,023)
    Common Stock acquired by
      restricted stock plan................      (708)                (833)                (958)               (1,102)
                                              -------              -------              -------               -------
Pro forma increase in GAAP and
  regulatory capital.......................   $ 5,763              $ 6,830              $ 7,896               $ 9,124
                                              =======              =======              =======               =======

-------------------
(1) As adjusted to give effect to an increase in the number of shares issued which could occur due to an increase in the offering range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the offerings.
(2) Tangible and core capital levels are shown as a percentage of total adjusted assets. The risk-based capital level is shown as a percentage of risk-weighted assets.
(3) Generally accepted accounting principles, referred to as "GAAP," capital includes goodwill, intangible assets and unrealized gain (loss) on available for sale securities, net, which are not included in regulatory capital.
(4)  Assumes   net   proceeds   are   invested   in  assets  that  carry  a  50%
     risk-weighting.
(5) The difference between core capital and risk-based capital is attributable to the addition of general loan loss reserves of $921,000.

                               RECENT DEVELOPMENTS

The financial information and other data in this section is derived from MSB Financial Corp.'s audited consolidated financial statements at and for the year ended June 30, 2006 and unaudited consolidated financial statements at and for the three months ended September 30, 2006 and 2005. In the opinion of management, all adjustments consisting of normal recurring adjustments that are necessary for a fair presentation of the interim periods have been reflected. The results of operations and other data presented for the three month period ended September 30, 2006 do not necessarily indicate the results that may be expected for the year ending June 30, 2007 or any other period.


Balance Sheet Data:                               At                   At
                                              September 30,         June 30,
                                                  2006                2006
                                                      (In thousands)
Total assets.............................       $275,721           $270,184
Cash and cash equivalents................          5,752              5,881
Loans receivable, net....................        223,662            218,321
Securities held to maturity..............         27,585             27,707
Deposits.................................        195,473            194,755
Federal Home Loan Bank advances..........         58,736             54,181
Total stockholder's equity...............         19,634             19,491







Summary of Operations:                                        For the Three Months
                                                               Ended September 30,
                                                            2006                2005
                                                          --------            ------
                                                             (In thousands)
Total interest income.....................................  $3,874              $3,223
Total interest expense....................................   2,195               1,367
                                                            ------               -----
     Net interest income..................................   1,679               1,856
Provision for loan losses.................................       -                  15
                                                            ------               -----
Net interest income after provision for loan losses.......   1,679               1,841
Noninterest income........................................     153                 159
Noninterest expense.......................................   1,611               1,404
                                                            ------               -----
Income before income taxes................................     221                 596
Income tax provision......................................      78                 224
                                                            ------               -----
Net income................................................  $  143              $  372
                                                            ======              ======



                                                                       At or For the
                                                                    Three Months Ended
                                                                       September 30,
                                                                       -------------

                                                                      2006         2005
                                                                     ------       ------

Annualized Performance Ratios:

  Return on average assets (ratio of net income
    to average total assets)..................................        0.21%        0.62%

  Return on average equity (ratio of net income
    to average equity)........................................        2.89         8.09

  Net interest rate spread....................................        2.44         3.16

  Net interest margin on average interest-earning
    assets....................................................        2.63         3.30

  Average interest-earning assets to average
    interest-bearing liabilities..............................      105.65       105.72

  Operating expense ratio (noninterest expenses
     to average total assets).................................        2.38         2.33

  Efficiency ratio (noninterest expense divided by
    sum of net interest income and noninterest
    income)...................................................       87.94        69.68

Asset Quality Ratios:

  Non-performing loans to total loans.........................        0.64         1.19

  Non-performing assets to total assets.......................        0.52         0.95

  Net charge-offs to average loans outstanding................           -            -

  Allowance for loan losses to non-performing loans...........       64.23        37.73

  Allowance for loan losses to total loans....................        0.41         0.45

Capital Ratios:

  Equity to total assets at end of period.....................        7.12         7.52

  Average equity to average assets............................        7.28         7.62

Number of Offices ............................................         4            3


Comparison of Financial Condition at September 30, 2006 and June 30, 2006

General. Total assets reached $275.7 million at September 30, 2006, compared to $270.2 million at June 30, 2006. The increase was fueled by loan originations, the funding for which was provided primarily by an increase in borrowed funds which grew to $58.7 million at September 30, 2006, compared to $54.2 million at June 30, 2006, an 8.3% increase.

Loans. Loans receivable, net, rose to $223.7 million at September 30, 2006 from $218.3 million at June 30, 2006, an increase of $5.3 million, or 2.4%. As a percentage of assets, loans increased to 81.1% from 80.8%. One-to-four family real estate loans grew by $2.8 million or 2.4% between June 30, 2006 and September 30, 2006. Home equity lending continued to be strong, and this portfolio grew during the three months ended September 30, 2006 by $2.8 million or 5.8%.

Securities. Our portfolio of securities held to maturity decreased slightly to $27.6 million at September 30, 2006 as compared to $27.7 million at June 30, 2006 due to principal repayments during the three months ended September 30, 2006. We did not purchase any new securities during the three months ended September 30, 2006, and we continue to use cash flows from the securities portfolio to fund loan originations.

Deposits. Total deposits at September 30, 2006 were $195.5 million, compared to $194.8 million at June 30, 2006. Certificates of deposit increased by $2.8 million partially offsetting a decrease of $2.1 million in interest-bearing checking and savings accounts.

Borrowings. Total borrowings at September 30, 2006 amounted to $58.7 million, compared to $54.2 million at June 30, 2006. The increase resulted from the need to fund new loans. We anticipate using net proceeds from the stock offering to reduce our outstanding Federal Home Loan Bank borrowings.

Our investment in Federal Home Loan Bank of New York stock was $3.0 million at September 30, 2006 compared to $2.8 million at June 30, 2006, reflecting the increased level of borrowings.

Equity. Stockholder's equity was $19.6 million at September 30, 2006 as compared to $19.5 million at June 30, 2006, reflecting net income for the three-month period of $143,000.

Comparison of Operating Results for the Three Months Ended September 30, 2006 and 2005

General. Our net income for the three months ended September 30, 2006 was $143,000, a 61.6% decrease compared to net income of $372,000 for the three months ended September 30, 2005. This was primarily the result of a $177,000 or 9.5% decrease in net interest income and a $207,000 or 14.7% increase in non-interest expense for the three months ended September 30, 2006 as compared to the same period in 2005. An $83,000 increase in salaries and employee benefits expense was the largest increase in the non-interest expense category.

Net Interest Income. Net interest income for the three months ended September 30, 2006 amounted to $1.7 million and was $177,000 or 9.5% lower than net interest income for the three months ended September 30, 2005 of $1.9 million. A $651,000 or 20.2% increase in interest income for the three months ended September 30, 2006 was substantially offset by a $828,000 or 60.6% increase in interest expense.

The increase in interest income for the three months ended September 30, 2006 resulted from a 13.5% increase in the average balance of interest-earning assets and a 34 basis points increase in the average yield thereon. Our average yield on loans receivable for the three months ended September 30, 2006 was 6.37%, 34 basis points greater than for the three months ended September 30, 2005. The increase in yield on loans combined with a $29.9 million increase in the average balance of loans receivable for the three months ended September 30, 2006 is responsible for the 20.2% increase in interest income over the three months ended September 30, 2005.

The 60.6% increase in interest expense for the three months ended September 30, 2006 is attributable to higher interest rates and borrowings during the period. The average cost of deposits rose by 76 basis points, while the average balance of deposits was level between periods. The average balance of Federal Home Loan Bank advances for the three months ended September 30, 2006 was $57.5 million and the average cost thereof was 5.19%. This represents a $32.7 million or 131.9% increase over the average balance of $24.8 million for the three months ended September 30, 2005 and a 127 basis point increase over the average cost of advances for the 2005 period.

Provision for Loan Losses. We did not make a loan loss provision during the three months ended September 30, 2006. A $15,000 provision was made during the same period in 2005. The ratio of total non-performing loans to total loans was 1.19% at September 30, 2005 as compared to 0.64% at September 30, 2006. The allowance for loan losses totaled $921,000 at September 30, 2006 and reflected our estimation of the losses inherent in our loan portfolio to the extent they are both probable and reasonable to estimate.

Non-Interest Income. This category includes fees derived from checking accounts, ATM transactions and debit card use and mortgage related fees. It also includes increases in the cash-surrender value of our bank owned life insurance. Overall, non-interest income fell by $6,000 or 3.8% for the three months ended September 30, 2006 as compared to the three months ended September 30, 2005.

Non-Interest Expenses. Total non-interest expenses grew by $207,000 or 15.0% during the three months ended September 30, 2006 to $1.6 million compared to $1.4 million for same period in 2005.

Salaries and employee benefits expense totaled $777,000 for the three months ended September 30, 2006, an $83,000 or 12.0% increase over $694,000 for the three months ended September 30, 2005. Salaries and employee benefits are our main non-interest expense and represented 48.1% and 49.4% of non-interest expenses for the three months ended September 30, 2006 and 2005, respectively.

Non-interest expense for the 2006 period was also impacted by the operation of the Martinsville branch office which opened in July 2006.

Income Taxes. Income tax expense for the three months ended September 30, 2006 was $78,000 or 35.3% of income before income taxes as compared to $224,000 or 37.6% of income before income taxes for the three months ended September 30, 2005. The reduction for the three months ended September 30, 2006 primarily reflects lower pre-tax income for that period.

                        SELECTED FINANCIAL AND OTHER DATA

         The financial information and other data in this section is derived in part from MSB Financial Corp.'s audited consolidated financial statements and should be read together with the consolidated financial statements and the notes thereto beginning on page F-1 of this document.


Balance Sheet Data:
                                                            At June 30,
                                          2006       2005       2004       2003       2002
                                        --------   --------   --------   --------   --------
                                                          (In thousands)

  Total assets ......................   $270,184   $237,869   $215,881   $196,766   $168,914
  Cash and cash equivalents .........      5,881      5,666      3,800     13,338     14,909
  Loans receivable, net .............    218,321    187,192    168,614    138,496    122,969
  Securities held to maturity .......     27,707     28,292     31,515     37,606     24,167
  Deposits ..........................    194,755    196,931    190,500    180,343    153,920
  Federal Home Loan Bank advances.xxx     54,181     21,195      7,500       --         --
  Total stockholder's equity ........     19,491     18,089     16,578     15,230     13,933

Summary of Operations:
                                                     For the Year Ended June 30,
                                          2006       2005       2004       2003       2002
                                        --------   --------   --------   --------   --------
                                                         (In thousands)
  Total interest income .............   $ 14,117   $ 11,754   $ 10,769   $ 10,524   $ 10,281
  Total interest expense ............      6,661      4,386      3,856      4,277      5,025
                                        --------   --------   --------   --------   --------
     Net interest income ............      7,456      7,368      6,913      6,247      5,256
  Provision for loan losses .........         60        135        134        136        137
                                        --------   --------   --------   --------   --------
  Net interest income after provision
    for loan losses .................      7,396      7,233      6,779      6,111      5,119
  Noninterest income ................        603        629        517        432        372
  Noninterest expense ...............      5,763      5,432      4,900      4,448      3,489
                                        --------   --------   --------   --------   --------
  Income before taxes ...............      2,236      2,430      2,396      2,095      2,002
  Income tax provision ..............        834        919        948        798        703
                                        --------   --------   --------   --------   --------
  Net income ........................   $  1,402   $  1,511   $  1,448   $  1,297   $  1,299
                                        ========   ========   ========   ========   ========

                                                                          At or For the Year Ended June 30,
                                                             ------------------------------------------------------------
                                                              2006         2005          2004         2003          2002
                                                             ------       ------        ------       ------        ------
Performance Ratios:
  Return on average assets (ratio of net income
    to average total assets).........................          0.55%        0.66%         0.70%        0.72%         0.83%
  Return on average equity (ratio of net income
    to average equity)...............................          7.31         8.64          9.07         8.83          9.77
  Net interest rate spread...........................          2.97         3.33          3.34         3.40          3.18
  Net interest margin on average interest-earning
    assets...........................................          3.12         3.44          3.50         3.61          3.47
  Average interest-earning assets to average
    interest-bearing liabilities.....................        105.53       105.45        107.97       108.47        109.98
  Operating expense ratio (noninterest expenses
    to average total assets).........................          2.25         2.37          2.38         2.47          2.22
  Efficiency ratio (noninterest expense divided by
    sum of net interest income and noninterest
    income)..........................................         71.51        67.93         65.95        66.60         61.99
Asset Quality Ratios:
  Non-performing loans to total loans................          0.32         1.25          1.13         2.09          1.25
  Non-performing assets to total assets..............          0.27         1.01          0.92         1.51          0.92
  Net charge-offs to average loans outstanding.......          0.01            -          0.03         0.20          0.01
  Allowance for loan losses to non-performing
    loans............................................        127.39        36.31         37.44        21.94         50.16
  Allowance for loan losses to total loans...........          0.41         0.45          0.42         0.46          0.63
Capital Ratios:
  Equity to total assets at end of period............          7.21         7.60          7.68         7.74          8.25
  Average equity to average assets...................          7.50         7.63          7.75         8.16          8.44
Number of Offices(1):                                             3            3             3            3             2

---------------
(1) All of the Bank's offices are full service locations. The Martinsville branch office opened subsequent to June 30, 2006 and is not included in the number shown above.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This discussion and analysis reflects MSB Financial Corp.'s consolidated financial statements and other relevant statistical data and is intended to enhance your understanding of our financial condition and results of operations. You should read the information in this section in conjunction with MSB Financial Corp.'s consolidated financial statements and accompanying notes thereto beginning on page F-1 of this document, and the other statistical data provided in this prospectus. Unless otherwise indicated, the financial information presented in this section reflects the consolidated financial condition and results of operations of MSB Financial Corp. and its direct and indirect subsidiaries.

Overview

         We were originally founded in 1911 as "Millington Building and Loan Association," and we commenced business in a small office located over a hardware store on Long Hill Road in Millington, New Jersey. Our operations remained at that site and expanded into larger areas of the building until we finally outgrew the space and in 1994 moved into a newly constructed building adjacent to the original office. This was our sole location until 1998, when we opened our first branch office.

         Our primary business is attracting retail deposits from the general public and using those deposits, together with funds generated from operations, principal repayments on securities and loans and borrowed funds, for our lending and investing activities. Our loan portfolio consists of one- to four-family residential real estate mortgages, commercial real estate mortgages, construction loans, commercial loans, home equity loans and lines of credit, and other consumer loans. We also invest in U.S. government obligations and mortgage-backed securities. At June 30, 2006, our total assets were $270.2 million. Total assets grew by 13.6% during the year ended June 30, 2006 and grew by 10.2% the year before.

         Net income for the year ended June 30, 2006 totaled $1.4 million, as compared to $1.5 million for the year ended June 30, 2005 and $1.4 million for the year ended June 30, 2004. Net interest income has been constrained, as our net interest margin was compressed due to the increasing interest rate environment. For the year ended June 30, 2006, interest income increased by 20.1% while interest expense increased by 51.9% as compared to 2005. This followed increases for the year ended June 30, 2005 of 9.1% and 13.7% in interest income and interest expenses, respectively, as compared to the year ended June 30, 2004.


         We have experienced strong loan demand in recent years and the resulting growth in our loan portfolio has been significant. Between June 30, 2002 and June 30, 2006, total loans grew by $99.7 million to $224.4 million, an 80% increase. Our difficulty has been growing the deposit side of our operations to match the growth in the lending side of our operations. During this same period, our deposits grew by $40.8 million, a 26.5% increase.

         While deposits continue to be our primary source of funds to support our lending activities, our loan originations in recent years have exceeded our deposits. At June 30, 2006, our total loans to deposits ratio was 115%. This has caused us to use Federal Home Loan Bank borrowings to fund loans, and borrowings are usually a higher cost source of funds than deposits, which means our net interest rate spread and profitability are lower than if we did not have to borrow funds. As of three years ago, we had zero borrowings while at June 30, 2006 our Federal Home Loan Bank advances had grown to $54.2 million. In the near term, we anticipate reducing a portion of these borrowings with the net proceeds from the stock offering. At June 30, 2006, the majority of our borrowings were short term borrowings, the repayment of which would not force us to incur prepayment penalties. That planned reduction, however, does not remove the need, if we are able to continue growing our loan portfolio, to also grow deposits and lessen our dependancy on borrowings as a funding source.

         We have expanded our branch network in an effort to increase our deposits. Since 2002 we have opened two new offices and relocated an existing office to a larger facility. We have another office scheduled to open in late 2007. Our challenge going forward is whether we can successfully grow deposits within this expanded branch network.

Critical Accounting Policies

         Our accounting policies are integral to understanding the results reported and are described in Note 2 to our consolidated financial statements beginning on page F-1 of this document. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the consolidated statements of financial condition and revenues and expenses for the periods then ended. Actual results could differ significantly from those estimates. A material estimate that is particularly susceptible to significant change relates to the determination of the allowance for loan losses.

         The allowance for loan losses represents our best estimate of losses known and inherent in our loan portfolio that are both probable and reasonable to estimate. In determining the amount of the allowance for loan losses, we consider the losses inherent in our loan portfolio and changes in the nature and volume of our loan activities, along with general economic and real estate market conditions. We utilize a two tier approach: (1) identification of impaired loans for which specific reserves are established; and (2) establishment of general valuation allowances on the remainder of the loan portfolio. We maintain a loan review system which provides for a systematic review of the loan portfolio and the early identification of potential impaired loans. Such system takes into consideration, among other things, delinquency status, size of loan, type of collateral and the financial condition of the borrower. Specific loan loss allowances are established for identified loans based on a review of such information and/or appraisals of the underlying collateral. General loan loss allowances are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management's judgment.

         Although specific and general loan loss allowances are established in accordance with management's best estimate, actual losses are dependent upon future events and, as such, further provisions for loan losses may be necessary in order to increase the level of the allowance for loan losses. For example, our evaluation of the allowance includes consideration of current economic conditions, and a change in economic conditions could reduce the ability of our borrowers to make timely repayments of their loans. This could result in increased delinquencies and increased non-performing loans, and thus a need to make increased provisions to the allowance for loan losses, which would be a charge to income during the period the provision is made, resulting in a reduction to our earnings. A change in economic conditions could also adversely affect the value of the properties collateralizing our real estate loans, resulting in increased charge-offs against the allowance and reduced recoveries, and thus a need to make increased provisions to the allowance for loan losses. Furthermore, a change in the composition of our loan portfolio or growth of our loan portfolio could result in the need for additional provisions.

Comparison of Financial Condition at June 30, 2006 and 2005

         General. Total assets reached $270.2 million at June 30, 2006, compared to $237.9 million at June 30, 2005. The increase was fueled by loan originations, the funding for which was provided primarily by an increase in borrowed funds which grew to $54.2 million at June 30, 2006, compared to $21.2 million at June 30, 2005. The increase in borrowings was necessary to meet the strong loan demand as deposits fell slightly, to $194.8 million at June 30, 2006, compared to $196.9 million at June 30, 2005. The Bank's average cost of interest-bearing deposits for the year ended June 30, 2006 was 2.65%, 55 basis points higher than the prior year. The Bank's strategy was to remain competitive on rates but to limit the increase in its cost of deposits resulting from the increasing interest rate environment as much as possible by utilizing borrowings, which management determined to be more cost-effective than aggressively seeking additional deposits through competitive pricing.

         Total assets grew $32.3 million or 13.6% between years while total liabilities grew by $30.9 million or 14.1%, and the ratio of average interest-earning assets to average-interest bearing liabilities was static, increasing only 8 basis points between years.


         Loans. Loans receivable, net, rose to $218.3 million at June 30, 2006 from $187.2 million at June 30, 2005, an increase of $31.1 million, or 16.6%. As a percentage of assets, loans increased to 80.8% from 78.7%. The Bank benefitted from strong demand for one-to-four family and home equity loans in its market area. One-to-four family real estate loans grew by $7.4 million or 6.5% between June 30, 2005 and June 30, 2006. Following a 28.9% increase during the year ended June 30, 2005, the home equity portfolio continued to grow during the year ended June 30, 2006 and increased by $11.0 million or 28.6%. The commercial real estate, construction, commercial and consumer loan portfolios grew also.


         Securities. Our portfolio of securities held to maturity was nearly unchanged at $27.7 million at June 30, 2006 as compared to $28.3 million at June 30, 2005. Maturities, calls and principal repayments during the year totaled $584,000 as compared to $3.2 million during the prior year. We did not purchase any new securities during either of the last two years as we continued to use those cash flows to fund loan originations. We anticipate that cash flows from the securities portfolio may continue to be used to reduce Federal Home Loan Bank borrowings.

         Deposits. Total deposits at June 30, 2006 were $194.8 million, compared to $196.9 million at June 30, 2005. Certificates of deposit increased by $8.2 million partially offsetting a decrease of $11.1 million in interest-bearing checking and savings accounts.

         Borrowings.  Total  borrowings  at June  30,  2006  amounted  to  $54.2 million, compared to $21.2 million at June 30, 2005. We anticipate using net proceeds from the stock offering to reduce our outstanding Federal Home Loan Bank borrowings.

         Our investment in Federal Home Loan Bank of New York stock was $2.8 million at June 30, 2006 compared to $1.5 million at June 30, 2005, reflecting the required increase in ownership of Federal Home Loan Bank stock resulting from the increase in borrowings during the year ended June 30, 2006.

         Equity. Stockholder's equity was $19.5 million at June 30, 2006 as compared to $18.1 million at June 30, 2005, reflecting net income of $1.4 million for the year ended June 30, 2006.

Comparison of Operating Results for the Three Years Ended June 30, 2006

         General. Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on our interest-bearing liabilities. It is a function of the average balances of loans and investments versus deposits and borrowed funds outstanding in any one period and the yields earned on those loans and investments and the cost of those deposits and borrowed funds. Our results of operations are also affected by our provision for loan losses, non-interest income and non-interest expense. Non-interest income includes service fees and charges, including income on bank owned life insurance. Non-interest expense includes salaries and employee benefits, occupancy and equipment expense and other general and administrative expenses such as service bureau fees and advertising costs.

         Our net income for the year ended June 30, 2006 was $1.4 million, a 7.2% decrease compared to net income of $1.5 million for the year ended June 30, 2005. An $88,000 or 1.2% increase in net interest income and a $75,000 decrease in the provision for loan losses to $60,000 for the year ended June 30, 2006 from $135,000 for the year ended June 30, 2005 were not enough to negate a $331,000 or 6.1% increase in non-interest expense for the year ended June 30, 2006. A $297,000 increase in salaries and employee benefits expense accounted for most of the increase in non-interest expense.

         Net income of $1.5 million for the year ended June 30, 2005 represented a 4.4%increase as compared to net income for the year ended June 30, 2004 of $1.4 million. Net interest income grew by $455,000 or 6.6% while non-interest income rose by $112,000. These increases, however, were mostly offset by non-interest expenses for the year ended June 30, 2005 which grew by $532,000 or 10.9% compared to the year ended June 30, 2004.

         Net Interest Income. Net interest income for the year ended June 30, 2006 amounted to $7.5 million and was $88,000 or 1.2% higher than net interest income for the year ended June 30, 2005 of $7.4 million. A $2.4 million or 20.1% increase in interest income for the year ended June 30, 2006 was substantially offset by a $2.3 million or 51.9% increase in interest expense so that net interest income for the year ended June 30, 2006 was nearly flat as compared to the year ended June 30, 2005.


         The increase in interest income for the year ended June 30, 2006 resulted from an 11.6% increase in the average balance of interest-earning assets and a 42 basis points increase in the average yield thereon. Our average yield on loans receivable for the year ended June 30, 2006 was 6.20%, 39 basis points greater than for the year ended June 30, 2005. The increase in yield on loans combined with a $26.1 million increase in the average balance of loans receivable for the year ended June 30, 2006 are primarily responsible for the 20.1% increase in interest income over the year ended June 30, 2005.


         The 51.9% increase in interest expense for the year ended June 30, 2006 is largely attributable to higher borrowings during the year. The average cost of deposits rose by 55 basis points, but the average balance of deposits was level between years. The average balance of Federal Home Loan Bank advances for the year ended June 30, 2006 was $37.6 million and the average cost thereof was 4.43%. This represents a $23.3 million or 163.7% increase over the average balance of $14.3 million for the year ended June 30, 2005 and a 147 basis point increase over the average cost of advances for the year ended June 30, 2005.

         Net interest income for the year ended June 30, 2005 was $7.4 million as compared to $6.9 million for the year ended June 30, 2004, representing a $455,000 or 6.6% increase. Interest income for the year ended June 30, 2005 was $11.8 million compared to $10.8 million for the year ended June 30, 2004. This

9.1% increase in interest income for the year ended June 30, 2005 was partially offset by a 13.7% or $530,000 increase in interest expense.


         The $1.0 million increase in interest income for the year ended June 30, 2005 resulted primarily from an 8.4% increase in the average balance of interest-earning assets as the average yield of interest- earning assets increased slightly between years, from 5.45% to 5.49%. Our average balance of loans receivable for the year ended June 30, 2005 was $28.1 million or 18.5% higher than for the year ended June 30, 2004. Interest income on loans was $1.5 million or 16.6% higher primarily as a result of the 18.5% increase in average balance. A 10 basis point decrease in the average yield on loans from 5.91% for the year ended June 30, 2004 to 5.81% for the year ended June 30, 2005 was caused by a heavy amount of refinancing activity when borrowers perceived that the historically low rate environment was ending.


         The 13.7% increase in interest expense for the year ended June 30, 2005 as compared to the year ended June 30, 2004 resulted from a 232.8% or $10.0 million increase in the average balance of Federal Home Loan Bank advances and a 184 basis point increase in the average cost thereof from 1.12% for the year ended June 30, 2004 to 2.96% for the year ended June 30, 2005. Interest expense also rose as a result of a $10.1 million or 5.6% increase in the average balance of interest-bearing deposits. The average cost of deposits, however, actually fell three basis points for the year ended June 30, 2005 since much of the growth in deposits occurred in the lower costing checking and money market account categories.

         Our net interest rate spread was 3.34% for the year ended June 30, 2004, compared to 3.33% for the year ended June 30, 2005 and 2.97% for the year ended June 30, 2006. The spread decreased during the year ended June 30, 2006 as our average cost of interest-bearing liabilities increased by 78 basis points to 2.94%, a 36.1% increase over the year ended June 30, 2005. The Bank's increasing utilization of Federal Home Loan Bank advances to fund loan originations had the effect of increasing the average cost of interest-bearing liabilities. In comparison, the average yield on interest-earning assets increased 42 basis points from 5.49% for the year ended June 30, 2005 to 5.91% for the year ended June 30, 2006.

         Provision for Loan Losses. The allowance for loan losses is a valuation account that reflects our estimation of the losses inherent in our loan portfolio to the extent they are both probable and reasonable to estimate. The allowance is established through provisions for loan losses that are charged to income in the period they are established. We charge losses on loans against the allowance for loan losses when we believe the collection of loan principal is unlikely. Recoveries on loans previously charged-off are added back to the allowance. Compared to the year ended June 30, 2004, the provision for the year ended June 30, 2005 was essentially the same. The provision for the year ended June 30, 2006 was substantially less and the decrease reflected the drop in total non-performing loans from $2.4 million at June 30, 2005 to $723,000 at June 30, 2006, which was attributable to non-performing loans being paid off. The ratio of total non-performing loans to total loans was 1.13% at June 30, 2004 and 1.24% at June 30, 2005 and then dropped to 0.32% at June 30, 2006.

         Non-Interest Income. This category includes fees derived from checking accounts, ATM transactions and debit card use and mortgage related fees. It also includes increases in the cash-surrender value of our bank owned life insurance. Overall, non-interest income fell by $26,000 for the year ended June 30, 2006 as compared to the year ended June 30, 2005 and increased by $112,000 for the year ended June 30, 2005 as compared to the year ended June 30, 2004.

         Income from fees and service charges is the largest component of non-interest income and totaled $338,000, $322,000 and $335,000 for the years ended June 30, 2006, 2005 and 2004.

         Income on bank owned life insurance of $156,000 for the year ended June 30, 2005 and $162,000 for the year ended June 30, 2006 represented the next largest component of non-interest income for those years. The Bank purchased $3.5 million of bank owned life insurance during the year ended June 30, 2004. Income on bank owned life insurance totaled $56,000 for the year ended June 30, 2004.

         Non-interest income included income from investment in real estate of $52,000 and $51,000 in the years ended June 30, 2005 and 2004. During the year ended June 30, 2006, a loss from investment in real estate of $120,000 was recorded, primarily representing a $110,000 loss related to the sale of a property.

         Non-Interest Expenses. Total non-interest expenses grew by 6.1% during the year ended June 30, 2006 and by 10.9% during the year ended June 30, 2005. They amounted to $5.8 million, $5.4 million and $4.9 million for the years ended June 30, 2006, 2005 and 2004, respectively.

         Salaries and employee benefits expense totaled $2.8 million for the year ended June 30, 2006, a $297,000 or 11.9% increase over the year ended June 30, 2005. Salaries and employee benefits expense for the year ended June 30, 2005 totaled $2.5 million, a $292,000 or 13.3% increase over $2.2 million for the year ended June 30, 2004. Salaries and employee benefits are our main non-interest expense and represented 48.4%, 46.4% and 45.0% of non-interest expenses for the years ended June 30, 2006, 2005 and 2004, respectively. Included in employee benefits is an Executive Incentive Retirement Plan which we implemented during the year ended June 30, 2004.

         Non-interest expense will be impacted in future periods by the operation of the Martinsville branch office which opened in July 2006 and the Bernardsville branch office, which is projected to open in late 2007.

         We also expect that non-interest expenses will be higher going forward as a result of the accounting, legal and various other additional non-interest expenses associated with operating as a public company, particularly as a result of the requirements of the Sarbanes-Oxley Act of 2002.

         Additional annual employee compensation and benefit expenses stemming from the shares granted to employees, officers and directors under new benefit plans will also increase non-interest expenses. We will recognize expense for our employee stock ownership plan when shares are committed to be released to participants' accounts and will recognize expenses for restricted stock awards over the vesting period of awards made to recipients. In addition, we will be required to recognize compensation expense related to stock options outstanding based upon the fair value of such awards at the date of grant over the period that such awards are earned.

         Income Taxes. Income tax expense for the year ended June 30, 2006 was $834,000 as compared to $919,000 for the year ended June 30, 2005 and $948,000 for the year ended June 30, 2004. The reduction for the year ended June 30, 2006 reflects lower pre-tax income for that year as well as a slight reduction in the effective tax rate. The reduction for the year ended June 30, 2005 as compared to the year ended June 30, 2004 reflects a decrease in the effective tax rate from 39.6% to 37.8%. The decrease in the effective tax rate was due to an increase in income from bank owned life insurance, which is tax exempt.

Average Balance Sheet. The following tables set forth certain information at June 30, 2006 and for the years ended June 30, 2006, 2005 and 2004. The average yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are derived from daily balances.

                                                                                   Year Ended June 30,
                                                  ----------------------------------------------------------------------------------
                                At June 30, 2006              2006                        2005                       2004
                                ----------------  --------------------------  ---------------------------  -------------------------
                                                            Interest Average            Interest  Average          Interest  Average
                                          Yield/    Average  Earned/  Yield/  Average    Earned/   Yield/  Average  Earned/   Yield/
                                 Balance   Cost     Balance   Paid     Cost   Balance     Paid      Cost   Balance   Paid      Cost
                                 -------   ----     -------   ----     ----   -------     ----      ----   -------   ----      ----
                                                                                (Dollars in thousands)
Interest-earning assets:
  Loans(1)....................  $219,242   6.28%   $205,905 $12,773   6.20%  $179,837   $10,457    5.81%  $151,736 $ 8,967     5.91%
  Securities..................    27,707   3.93%     27,959   1,177   4.21%    29,505     1,215    4.12%    38,690   1,736    4.49%
  Other interest-earning
    assets(2).................     6,923   5.34%      5,008     167   3.33%     4,636        82    1.77%     6,995      66    0.94%
                                --------           -------- -------          --------   -------           -------- -------
  Total interest-earning
    assets....................   253,872   6.00%    238,872  14,117   5.91%   213,978    11,754    5.49%   197,421  10,769    5.45%
                                                            -------                     -------                    -------
  Non-interest-earning
    assets....................    16,312             16,719                    15,292                        8,534
                                --------           --------                  --------                     --------
  Total assets................  $270,184           $255,591                  $229,270                     $205,955
                                ========           ========                  ========                     ========
Interest-bearing liabilities:
  NOW & money market..........  $ 30,896   0.97%   $ 34,117     329   0.96%  $ 36,251       334    0.92%  $ 31,594     319    1.01%
  Savings and club deposits...    42,696   1.49%     44,839     568   1.27%    49,757       604    1.21%    49,162     597    1.21%
  Certificates of deposit.....   112,028   4.15%    109,755   4,098   3.73%   102,635     3,025    2.95%    97,803   2,892    2.96%
                                --------           -------- -------          --------   -------           -------- -------
  Total interest-bearing
    deposits..................   185,620   3.01%    188,711   4,995   2.65%   188,643     3,963    2.10%   178,559   3,808    2.13%
  Federal Home Loan Bank
    advances..................    54,181   5.11%     37,637   1,666   4.43%    14,272       423    2.96%     4,289      48    1.12%
                                --------           -------- -------          --------   -------           -------- -------
  Total interest-bearing
    liabilities...............   239,801   3.49%    226,348   6,661   2.94%   202,915     4,386    2.16%   182,848   3,856    2.11%
                                                            -------                     -------                    -------
  Non-interest-bearing
    deposits..................     9,135              8,294                     7,297                        5,683
  Other non-interest-bearing
    liabilities...............     1,757              1,782                     1,572                        1,461
                                --------           --------                  --------                     --------
  Total liabilities...........   250,693            236,424                   211,784                      189,992
  Stockholder's equity........    19,491             19,167                    17,486                       15,963
                                --------           --------                  --------                     --------
  Total liabilities and
    stockholder's equity......  $270,184           $255,591                  $229,270                     $205,955
                                ========           ========                  ========                     ========

  Net interest rate
    spread(3).................             2.51%            $ 7,456   2.97%             $ 7,368    3.33%           $ 6,913    3.34%
                                           ====             =======   ====              =======    ====            =======    ====
  Net interest margin(4)......                                        3.12%                        3.44%                      3.50%
                                                                      ====                         ====                       ====
  Ratio of interest-
    earning assets to
    interest-bearing
    liabilities...............    105.87%            105.53%                   105.45%                      107.97%
                                  ======             ======                    ======                       ======

-----------------
(1) Non-accruing loans have been included, and the effect of such inclusion was not material. The allowance for loan losses is excluded, while construction loans in process and deferred fees are included.
(2) Includes Federal Home Loan Bank stock at cost and term deposits with other financial institutions.
(3) Net interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities. (4) Net interest margin represents net interest income as a percentage of average interest-earning assets.

         Rate/Volume Analysis. The following table reflects the sensitivity of our interest income and interest expense to changes in volume and in prevailing interest rates during the periods indicated. Each category reflects the: (1) changes in volume (changes in volume multiplied by old rate); (2) changes in rate (changes in rate multiplied by old volume); and (3) net change. The net change attributable to the combined impact of volume and rate has been allocated proportionally to the absolute dollar amounts of change in each.

                                                  Year Ended                      Year Ended
                                                    June 30,                       June 30,
                                        ----------------------------- -------------------------------
                                                2006 vs. 2005                    2005 vs. 2004
                                        ----------------------------- -------------------------------
                                        Increase (Decrease)              Increase (Decrease)
                                              Due to                           Due to
                                        ----------------------------- -------------------------------
                                        Volume       Rate       Net      Volume       Rate       Net
                                        ------       ----       ---      ------       ----       ---
                                                               (In thousands)
Interest and dividend income:
  Loans ............................   $ 1,583    $   733    $ 2,316    $ 1,643    $  (153)   $ 1,490
  Securities .......................       (64)        26        (38)      (387)      (134)      (521)
  Other interest-earning assets ....         7         78         85        (28)        44         16
                                       -------    -------    -------    -------    -------    -------
  Increase (decrease) in
    total interest income ..........     1,526        837      2,363      1,228       (243)       985

Interest expense:
NOW and money market accounts ......   $   (20)   $    15    $    (5)   $    45    $   (30)   $    15
Savings and club ...................       (64)        28        (36)         7       --            7
Certificates of deposit ............       223        850      1,073        143        (10)       133
                                       -------    -------    -------    -------    -------    -------
  Total interest-bearing deposits ..       139        893      1,032        195        (40)       155
Federal Home Loan Bank advances ....       954        289      1,243        220        155        375
                                       -------    -------    -------    -------    -------    -------
  Increase in total interest expense     1,093      1,182      2,275        415        115        530

Change in net interest income ......   $   433    $  (345)   $    88    $   813    $  (358)   $   455
                                       =======    =======    =======    =======    =======    =======

Management of Interest Rate Risk and Market Risk

         Qualitative   Analysis.   Because  the   majority  of  our  assets  and
liabilities are sensitive to changes in interest rates, a significant form of market risk for us is interest rate risk, or changes in interest rates.

         We derive our income mainly from the difference or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. In general, the larger the spread, the more we earn. When market rates of interest change, the interest we receive on our assets and the interest we pay on our liabilities will fluctuate. This can cause decreases in our spread and can adversely affect our income.

         Several years ago market interest rates were at historically low levels. However, between June 2004 and June 2006, the U.S. Federal Reserve steadily increased its target federal funds rate, raising it 17 times, from 1.00% to 5.25%. While the federal funds rate and other short-term market interest rates, which we use as a guide to our deposit pricing, have increased, intermediate- and long-term market interest rates, which we use as a guide to our loan pricing, have not increased proportionately. This has led to a "flattening" of the market yield curve, which has even "inverted" recently as short-term rates have exceeded long-term rates over an intermediate maturity horizon. The relatively flat yield curve has hurt our net interest rate spread and net interest margin because the interest rates we pay on our deposits have repriced upwards faster than the interest rates that we earn on our loans and investments.

         Quantitative Analysis. The following table presents Millington Savings Bank's net portfolio value as of June 30, 2006. The Bank outsources its interest rate risk modeling and the net portfolio values shown in this table were calculated by an outside consultant, based on information provided by Millington Savings Bank.


                                        At June 30, 2006
           ---------------------------------------------------------------------
                                                   Net Portfolio Value
             Net Portfolio Value           as % of Present Value of Assets
           ------------------------  -------------------------------------------
Changes in                                          Net Portfolio   Basis Point
Rates       $ Amount     $ Change     % Change       Value Ratio       Change
--------    --------     --------     --------       -----------       ------
            (Dollars in thousands)
+300 bp       10,282      (12,755)      -55.37%          4.22%        (454) bp
+200 bp       14,293       (8,743)      -37.95%          5.72%        (303) bp
+100 bp       18,470       (4,567)      -19.82%          7.21%        (154) bp
   0 bp       23,037            0         0.00%          8.75%            0 bp
-100 bp       26,879        3,843        16.68%          9.97%          122 bp
-200 bp       29,532        6,495        28.20%         10.77%          201 bp

         Future interest rates or their effect on net portfolio value or net interest income are not predictable. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, prepayments, and deposit run-offs, and should not be relied upon as indicative of actual results. Certain shortcomings are inherent in this type of computation. Although certain assets and liabilities may have similar maturity or periods of repricing, they may react at different times and in different degrees to changes in the market interest rates. The interest rate on certain types of assets and liabilities, such as demand deposits and savings accounts, may fluctuate in advance of changes in market interest rates, while rates on other types of assets and liabilities may lag behind changes in market interest rates. Certain assets, such as adjustable rate mortgages, generally have features which restrict changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayments and early withdrawal levels could deviate significantly from those assumed in making calculations set forth above.
Additionally, an increased credit risk may result as the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

         Notwithstanding the discussion above, the quantitative interest rate analysis presented above indicates that a rapid increase in interest rates would adversely affect our net interest margin and earnings.

Liquidity, Commitments and Capital Resources

         The Bank must be capable of meeting its customer obligations at all times. Potential liquidity demands include funding loan commitments, cash withdrawals from deposit accounts and other funding needs as they present themselves. Accordingly, liquidity is measured by our ability to have sufficient cash reserves on hand, at a reasonable cost and/or with minimum losses.

         Senior management is responsible for managing our overall liquidity position and risk and is responsible for ensuring that our liquidity needs are being met on both a daily and long term basis. The Financial Review Committee, comprised of senior management and chaired by President and Chief Executive Officer Gary Jolliffe, is responsible for establishing and reviewing our liquidity procedures, guidelines, and strategy on a periodic basis.

         Our approach to managing day-to-day liquidity is measured through our daily calculation of investable funds and/or borrowing needs to ensure adequate liquidity. In addition, senior management constantly evaluates our short-term and long-term liquidity risk and strategy based on current market conditions, outside investment and/or borrowing opportunities, short and long-term economic trends, and anticipated short and long-term liquidity requirements. The Bank's loan and deposit rates may be adjusted as another means of managing short and long-term liquidity needs. We do not at present participate in derivatives or other types of hedging instruments to meet liquidity demands, as we take a conservative approach in managing liquidity.

         At June 30, 2006, the Bank had outstanding commitments to originate loans of $3.0 million, construction loans in process of $5.0 million, unused lines of credit of $26.5 million and standby letters of credit of $108,000. Certificates of deposit scheduled to mature in one year or less at June 30, 2006, totaled $76.5 million.

         The Bank generates cash through borrowings from the Federal Home Loan Bank to meet its day-to- day funding obligations. At June 30, 2006, its total loans to deposits ratio was 115%. At June 30, 2006, the Bank's collateralized borrowing limit with the Federal Home Loan Bank was $56.2 million, of which $54.2 million was outstanding. As of June 30, 2006, the Bank also had a $20.0 million line of credit with a financial institution for reverse repurchase agreements (which is a form of borrowing) that it could access if necessary.

         The  following   tables  disclose  our   contractual   obligations  and
commitments as of June 30, 2006.

                                                       Less Than                           After
                                               Total     1 Year   1-3 Years  4-5 Years    5 Years
                                               -----     ------   ---------  ---------    -------
                                                                (In thousands)
Federal Home Loan Bank borrowings.........   $ 54,181   $ 41,500   $      -   $ 12,681   $      -
Certificates of deposit ..................     79,772     44,207     23,166      2,395     10,004
Leases ...................................      1,751        237        474        474        566
                                             --------   --------   --------   --------   --------
      Total ..............................   $135,704   $ 85,944   $ 23,640   $ 15,550   $ 10,570
                                             ========   ========   ========   ========   ========

                                               Total
                                             Amounts   Less Than                           After
                                            Committed    1 Year   1-3 Years  4-5 Years    5 Years
                                            ---------    ------   ---------  ---------    -------
                                                                (In thousands)
Lines of credit(1) ......................     $26,546   $   726     $ 1,646    $  599     $23,575
Construction loans in process ...........       4,968     4,460         508         -           -
Other commitments to extend credit(1)....       2,979     2,979           -         -           -
                                              -------   -------     -------    ------     -------
    Total ...............................     $34,493   $ 8,165     $ 2,154    $  599     $23,575
                                              =======   =======     =======    ======     =======

----------------
(1) Represents amounts committed to customers.

         Consistent with its goals to operate a sound and profitable financial organization, the Bank actively seeks to maintain its status as a well-capitalized institution in accordance with regulatory standards. As of June 30, 2006, the Bank exceeded all applicable regulatory capital requirements. See
Note 13 to our consolidated financial statements beginning at page F-1 for more information about the Bank's regulatory capital compliance.

Off-Balance Sheet Arrangements

         We are a party to financial instruments with off-balance-sheet risk in the normal course of our business of investing in loans and securities as well as in the normal course of maintaining and improving Millington Savings Bank's facilities. These financial instruments include significant purchase commitments, such as commitments related to capital expenditure plans and commitments to purchase investment securities or mortgage-backed securities, and commitments to extend credit to meet the financing needs of our customers. At June 30, 2006, our significant off-balance sheet commitments consisted of commitments to originate loans of $3.0 million, construction loans in process of $5.0 million, unused lines of credit of $26.5 million and standby letters of credit of $108,000.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Our exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. We use the same credit policies in making commitments and conditional obligations as we do for on-balance-sheet instruments. Since a number of commitments typically expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. For additional information regarding our outstanding lending commitments at June 30, 2006, see Note 14 to our consolidated financial statements beginning on page F-1.

Impact of Inflation

         The financial statements included in this document have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         Our primary assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturities of our assets and liabilities are critical to the maintenance of acceptable performance levels.

         The principal effect of inflation on earnings, as distinct from levels of interest rates, is in the area of non-interest expense. Expense items such as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in the dollar value of the collateral securing loans that we have made. We are unable to determine the extent, if any, to which properties securing our loans have appreciated in dollar value due to inflation.

Recent Accounting Pronouncements

         On December 16, 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share-Based Payment," which replaces SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." This statement will require that all share-based payments to employees, including grants of employee stock options, be recognized as compensation costs in the financial statements based on their fair values. The effective date of this statement was delayed until fiscal years beginning after June 15, 2005. The impact of the adoption of this standard will be dependent on the nature and extent of stock-based compensation granted in future periods. See Pro Forma Data for an illustration of the application of this standard.

         In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections," which establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. The statement provides guidance for determining whether retrospective application of a change in accounting principle is impracticable. The statement also addresses the reporting of a correction of error by restating previously issued financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We will adopt this statement as required, and do not believe the adoption will have a material effect on our results of operations or financial position.

         In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments." SFAS No. 155 amends SFAS No. 133 and 140, and improves the financial reporting of certain hybrid financial instruments by requiring more consistent accounting that eliminates exemptions and provides a means to simplify the accounting for these instruments. Specifically, SFAS No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. We are required to adopt the provisions of SFAS No. 155, as applicable, beginning on July 1, 2007. We do not believe the adoption of SFAS No. 155 will have any impact on our financial position or results of operations.

         In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets - An Amendment of FASB Statement No. 140." SFAS No. 156
requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. SFAS No. 156 is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006, which for us will be July 1, 2007. We do not believe that the adoption of SFAS No. 156 will have any effect on our financial position or results of operations.

         In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109" (FIN 48), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that companies recognize in their financial statements the impact of a tax position only, if the company has determined based on the technical merits of the tax position, that the tax position would more likely than not be sustained upon an examination by the appropriate taxing authority. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We do not believe that the adoption of FIN 48 will have any effect on our financial position or results of operations.

                         BUSINESS OF MSB FINANCIAL, MHC

         MSB Financial, MHC is a federal mutual holding company and is subject to regulation by the Office of Thrift Supervision. MSB Financial, MHC currently owns 100% of the outstanding common stock of MSB Financial Corp. Upon completion of the offering, it will own 55%. So long as MSB Financial, MHC is in existence, it will own a majority of the outstanding common stock of MSB Financial Corp. If MSB Financial, MHC converted to a full stock company in what is referred to as a "second-step conversion," it would cease to exist. The Board of Directors has no current plans to undertake a second- step transaction.

         The primary business activity of MSB Financial, MHC going forward will continue to be owning a majority of MSB Financial Corp.'s common stock. MSB Financial, MHC, however, is authorized to engage in any other business activities that are permissible for mutual holding companies under federal law, including investing in loans and securities. MSB Financial, MHC does not maintain offices separate from those of Millington Savings Bank or employ any persons other than certain Millington Savings Bank officers. Officers of MSB Financial, MHC are not separately compensated for their service.

                         BUSINESS OF MSB FINANCIAL CORP.

         MSB Financial Corp. is a federal mutual holding company subsidiary and is subject to regulation by the Office of Thrift Supervision. It was organized for the purpose of being a holding company for Millington Savings Bank.

         MSB Financial Corp.'s primary activity is and will continue to be holding all of the stock of Millington Savings Bank. MSB Financial Corp. intends to use the proceeds of the offering as discussed under Use of Proceeds. MSB Financial Corp. does not maintain offices separate from those of Millington Savings Bank or employ any persons other than certain Millington Savings Bank officers. Officers of MSB Financial Corp. are not separately compensated for their service.

                       BUSINESS OF MILLINGTON SAVINGS BANK

General

         Millington Savings Bank is a New Jersey-chartered stock savings bank. Its deposits are federally insured by the Deposit Insurance Fund as administered by the Federal Deposit Insurance Corporation and it is regulated by the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation.

         Our primary business is attracting retail deposits from the general public and using those deposits, together with funds generated from operations, principal repayments on securities and loans and borrowed funds, for our lending and investing activities. Our loan portfolio consists of one-to-four family residential real estate mortgages, home equity loans and lines of credit, commercial real estate mortgages, construction loans, commercial loans, and
consumer   loans.   We  also   invest  in  U.S.   government   obligations   and
mortgage-backed securities. At June 30, 2006, our loan portfolio comprised approximately 81% of our total assets, and our securities portfolio represented 10% of our total assets.

         Market Area. Our main office is located in Millington, in Morris County, New Jersey. We currently have three branch offices: one in the Dewy Meadow Village complex and one in the RiverWalk Village complex, both located in the Basking Ridge section of Bernards Township, and one in the

Martinsville  section of  Bridgewater,  all three of which are  within  Somerset
County, New Jersey. A new branch is scheduled to open in Bernardsville in Somerset County in late 2007. Morris County covers an area of 469 square miles and contains 39 municipalities with a 2000 Census population of approximately 470,000. Somerset County covers an area of 305 square miles and contains 21 municipalities with a population of approximately 315,000. Our lending is concentrated in central New Jersey and the source of our deposits is predominantly the communities surrounding our offices. These communities are demographically similar in their higher levels of education and white collar jobs as compared to the county average, and all but one is characterized by household income above the county average. The communities in which we are located are generally considered to be developing or maturing markets projected to experience increases in population and households through the next census date of 2010.

         Our business of attracting deposits and making loans is primarily conducted within our market area. A downturn in the local economy could reduce the amount of funds available for deposit and the ability of borrowers to repay their loans. As a result, our profitability could decrease.

         Competition. We operate in a market area with a high concentration of banking and financial institutions, and we face substantial competition in attracting deposits and in originating loans. A number of our competitors are significantly larger institutions with greater financial and managerial resources and lending limits. Our ability to compete successfully is a significant factor affecting our growth potential and profitability.

         Our competition for deposits and loans historically has come from other insured financial institutions such as local and regional commercial banks, savings institutions, and credit unions located in our primary market area. We also compete with mortgage banking and finance companies for real estate loans and with commercial banks and savings institutions for consumer loans, and we face competition for funds from investment products such as mutual funds, short-term money funds and corporate and government securities. There are large competitors operating throughout our total market area, and we also face strong competition from other community-based financial institutions.

Lending Activities

         We have traditionally focused on the origination of one-to-four family loans and home equity loans and lines of credit, which together comprise a substantial majority of the total loan portfolio. We also provide financing for commercial real estate, including multi-family dwellings/apartment buildings, service/retail and mixed-use properties, churches and non-profit properties, medical and dental facilities and other commercial real estate. In recent years, construction loans have grown as a component of our portfolio. We also originate commercial loans. Our consumer loans are comprised of auto loans, personal loans and account loans.

         Loan  Portfolio   Composition.   The  following   tables  analyzes  the
composition of the Bank's portfolio by loan category at the dates indicated.

                                                                              At June 30,
                                      --------------------------------------------------------------------------------------------
                                           2006               2005               2004                2003               2002
                                      ---------------    ---------------   ----------------    ----------------    ---------------
                                      Amount  Percent    Amount  Percent   Amount   Percent    Amount   Percent    Amount  Percent
                                      ------  -------    ------  -------   ------   -------    ------   -------    ------  -------
                                                                         Dollars in thousands)
Type of Loans:
One-to-four family real estate....  $120,921   53.89%  $113,488   58.50% $109,781    62.73%  $ 96,085    67.55%  $ 88,423   70.90%
Commercial real estate............    23,587   10.51     17,971    9.26    17,162     9.81     12,367     8.69     11,016    8.83
Construction......................    23,276   10.37     18,398    9.48    13,668     7.81      7,686     5.40      3,486    2.80
Consumer..........................     1,861    0.83      1,819    0.94     1,703     0.97      1,604     1.13      2,015    1.62
Home equity.......................    49,257   21.95     38,291   19.74    29,710    16.98     21,543    15.14     17,502   14.03
Commercial........................     5,497    2.45      4,029    2.08     2,970     1.70      2,969     2.09      2,274    1.82
                                    --------  ------   --------  ------  --------   ------   --------   ------   --------  ------

     Total loans receivable.......   224,399  100.00%   193,996  100.00%  174,994   100.00%   142,254   100.00%   124,716  100.00%
                                              ======             ======             ======              ======             ======

Less:
  Construction loans in process...    (4,968)            (5,719)           (5,371)             (2,882)               (842)
  Allowance for loan losses.......      (921)              (874)             (742)               (651)               (783)
  Deferred loan fees..............      (189)              (211)             (267)               (226)               (123)
                                    --------           --------          --------            --------            --------

     Total loans receivable, net..  $218,321           $187,192          $168,614            $138,495            $122,968
                                    ========           ========          ========            ========            ========

                                       45

         Loan Maturity Schedule. The following table sets forth the maturity of the Bank's loan portfolio at June 30, 2006. Demand loans, loans having no stated maturity, and overdrafts are shown as due in one year or less. Undisbursed amounts on construction loans totaling $5.0 million at June 30, 2006 are not shown in the table. The table shows contractual maturities and does not reflect repricing or the effect of prepayments. Actual maturities may differ.

                                                               At June 30, 2006
                               ------------------------------------------------------------------------------------------
                               One-to-Four
                                 Family      Commercial
                               Real Estate   Real Estate   Construction   Consumer    Home Equity  Commercial     Total
                               -----------   -----------   ------------   --------     ---------   ----------   ---------
                                                                (In thousands)
Amounts Due:
Within 1 Year................    $  1,875       $     7       $   424       $1,309      $     -       $  739    $  4,354
                                 --------       -------       -------       ------      ------        ------    --------

After 1 year:
  1 to 5 years...............      39,611         9,145        17,884          516        2,190        4,210      73,556
  5 to 10 years..............      12,163         4,606             -           36       13,329          485      30,619
  10 to 15 years.............      29,552         8,088             -            -       17,056           63      54,759
  Over 15 years..............      37,720         1,741             -            -       16,682            -      56,143
                                 --------       -------       -------       ------      -------       ------    --------

Total due after one year.....     119,046        23,580        17,884          552       49,257        4,758     215,077
                                 --------       -------       -------       ------      -------       ------    --------
Total amount due.............    $120,921       $23,587       $18,308       $1,861      $49,257       $5,497    $219,431
                                 ========       =======       =======       ======      =======       ======    ========

                                       46

         The following table sets forth the dollar amount of all loans at June 30, 2006 due after June 30, 2007, which have fixed interest rates and which have floating or adjustable interest rates.

                                                             Floating or
                                      Fixed Rates          Adjustable Rates        Total
                                      -----------          ----------------        -----
                                                            (In thousands)
One-to-four family real estate......     $116,405                $ 2,641         $119,046
Commercial real estate..............       23,580                      -           23,580
Construction........................            -                 17,884           17,884
Consumer............................          552                      -              552
Home equity.........................       30,409                 18,848           49,257
Commercial..........................        2,419                  2,339            4,758
                                         --------                 ------         --------
  Total.............................     $173,365                $41,712         $215,077
                                          =======                 ======          =======

         One-to-Four Family Real Estate Mortgages. Our primary lending activity consists of the origination of one-to-four family first mortgage loans. Fixed rate, conventional mortgage loans are offered by the Bank with terms from 5 to 30 years. A bi-weekly payment option is available wherein a payment is made every fourteen days via automatic deduction from the borrower's Millington Savings Bank account.

         We also originate fixed rate balloon mortgages with terms of 3 to 10 years and flexible amortizations. At the end of each term the mortgage may be paid off in full with no penalty or, provided that the loan is in good standing and there has been no negative change in value of the collateral, we may extend the existing mortgage on new terms, at a new interest rate. If the mortgage is extended, there may be additional charges at the time of each extension.

         We originate adjustable rate mortgages, or ARM's, with up to 30 year terms at rates based upon the U.S. Treasury One Year Constant Maturity as an index. Our ARM's currently reset on an annual basis, beginning with the first year, and have a two percent annual increase cap and a six percent lifetime adjustment cap.

         Substantially all residential mortgages include "due on sale" clauses, which are provisions giving the lender the right to declare a loan immediately payable if the borrower sells or otherwise transfers an interest in the property to a third party. Property appraisals on real estate securing one-to-four family residential loans are made by state certified or licensed independent appraisers and are performed in accordance with applicable regulations and policies. We require title insurance policies on all first lien one- to-four family residential loans. Homeowners, liability, fire and, if applicable, flood insurance policies are also required.

         We provide financing on residential investment properties with either 3 to 10 year balloon mortgages or 5 to 30 year fixed duration mortgages. At the end of each term a balloon mortgage on an investment property may be paid off in full with no penalty or, provided that the loan is in good standing and there has been no negative change in value of the collateral, we may extend the existing mortgage on new terms, at a new interest rate. If the mortgage is extended, there may be additional charges at the time of each extension. Our investment property lending is available to individuals or proprietorships, partnerships, limited liability corporations, and corporations with personal guarantees. All investment property is underwritten on its ability substantially to carry itself, unless the property is a two-family residence with the mortgagor living in one of the units. Preference is given to those loans where rental income covers all operating expenses, including but not limited to principal and interest, real estate tax, hazard insurance, utilities, maintenance, and reserve. Operating expenses generally may not exceed rental income by more than 10%. Any negative cash flow will be included in the limit on the borrower's total debt ratio.

         We generally originate one-to-four family first mortgage loans, for primary residence or investment, for up to 80% loan-to-value. Although not our normal practice, our lending policy permits us to exceed this limit. Our president and executive vice president are both authorized to approve a loan-to-value ratio of up to 90%. Loans in excess of 90% loan-to-value must have private mortgage insurance and must be approved by the Board of Directors.

         Commercial Real Estate Mortgages. Our commercial real estate lending includes multi-family dwellings/apartment buildings, service/retail and mixed-use properties, churches and non-profit properties, medical and dental facilities and other commercial real estate. Our commercial real estate mortgage loans are either 3 to 10 year balloon mortgages (with a maximum amortization period of 25 years) or 15 year fixed duration mortgages. This type of lending is made available to proprietorships, partnerships, and corporations with personal guarantees. All commercial property is underwritten on its ability substantially to carry itself. A cash flow and lease analysis is performed for each property. Preference is given to those loans where rental income covers all operating expenses, including but not limited to principal and interest, real estate tax, hazard insurance, utilities, maintenance, and reserve. Operating expenses may exceed rental income by not more than 10%. Any negative cash flow will be included in the limit on the borrower's total debt ratio. Cash from other assets of the borrower, who may own multiple properties and generate a surplus, can be made available to cover debt-service shortages of the financed property.

         The maximum loan-to-value ratio on most commercial real estate loans we originate is 80%. Although not our normal practice, our lending policy permits us to originate these loans in excess of an 80% loan-to-value. Our President and Executive Vice President are authorized to approve a loan-to-value ratio of up to 90% on commercial real estate loans.

         The management skills of the borrower are judged on the basis of his/her professional experience and must be documented to meet the Bank's satisfaction in relation to the desired project. The assets of the borrower must indicate his/her ability to support the proposed investment, both in terms of liquidity and net worth, and tangible history of the borrower's capability and experience must be evident.

         Unlike single-family residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, multi-family and commercial real estate loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business or rental income. As a result, the availability of funds for the repayment of commercial real estate and multi-family loans may be substantially dependent on the success of the business itself and the general economic environment. Commercial real estate and multi-family loans, therefore, have greater credit risk than one-to-four family residential mortgages or consumer loans. In addition, commercial real estate and multi-family loans generally result in larger balances to single borrowers, or related groups of borrowers and also generally require substantially greater evaluation and oversight efforts.

         Construction Loans. We originate construction and land acquisition loans for an owner-occupied residence or to a builder with a valid contract of sale. With prior Board of Director approval, we also provide financing for speculative residential or commercial construction and development. Individual consideration is given to builders based on their past performance, workmanship, and financial worth. Our construction lending includes loans for construction or major renovations or improvements of owner- occupied residences, however, the majority of this portfolio consists of real estate developers.

         Construction loans are mortgages with a one year duration. Funds are disbursed periodically upon inspections made by our inspectors on the completion of each phase, as per the approved draw schedule. Funds disbursed may not exceed 90% loan-to-value of land and improvements at any time during construction. Interest rates on disbursed funds are based on the rate and terms set at the time of closing. The majority of our construction lending is variable rate loans with rates tied to the prime rate published in The Wall Street Journal, plus a premium. Payments on disbursed funds must be made on a monthly basis. The loan-to-value limitation on land acquisition loans is 75%.

         Construction lending is generally considered to involve a higher degree of credit risk than residential mortgage lending. If the estimate of construction cost proves to be inaccurate, we may be compelled to advance additional funds to complete the construction with repayment dependent, in part, on the success of the ultimate project rather than the ability of a borrower or guarantor to repay the loan. If we are forced to foreclose on a project prior to completion, there is no assurance that we will be able to recover all of the unpaid portion of the loan. In addition, we may be required to fund additional amounts to complete a project and may have to hold the property for an indeterminate period of time.

         Consumer Loans. Our consumer lending products consist of new and used auto loans, secured and unsecured personal loans, account loans and overdraft lines of credit. The maximum term for a loan on a new or used automobile is six years or four years, respectively. We will lend up to 80% of retail value or dealer invoice on a car loan. We offer a deduction on the interest rate for car loans with payments automatically deducted from the borrower's checking or statement savings account with us.

         Our personal loans have terms of up to four years with a minimum and maximum balance of $1,000 and $5,000, respectively. A deduction to the interest rate is offered for loans with automatic debit repayment from a checking or statement savings account with us. Our account loans permit a depositor to borrow up to 90% of his or her funds on deposit with us in certificate of deposit accounts. The interest rate is the current rate paid to the depositor, plus a premium. A minimum payment of interest only is required. We offer an overdraft line of credit with a minimum of $500 and up to a maximum of $5,000 and an interest rate tied to the prime rate published in The Wall Street Journal, plus a premium.

         Consumer lending is generally considered to involve a higher degree of credit risk than residential mortgage lending. Consumer loan repayment is dependent on the borrower's continuing financial stability and can be adversely affected by job loss, divorce, illness or personal bankruptcy. The application of various federal laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on consumer loans in the event of a default. Account loans are fully secured.

         Home Equity Loans and Lines of Credit. We offer fixed rate home equity loans and variable rate home equity lines of credit with a minimum credit limit of $5,000. Collateral valuation is established through a variety of methods, including an on-line appraisal valuation estimator, drive by appraisals, recent assessed tax value, purchase price or consideration value as evidenced by a deed or property search report or a report of real estate comparables from a licensed realtor. Loan requests over $250,000, however, require full appraisals, and requests over $450,000 require Board approval. The loan-to-value limit on home equity lending is 80% on owner occupied property and 75% on investment property. The variable rate on home equity lines of credit is adjusted monthly and is currently set at prime for owner occupied properties and prime plus a premium for investment properties. The fixed rate loans on investment property are also higher than fixed rate owner occupied home equity loans. We generally provide home equity financing only for a first or second lien position.

         Our fixed rate home equity loans have terms of 5 to 30 years. Our variable rate home equity lines of credit have terms of 15 years, and we also offer an interest only home equity line of credit based on a 10 year term. The loan-to-value limit on interest only home equity financing is 70% on owner occupied property and 60% on investment property. We also offer bridge loans with a variable rate and a 70% loan- to-value limit on owner occupied property and 60% on investment property.

         Commercial Loans. We offer revolving lines of credit to businesses to finance short-term working capital needs like accounts receivable and inventory. These lines of credit may be unsecured or secured by accounts receivable and inventory or real estate. We generally provide such financing for no more than a 3 year term and with a variable rate.

         We also originate commercial term loans to fund longer-term borrowing needs such as purchasing equipment, property improvements or other fixed asset needs. These loans are secured by new and used machinery, equipment, fixtures, furniture or other long-term fixed assets and have terms of 1 to 7 years. We originate commercial term loans for other general long-term business purposes, and these loans are secured by real estate. Interest on commercial term loans is payable monthly and principal may be payable monthly or quarterly.

         The normal minimum amount for our commercial term loans and lines of credit is $5,000. We generally will not lend more than $100,000 on a commercial line of credit or $500,000 on a commercial term loan. We typically do not provide working capital loans to businesses outside our normal market area or to new businesses where repayment is dependent solely on future profitable operation of the business. We avoid originating loans for which the primary source of repayment could be liquidation of the collateral securing the loan in light of poor repayment prospects. We typically require personal guarantees on all commercial loans, regardless of other collateral securing the loan.

         The loan-to-value limits related to commercial lending vary according to the collateral. Loans secured by real estate may be originated for up to 80% loan-to-value. Other limits are as follows. Savings accounts: 90% of the deposit amount; accounts receivable: 80% of eligible amounts receivable 60 days or less past due or 90 days from invoice, whichever is less; inventory: 50% of raw materials and 60% of finished goods; stocks: 50% to 75% depending on exchange or market listing; bonds: 'A' rated or better, 90% of market value, less than 'A' rated, 60% of market value; new equipment: 75% of purchase price; and used equipment: lesser of 75% of purchase price or 75% of current market value.

         Loans to One Borrower. Under federal law, savings institutions have, subject to certain exemptions, lending limits to one borrower in an amount equal to the greater of $500,000 or 15% of the institution's unimpaired capital and surplus. Accordingly, as of June 30, 2006, our loans to one borrower legal limit was approximately $2.9 million. The Bank's loans to one borrower legal lending limit will be higher following the stock offering because the stock offering proceeds will increase the Bank's capital.

         Loans that approach the loans to one borrower limit are fully reviewed by the Board of Directors before being approved. The Bank's lending policies require Board approval before any borrower's existing and/or committed borrowings from the Bank may exceed $1.0 million in aggregate. Any single loan in excess of $1.0 million also requires prior Board approval.

         Loan Originations, Purchases, Sales, Solicitation and Processing. Our customary sources of loan applications include repeat customers, referrals from realtors and other professionals and "walk-in" customers. Our residential loan originations are driven by the Bank's reputation, as opposed to being advertising driven.

         We normally do not sell loans into the secondary mortgage market and did not sell any loans in the five years ended June 30, 2006. Because it has been our policy to retain the loans we originate in our portfolio, we have not uniformly originated our real estate mortgage loans to meet the documentation standards to sell loans in the secondary mortgage market. We may do so, however, in the future if we find it desirable in connection with interest rate risk management to sell longer term fixed rate mortgages into the secondary mortgage market.

         We did not purchase any loans in the five years ended June 30, 2006 and we have generally not purchased participation interests in loans originated by other banks.

         Loan Approval Procedures and Authority. Lending policies and loan approval limits are approved and adopted by the Board of Directors. Lending authority is vested primarily in President and Chief Executive Officer Gary
Jolliffe, Executive Vice President and Chief Operating Officer Michael Shriner and Vice President and Chief Lending Officer Nancy Schmitz. Each of these officers may approve loans within the following limits: first mortgage real estate and construction loans up to $500,000; home equity loans up to $150,000; consumer loans up to $150,000; and commercial loans up to $150,000. These officers may combine their authorities to make home equity, consumer and commercial loans up to $450,000 and first mortgage real estate and construction loans up to $1.0 million. Prior Board approval is required for home equity, consumer and commercial loans in excess of $450,000 and for first mortgage real estate and construction loans in excess of $1.0 million. The Board also must give prior approval for any aggregation of existing and/or committed loans to one borrower that exceed $1.0 million. Certain other Bank employees also have limited lending authority.

Asset Quality

         Loan Delinquencies and Collection Procedures. The Bank's procedures for delinquent loans are as follows:

         15 days delinquent:        late charge added and first delinquent notice mailed.
         30 days delinquent:        second delinquent notice mailed.
         45 days delinquent:        additional late charge added, third delinquent notice mailed and telephone contact made.
         60 days delinquent:        telephone contact made and separate letter mailed.
         90 days delinquent:        Board of Directors makes decision to foreclose or workout.

         When a loan is 90 days delinquent, the Board may determine to refer it to an attorney for repossession or foreclosure. All reasonable attempts are made to collect from borrowers prior to referral to an attorney for collection. In certain instances, we may modify the loan or grant a limited moratorium on loan payments to enable the borrower to reorganize his or her financial affairs, and we attempt to work with the borrower to establish a repayment schedule to cure the delinquency.

         As to mortgage loans, if a foreclosure action is taken and the loan is not reinstated, paid in full or refinanced, the property is sold at judicial sale at which we may be the buyer if there are no adequate offers to satisfy the debt. Any property acquired as the result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until it is sold or otherwise disposed of. When real estate owned is acquired, it is recorded at the lower of the unpaid principal balance of the related loan or its fair market value less estimated selling costs. The initial writedown of the property is charged to the allowance for loan losses. Adjustments to the carrying value of the property that result from subsequent declines in value are charged to operations in the period in which the declines occur. At June 30, 2006, we held no real estate owned.

         As to commercial loans, the Bank requires updated financial statements when the loan becomes 90 days delinquent. As to account loans, the outstanding balance is collected from the related account along with accrued interest when the loan is 180 days delinquent.

         Loans are reviewed on a regular basis, and all delinquencies of 60 days or more are reported to the Board of Directors. Loans are placed on non-accrual status when they are more than 90 days delinquent, with the exception of loans that may be placed on a non-accrual status at any time if, in the opinion of management, the collection of additional interest is doubtful. Loans with a loan-to-value ratio of 60% or less, however, are not automatically placed on non-accrual status if more than 90 days delinquent. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan. At June 30, 2006, we had approximately $424,000 of loans that were held on a non-accrual basis.

         Non-Performing   Assets.  The  following  table  provides   information
regarding our non-performing loans and other non-performing assets as of the dates indicated.

                                                                                     At June 30,
                                                               ---------------------------------------------------------
                                                               2006         2005         2004          2003         2002
                                                               ----         ----         ----          ----         ----
                                                                                   (In thousands)
Loans accounted for on a non-accrual basis:
  One-to-four family real estate.....................          $  -       $1,662       $  951        $1,103       $  520
  Commercial real estate.............................             -            -          216           555          664
  Construction.......................................             -            -           55           527          128
  Consumer...........................................             1           13            -            10           49
  Home equity........................................           325          554          549           409           49
  Commercial.........................................            98           99          124             -          125
                                                               ----       ------       ------        ------       ------
     Total...........................................           424        2,328        1,895         2,604        1,535
                                                               ----       ------       ------        ------       ------
Accruing loans contractually past due
  90 days or more:
  One-to-four family real estate.....................           252           39           74             -           10
  Commercial real estate.............................             -            -            -           363            -
  Construction.......................................            47            -            -             -            -
  Consumer...........................................             -            2           13             -           11
  Home equity........................................             -           38            -             -            -
  Commercial.........................................             -            -            -             -            5
                                                               ----       ------       ------        ------       ------
     Total...........................................           299           79           87           363           26
                                                               ----       ------       ------        ------       ------
Total non-performing loans...........................           723        2,407        1,982         2,967        1,561
                                                               ----       ------       ------        ------       ------
Total non-performing assets..........................          $723       $2,407       $1,982        $2,967       $1,561
                                                               ====       ======       ======        ======       ======
Total non-performing loans to total loans............          0.32%        1.24%        1.13%         2.09%        1.25%

Total non-performing loans to total assets...........          0.27%        1.01%        0.92%         1.51%        0.92%
Total non-performing assets to total assets..........          0.27%        1.01%        0.92%         1.51%        0.92%


         During the year ended June 30, 2006, gross interest income of $34,000 would have been recorded on loans accounted for on a non-accrual basis if those loans had been current, and $35,000 of interest on a cash basis as collected was included in income.

         Classified Assets. Management, in compliance with the Uniform Credit Classification and Account Management Policy adopted by the Federal Deposit Insurance Corporation, has instituted an internal loan review program, whereby non-performing loans are classified as special mention, substandard, doubtful or loss. It is our policy to review the loan portfolio, in accordance with regulatory classification procedures, on at least a quarterly basis. When a loan is classified as substandard or doubtful, management is required to evaluate the loan for impairment. When management classifies a portion of a loan as loss, a reserve equal to 100% of the loss amount is required to be established or the loan is to be charged-off.

         An asset that does not currently expose the Bank to a sufficient degree of risk to warrant an adverse classification, but which possesses credit deficiencies or potential weaknesses that deserve management's close attention is classified as "special mention."

         An asset classified as "substandard" is inadequately protected by the current net worth and paying capacity of the obligor or the collateral pledged, if any. Assets so classified have well-defined weaknesses and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

         An asset classified as "doubtful" has all the weaknesses inherent in a "substandard" asset with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. The possibility of a loss on a doubtful asset is high.

         That portion of an asset classified as "loss" is considered uncollectible and of such little value that its continuance as an asset, without establishment of a specific valuation or charge-off, is not warranted. This classification does not necessarily mean that an asset has absolutely no recovery or salvage value; but rather, it is not practical or desirable to defer writing off a basically worthless asset even though partial recovery may be effected in the future.

         Management's classification of assets is reviewed by the Board on a regular basis and by the regulatory agencies as part of their examination process. An independent loan review firm performs periodic reviews of our loan portfolio.

         The following table discloses the Bank's classification of assets as of June 30, 2006.


                                                       At June 30,
                                                          2006
                                                       -----------
                                                      (In thousands)
           Special Mention........................        $1,372
           Substandard............................           185
           Doubtful...............................             -
           Loss...................................             1
                                                         -------
             Total................................        $1,558
                                                          ======

         At June 30, 2006, $722,000 of the loans classified as "special mention," none of the loans classified as "substandard" and all of the loans classified as "loss" are included under non-performing assets, as shown in the table above.

         Allowance for Loan Losses. The allowance for loan losses is a valuation account that reflects our estimation of the losses in our loan portfolio to the extent they are both probable and reasonable to estimate.

The allowance is established through provisions for loan losses that are charged to income in the period they are established. We charge losses on loans against the allowance for loan losses when we believe the collection of loan principal is unlikely. Recoveries on loans previously charged-off are added back to the allowance.

         Management, in determining the allowance for loan losses, considers the losses inherent in the loan portfolio and changes in the nature and volume of our loan activities, along with general economic and real estate market conditions. We establish a specific allowance for loans classified as "loss" or that are determined to be impaired. We make provisions for loan losses to a general allowance according to (i) the type of loan, one-to-four family real estate mortgages, commercial real estate mortgages, construction loans, commercial term loans and lines of credit, consumer loans and home equity loans and lines of credit, with commercial, construction and consumer loans receiving a higher allowance than other loan types, and (ii) whether the loan is current and performing or delinquent, with higher allowances made according to the number of days a loan is delinquent. However, for purposes of establishing the general valuation allowance loans that are delinquent 90 days or more are treated as current if they have a loan-to-value ratio of less than 60%.

         We maintain a loan review system which provides for a systematic review of the loan portfolios and the early identification of potential impaired loans. We generally review a loan for impairment as soon as the loan is 60 or more days delinquent. A loan evaluated for impairment is deemed to be impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. All loans identified as impaired are evaluated independently. We do not aggregate such loans for evaluation purposes. Payments received on impaired loans are applied first to unpaid interest, escrow and late charges and then to principal.

         Specific loan loss allowances are established for identified loans based on a review of such information and/or appraisals of the underlying collateral. General loan loss allowances are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management's judgment. In recent years, our charge-offs have been low and therefore our provisions for loan losses have been reflective of other factors, including economic conditions, annual growth of the loan portfolio respectively, as well as the increasing percentage of commercial real estate and construction loans, home equity loans and commercial loans relative to total loans. The decreased provision for the year ended June 30, 2006 is attributable to the substantial drop in non-performing loans during the year.

         The estimation of the allowance for loan losses is inherently subjective as it requires estimates and assumptions that are susceptible to significant revisions as more information becomes available or as future events change. Future additions to the allowance for loan losses may be necessary if economic and other conditions in the future differ substantially from the current operating environment. In addition, the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation, as an integral part of their examination process, periodically review our loan and foreclosed real estate portfolios and the related allowance for loan losses and valuation allowance for foreclosed real estate. They may require the allowance for loan losses or the valuation allowance for foreclosed real estate to be increased based on their review of information available at the time of the examination, which would negatively affect our earnings.

         The following table sets forth information with respect to the Bank's allowance for loan losses for the periods indicated:

                                                                               Year Ended June 30,
                                                            -----------------------------------------------------------
                                                            2006         2005          2004          2003          2002
                                                            ----         ----          ----          ----          ----
                                                                              (Dollars in thousands)
Allowance balance at beginning of period...........         $874         $742          $651          $783          $657
                                                            ----         ----          ----          ----          ----
Provision for loan losses..........................           60          135           134           136           137
                                                            ----         ----          ----          ----          ----
Charge-offs:
  Commercial real estate...........................            -            -             -           264             -
  Consumer.........................................           17            3            45             5            11
                                                            ----         ----          ----          ----          ----
     Total charge-offs.............................           17            3            45           269            11
                                                            ----         ----          ----          ----          ----

Recoveries:
  Consumer.........................................            4            -             2             1             -
                                                            ----         ----          ----          ----          ----
     Total recoveries..............................            4            -             2             1             -
                                                            ----         ----          ----          ----          ----
Net (charge-offs) recoveries.......................         $(13)        $ (3)         $(43)        $(268)         $(11)
                                                            ----         ----          ----          ----          ----
Allowance balance at end of period.................         $921         $874          $742          $651          $783
                                                            ====         ====          ====          ====          ====
Total loans outstanding at end of period...........     $224,399     $193,996      $174,994      $142,254      $124,716
                                                        ========     ========      ========      ========      ========
Average loans outstanding during period............     $205,905     $179,837      $151,736      $133,119      $116,761
                                                        ========     ========      ========      ========      ========
Allowance for loan losses as a
   percentage of non-performing loans..............       127.39%       36.31%        37.44%        21.94%        50.16%
Allowance for loan losses as a
   percentage of total loans.......................         0.41%        0.45%         0.42%         0.46%         0.63%
Net loans charge-offs as a
   percentage of average loans.....................         0.01%        0.00%         0.03%         0.20%         0.01%

         Allocation of Allowance for Loan Losses. The following table sets forth the allocation of the Bank's allowance for loan losses by loan category and the percent of loans in each category to total loans receivable at the dates indicated. The portion of the loan loss allowance allocated to each loan category does not represent the total available for future losses which may occur within the loan category since the total loan loss allowance is a valuation allocation applicable to the entire loan portfolio.


                                                                        At June 30,
                                  ---------------------------------------------------------------------------------------
                                       2006              2005              2004             2003              2002
                                  ---------------   ---------------   ---------------   ---------------   ---------------
                                           Percent           Percent           Percent           Percent           Percent
                                          of Loans          of Loans          of Loans          of Loans          of Loans
                                          to Total          to Total          to Total          to Total          to Total
                                  Amount    Loans   Amount    Loans   Amount    Loans   Amount    Loans   Amount    Loans
                                  ------    -----   ------    -----   ------    -----   ------    -----   ------    -----
                                                                   (Dollars in thousands)
At end of period allocated to:
 One-to-four family real estate...  $436    55.29%    $467    60.86%    $418    65.48%    $362    70.03%    $287     72.88%
 Commercial real estate...........   108    11.08       72     9.60       85    10.18       83     8.91      352      8.93
 Construction.....................   125     8.39       72     6.78       47     4.92       52     3.79       23      2.25
 Consumer.........................     9     0.32       19     0.35        8     0.40       19     0.78       29      1.23
 Home equity......................   178    22.57      202    20.46      157    17.62      108    14.79       66     13.37
 Commercial.......................    65     2.35       42     1.95       27     1.40       27     1.70       26      1.34
                                    ----   ------     ----   ------     ----   ------     ----   ------     ----    ------
     Total allowance..............  $921   100.00%    $874   100.00%    $742   100.00%    $651   100.00%    $783    100.00%
                                    ====   ======     ====   ======     ====   ======     ====   ======     ====    ======

                                       56

Securities Portfolio

         General. Our investment policy is designed to manage cash flows and foster earnings within prudent interest rate risk and credit risk guidelines. The portfolio mix is governed by our short term and long term liquidity needs. Rate-of-return, cash flow, rating and guarantor-backing are also considered when making investment decisions. The purchase of principal only and stripped coupon interest only security instruments is specifically not authorized by our investment policy. Furthermore, other than government related securities which may not be rated, we only purchase securities with a rating of AAA or AA.

         At June 30, 2006, our held to maturity securities portfolio totaled $27.7 million and represented 10% of our total assets. We invest primarily in mortgage-backed securities, U.S. government obligations and U.S. government agency issued securities.

         Mortgage-backed securities represent a participation interest in a pool of mortgages issued by U.S. government agencies or government-sponsored entities, such as Federal Home Loan Mortgage Corporation ("Freddie Mac"), the Government National Mortgage Association ("Ginnie Mae"), and the Federal National Mortgage Association ("Fannie Mae"), as well as non-government, private corporate issuers. Mortgage-backed securities are pass-through securities and generally yield less than the mortgage loans underlying the securities. The characteristics of the underlying pool of mortgages, i.e., fixed-rate or adjustable-rate, as well as prepayment risk, are passed on to the certificate holder.

         Mortgage-backed securities issued or sponsored by U.S. government agencies and government-sponsored entities are guaranteed as to the payment of principal and interest to investors. Private corporate issuers' mortgage-backed securities typically offer rates above those paid on government agency issued or sponsored securities, but lack the guaranty of those agencies.

         Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that securities be categorized as "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. Statement No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost if the reporting entity has the positive intent and ability to hold these securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity."

         Nearly all of our securities portfolio is purchased with the intent to hold the security until maturity. At June 30, 2006, we maintained a small trading account totaling $109,000 and the rest of our securities portfolio was classified as held to maturity. Securities not classified as "held to maturity" or as "trading securities" are classified as "available for sale" and are reported at fair value with unrealized gains and losses on the securities impacting equity.

         At June 30, 2006 our securities portfolio did not contain securities of any issuer, other than the U.S. government or its agencies, having an aggregate book value in excess of 10% of our equity. We do not currently participate in hedging programs, interest rate caps, floors or swaps, or other activities involving the use of off-balance sheet derivative financial instruments, however, we may in the future utilize such instruments if we believe it would be beneficial for managing our interest rate risk.

         The following table sets forth the carrying value of our held to maturity securities portfolio at the dates indicated. Securities classified as held to maturity are shown at our amortized cost.

                                                                              At June 30,
                                                                 --------------------------------------
                                                                   2006           2005            2004
                                                                   ----           ----            ----
                                                                         (In thousands)
Securities Held to Maturity:
  U.S. Government Agency Obligations....................         $24,127        $24,133         $26,588
  Government National Mortgage Association..............              69             87             109
  Federal Home Loan Mortgage Corporation................             923          1,206           1,630
  Federal National Mortgage Association.................           2,588          2,866           3,188
                                                                 -------        -------         -------
    Total securities held to maturity...................         $27,707        $28,292         $31,515
                                                                 =======        =======         =======

         The following table sets forth certain information regarding the carrying values, weighted average yields and maturities of our securities portfolio at June 30, 2006. This table shows contractual maturities and does not reflect repricing or the effect of prepayments. Actual maturities of the securities held by us may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without prepayment penalties. Callable securities pose reinvestment risk because we may not be able to reinvest the proceeds from called securities at an equivalent or higher interest rate.

                                                                        At June 30, 2006
                                    ------------------------------------------------------------------------------------------------
                                                                                              More than
                                    One Year or Less  One to Five Years Five to Ten Years     Ten Years          Total Securities
                                    ----------------  ----------------- ----------------- -----------------  -----------------------
                                    Carrying Average  Carrying Average  Carrying  Average Carrying  Average  Carrying Average Market
                                      Value   Yield     Value   Yield     Value    Yield    Value    Yield     Value   Yield   Value
                                      -----   -----     -----   -----     -----    -----    -----    -----     -----   -----   -----
                                                                      (Dollars in thousands)
U.S. Government agency
  obligations....................   $     -       -%  $15,000    3.02%    $4,000    4.25%  $5,127    5.44%   $24,127   3.74% $23,273

Mortgage-Backed Securities:
  Government National Mortgage
  Association....................         -       -         -       -          -       -       69    5.47         69   5.49       70

  Federal Home Loan Mortgage
    Association..................         -       -         -       -        172    6.52      751    4.84        923   5.15      938

  Federal National Mortgage
    Association..................         -       -       894    6.13      1,035    4.39      659    5.21      2,588   5.20    2,540
                                    -------    ----   -------    ----     ------    ----   ------    ----    -------   ----  -------

  Total..........................   $     -       -%  $15,894    3.20%    $5,207    4.35%  $6,606    5.35%   $27,707   3.93% $26,821
                                    =======    ====   =======    ====     ======    ====   ======    ====    =======   ====  =======

Sources of Funds

         General. Deposits are our major source of funds for lending and other investment purposes. To the extent that our loan originations have exceeded the funding available from deposits, we have borrowed funds from the Federal Home Loan Bank to supplement the amount of funds for lending and funding daily operations. At June 30, 2006 our total loans to deposits ratio was 115%.

         In addition, we derive funds from loan and mortgage-backed securities principal repayments, and proceeds from the maturity and call of investment securities. Loan and securities payments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by pricing strategies and money market conditions.

         Deposits. Our current deposit products include checking and savings accounts, certificates of deposit and fixed or variable rate individual retirement accounts (IRA's). Deposit account terms vary, primarily as to the required minimum balance amount, the amount of time, if any, that the funds must remain on deposit and the applicable interest rate. Our savings account menu includes regular passbook, statement, money market and club accounts. Our certificates of deposit currently range in terms from 6 months to 10 years. Our IRA's are available with the same maturities as certificates of deposit accounts, with the exception of the 30 month term. We offer a two year certificate of deposit that permits the depositor to increase the interest rate to the current two year rate once during the term.

         In May 2006, we introduced an "Opportunity Savings Account," a six-level tiered savings account, and a "Value Checking Account," a non-interest bearing account with no minimum balance requirement or maintenance fees offering unlimited check writing, free first order of checks, debit card, on-line banking and bill paying, telephone banking and direct deposit, plus a one year safe deposit box based on availability as well as no fee for out-of-network ATM transactions (other than any fee charged by the financial institution operating that ATM).

         Deposits are obtained primarily from within New Jersey. The Bank has not previously utilized the services of deposit brokers but management, at the board's direction, is evaluating brokered deposits as a funding source. Premiums or incentives for opening accounts are sometimes offered. We periodically select particular certificate of deposit maturities for promotion in connection with asset/liability management and interest rate risk concerns.

         The determination of deposit and certificate interest rates is based upon a number of factors, including: (1) need for funds based on loan demand, current maturities of deposits and other cash flow needs; (2) a current survey of a selected group of competitors' rates for similar products; (3) economic conditions; and (4) business plan projections.

         A large percentage of our deposits are in certificates of deposit, which totaled 57.5% of total deposits at June 30, 2006. The inflow of certificates of deposit and the retention of such deposits upon maturity are significantly influenced by general interest rates and money market conditions, making certificates of deposit traditionally a more volatile source of funding than core deposits. Our liquidity could be reduced if a significant amount of certificates of deposit maturing within a short period of time were not renewed. To the extent that such deposits do not remain with us, they may need to be replaced with borrowings which could increase our cost of funds and negatively impact our net interest rate spread and our financial condition.

         The following table sets forth the distribution of deposits at the Bank at the dates indicated and the weighted average nominal interest rates for each period on each category of deposits presented.

                                                                               At June 30,
                                     -----------------------------------------------------------------------------------------------
                                               2006                                2005                            2004
                                     ------------------------------    ------------------------------   ----------------------------
                                                          Weighted                          Weighted                       Weighted
                                              Percent      Average                Percent    Average              Percent   Average
                                              of Total     Nominal               of Total    Nominal              of Total  Nominal
                                     Amount   Deposits       Rate       Amount   Deposits      Rate      Amount  Deposits    Rate
                                     ------   --------       ----       ------   --------      ----      ------  --------    ----
                                                                          (Dollars in thousands)
Non-interest-bearing demand
   deposits......................  $  9,135      4.69%           -%  $   8,421      4.27%         -%  $   7,122     3.74%        -%

Interest-bearing demand
   deposits......................    30,896     15.87         0.97      35,758     18.16       0.93      35,860    18.83      0.93

Savings and club deposits........    42,696     21.92         1.49      48,916     24.84       1.22      52,927    27.78      1.21

Certificates of deposit..........   112,028     57.52         4.15     103,836     52.73       3.30      94,591    49.65      2.80
                                   --------    ------         ----    --------    ------       ----    --------   ------      ----

     Total deposits..............  $194,755    100.00%        2.87%   $196,931    100.00%      2.21%   $190,500   100.00%     1.90%
                                   ========    ======         ====    ========    ======       ====    ========   ======      ====

         The following table sets forth the certificates of deposit at the Bank classified by interest rate as of the dates indicated.

                                                                          At June 30,
                                   -----------------------------------------------------------------------------------------
                                            2006                             2005                            2004
                                   ------------------------         ------------------------         -----------------------
                                                    Percent                          Percent                         Percent
                                   Amount          of Total         Amount          of Total         Amount         of Total
                                   ------          --------         ------          --------         ------         --------
                                                                    (Dollars in thousands)
Interest Rate
-------------
1.00% - 1.99%.............        $      8             0.01%       $  6,091             5.87%        $33,956          35.90%
2.00% - 2.99%.............           2,375             2.12          36,083            34.75          23,291          24.62
3.00% - 3.99%.............          28,049            25.04          38,192            36.78          15,300          16.18
4.00% - 4.99%.............          68,182            60.86          14,762            14.22          13,162          13.91
5.00% - 5.99%.............          13,400            11.96           7,748             7.46           7,777           8.22
6.00% - 6.99%.............              14             0.01             960             0.92           1,105           1.17
                                  --------           ------        --------           ------         -------         ------
  Total...................        $112,028           100.00%       $103,836           100.00%        $94,591         100.00%
                                  ========           ======        ========           ======         =======         ======

         The   following   table  sets  forth  the  amount  and   maturities  of
certificates of deposit at the Bank at June 30, 2006.

                                                                     Amount Due
                               -----------------------------------------------------------------------------------------
                                                                                                               After
                                    June 30,         June 30,        June 30,       June 30,       June 30,       June 30,
Interest Rate                         2007             2008            2009           2010           2011           2012
----------------                   --------         --------        --------       --------       --------       --------
                                                                 (In thousands)
1.00% - 1.99%.............          $     8          $     -         $    -         $    -          $  -          $     -
2.00% - 2.99%.............            2,374                1              -              -             -                -
3.00% - 3.99%.............           23,232            3,614          1,049              -             -              154
4.00% - 4.99%.............           46,489           14,045          2,732          1,729           666            2,521
5.00% - 5.99%.............            4,352            1,716              3              -             -            7,329
6.00% - 6.99%.............                8                6              -              -             -                -
                                    -------          -------         ------         ------          ----          -------
    Total.................          $76,463          $19,382         $3,784         $1,729          $666          $10,004
                                    =======          =======         ======         ======          ====          =======

         The following table shows the amount of the Bank's certificates of deposit of $100,000 or more by time remaining until maturity as of June 30, 2006.


                                                    Certificates
Remaining Time Until Maturity                        of Deposits
-----------------------------                        -----------
                                                   (In thousands)
Within three months.......................            $ 8,775
Three through six months..................              7,396
Six through twelve months.................             10,165
Over twelve months........................             10,872
                                                       ------
    Total.................................            $37,208
                                                      =======

         Borrowings. To supplement our deposits as a source of funds for lending or investment, we have borrowed funds in the form of advances from the Federal Home Loan Bank. At June 30, 2006, our collateralized borrowing limit with the Federal Home Loan Bank was $56.2 million and our outstanding borrowings with the Federal Home Loan Bank totaled $54.2 million. Information regarding our total borrowings as of June 30, 2006 are set forth in the following table.

                                                                          At June 30, 2006
                                                            -------------------------------------------
                                                            Balance         Rate               Maturity
                                                            -------         ----               --------
                                                                   (Dollars in thousands)
Total Borrowings:
Overnight Line of Credit.............................       $18,500   daily adjustable               next day
                                                                       rate (5.42% on
                                                                       June 30, 2006)
30 Day Adjustable Rate Advance.......................       $23,000   daily adjustable                30 days
                                                                       rate (5.41% on
                                                                       June 30, 2006)
Five Year Amortizing Fixed Rate Advance..............        $2,681              3.60%            August 2009
Five Year Fixed Rate Advance.........................        $5,000              4.25%          December 2009
Five Year Fixed Rate Advance.........................        $5,000              4.28%              June 2010

         Short-term Federal Home Loan Bank advances generally have original maturities of less than one year. Information regarding our short-term advances for the dates and periods indicated are set forth in the following table.

                                                                                 At or For the
                                                                               Year Ended June 30,
                                                                     ------------------------------------
                                                                     2006             2005          2004
                                                                     ----             ----          ----
                                                                              (Dollars in thousands)
Short-Term Borrowings:
Average balance outstanding...............................         $24,602          $ 8,033       $ 4,289
Maximum amount outstanding
  at any month-end during the period......................          41,500           13,400         7,500
Balance outstanding at end of period......................          41,500            7,750         7,500
Weighted average interest rate during the period..........           4.59%            2.23%         1.12%
Weighted average interest rate at end of period...........           5.41%            3.49%         1.61%

         Advances from the Federal Home Loan Bank are typically secured by the Federal Home Loan Bank stock and a portion of our residential mortgage loans and by other assets, mainly securities which are obligations of or guaranteed by the U.S. government. Additional information regarding our borrowings is included under Note 8 to our consolidated financial statements beginning on page F-1.

Subsidiary Activity

         MSB Financial Corp. has no direct subsidiaries other than Millington Savings Bank. Millington Savings Bank has one wholly-owned subsidiary, Millington Savings Services Corp., formed in 1984. The service corporation owns the Bank's former main office building, on which a sale is pending.

Personnel

         As of June 30, 2006, Millington Savings Bank had 49 full time equivalent employees. The employees are not represented by a collective bargaining unit, and the Bank believes its relationship with the employees is good.

Properties and Equipment

         At June 30, 2006,  our  investment  in property and  equipment,  net of
depreciation  and  amortization,   totaled  $8.9  million,  including  leasehold
improvements and construction in progress.


                                           Year Facility         Leased or
Office Location                               Opened               Owned
---------------                               ------               -----

Millington Main Office
1902 Long Hill Road                            1994                Owned
Millington, NJ
Dewy Meadow Branch Office
415 King George Road                           2002               Leased
Basking Ridge, NJ
RiverWalk Branch Office
675 Martinsville Road                         2005(1)             Leased
Basking Ridge, NJ
Martinsville Branch Office
1924 Washington Valley Road                    2006               Leased
Martinsville, NJ

------------------
(1) The Bank's first branch office location opened in 1998 in Liberty Corner, New Jersey. This office was relocated to RiverWalk Plaza in Basking Ridge, New Jersey in 2005.

         The above table does not include our Bernardsville branch office on Morristown Road in Bernardsville, New Jersey which is in construction. The projected opening date for this office is late 2007.

Legal Proceedings

         Millington Savings Bank, from time to time, is a party to routine litigation which arises in the normal course of business, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans, and other issues incident to our business. There were no lawsuits pending or known to be contemplated against MSB Financial Corp. or Millington Savings Bank at June 30, 2006 that would have a material effect on our operations or income.

                                   REGULATION

         Millington Savings Bank and MSB Financial Corp. operate in a highly regulated industry. This regulation establishes a comprehensive framework of activities in which a savings and loan holding company and federal savings bank may engage and is intended primarily for the protection of the deposit insurance fund and depositors. Set forth below is a brief description of certain laws that relate to the regulation of Millington Savings Bank and MSB Financial Corp. The description does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.

         Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution and its holding company, the classification of assets by the institution and the adequacy of an institution's allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, including changes in the regulations governing mutual holding companies, could have a material adverse impact on MSB Financial Corp., Millington Savings Bank, and their operations. The adoption of regulations or the enactment of laws that restrict the operations of Millington Savings Bank and/or MSB Financial Corp. or impose burdensome requirements upon one or both of them could reduce their profitability and could impair the value of Millington Savings Bank's franchise, resulting in negative effects on the trading price of MSB Financial Corp. common stock.

Regulation of Millington Savings Bank

         General. As a New Jersey chartered, Federal Deposit Insurance Corporation-insured savings bank, Millington Savings Bank is subject to extensive regulation by the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation. This regulatory structure gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies regarding the classification of assets and the level of the allowance for loan losses. The activities of federal savings banks are subject to extensive regulation, including restrictions or requirements with respect to loans to one borrower, the percentage of non-mortgage loans or investments to total assets, capital distributions, permissible investments and lending activities, liquidity, transactions with affiliates and community reinvestment. Federal savings banks are also subject to reserve requirements imposed by the Federal Reserve System. A federal savings bank's relationship with its depositors and borrowers is regulated by both state and federal law, especially in such matters as the ownership of savings accounts and the form and content of the bank's mortgage documents.

         Millington Savings Bank must file regulatory reports concerning its activities and financial condition, and must obtain regulatory approvals prior to entering into certain transactions, such as mergers with or acquisitions of other financial institutions. The New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation regularly examine Millington Savings Bank and prepares reports to Millington Savings Bank's Board of Directors on deficiencies, if any, found in its operations. The regulatory authorities have substantial discretion to impose enforcement action on an institution that fails to comply with applicable regulatory requirements, particularly with respect to its capital requirements.

         Insurance of Deposit Accounts. Deposit accounts in Millington Savings Bank are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation, generally up to a maximum of $100,000 for standard accounts and $250,000 for individual retirement accounts. The Federal Deposit Insurance Corporation maintains a risk-based deposit insurance assessment system by which institutions are assigned to one of three categories based on their capitalization and one of three subcategories based on examination ratings and other supervisory information. An institution's assessment rate depends upon the categories to which it is assigned. Assessment rates for Savings Association Insurance Fund member institutions are determined semi-annually by the Federal Deposit Insurance Corporation and currently range from zero basis points of assessable deposits for the healthiest institutions to 27 basis points of assessable deposits for the riskiest. The assessment rate for Millington Savings Bank is currently 0%.

         In addition to assessments for deposit insurance, all Federal Deposit Insurance Corporation-insured institutions are required to pay assessments to the Federal Deposit Insurance Corporation to fund payments on bonds issued in the late 1980s by a federal agency to recapitalize the predecessor to the Savings Association Insurance Fund. These assessments will continue until the Financing Corporation bonds mature in 2019.

         The Federal Deposit Insurance Corporation may terminate an institution's deposit insurance upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition.

         Federal Deposit Insurance Reform. The Federal Deposit Insurance Reform Act of 2005 was enacted on February 8, 2006 as a part of the Deficit Reduction Act of 2005. Effective March 31, 2006, the Bank Insurance Fund and the Savings Association Insurance Fund were merged into a new combined fund, called the Deposit Insurance Fund. The Federal Deposit Insurance Reform Act will also (i) increase deposit insurance coverage for retirement accounts to $250,000, (ii) index the current $100,000 insurance coverage limit for standard accounts and the new $250,000 limit for retirement accounts to reflect inflation (with adjustments for inflation every five years, commencing January 1, 2011), (iii) require the Federal Deposit Insurance Corporation to assess annual deposit insurance premiums on all banks and savings institutions, (iv) give a one-time insurance assessment credit totaling $4.7 billion to banks and savings institutions in existence on December 31, 1996 that can be used to offset premiums otherwise due, (v) impose a cap on the level of the Deposit Insurance Fund and provide for dividends or rebates when the fund grows beyond a specified threshold, (vi) adopt a historical basis concept for distributing the aforementioned one-time credit and dividends (with each institution's historical basis to be determined by a formula that looks back to the institution's assessment base in 1996 and adds premiums paid since that time) and (vii) authorize revisions to the current risk-based system for assessing premiums, including replacing the current fixed reserve ratio requirement of 1.25% with a range of between 1.15% and 1.5% of insured deposits.

         The merger of the two deposit insurance funds required by the Federal Deposit Insurance Reform Act was effective as of March 31, 2006. The Federal
Deposit Insurance Corporation is required to adopt final rules for the rest of the provisions no later than 270 days after enactment. Such regulations will result in the imposition of deposit insurance assessments on all members of the Deposit Insurance Fund, including Millington Savings Bank, and such assessments could have an adverse effect on the operating expenses and results of operations of Millington Savings Bank. Millington Savings Bank's management cannot predict the rate of any such insurance assessments or the effect of the assessments on its operations.

         Regulatory Capital Requirements. Federal Deposit Insurance Corporation capital regulations require savings institutions to meet three minimum capital standards: (1) tangible capital equal to 1.5% of total adjusted assets, (2) "Tier 1" or "core" capital equal to at least 4% (3% if the institution has received the highest possible rating on its most recent examination) of total adjusted assets, and (3) risk-based capital equal to 8% of total risk-weighted assets. At June 30, 2006, Millington Savings Bank was in compliance with the minimum capital standards and qualified as "well capitalized." For Millington Savings Bank's compliance with these regulatory capital standards, see
Historical and Pro Forma Capital Compliance as well as Note 13 to the consolidated financial statements. In assessing an institution's capital adequacy, the Federal Deposit Insurance Corporation takes into consideration not only these numeric factors but also qualitative factors, and has the authority to establish higher capital requirements for individual institutions where necessary.

         The Federal Deposit Insurance Corporation may require any savings institution that has a risk-based capital ratio of less than 8%, a ratio of Tier 1 capital to risk-weighted assets of less than 4% or a ratio of

Tier 1 capital to total adjusted assets of less than 4% (3% if the institution has received the highest rating on its most recent examination) to take certain action to increase its capital ratios. If the savings institution's capital is significantly below the minimum required levels of capital or if it is unsuccessful in increasing its capital ratios, the institution's activities may be restricted.

         For purposes of the capital regulations, tangible capital is defined as core capital less all intangible assets except for certain mortgage servicing rights. Tier 1 or core capital is defined as common stockholders' equity, non-cumulative perpetual preferred stock and related surplus, minority interests in the equity accounts of consolidated subsidiaries, and certain non-withdrawable accounts and pledged deposits of mutual savings banks. Millington Savings Bank does not have any non-withdrawable accounts or pledged deposits. Tier 1 and core capital are reduced by an institution's intangible assets, with limited exceptions for certain mortgage and non-mortgage servicing rights and purchased credit card relationships. Both core and tangible capital are further reduced by an amount equal to the savings institution's debt and equity investments in "non-includable" subsidiaries engaged in activities not permissible for national banks other than subsidiaries engaged in activities undertaken as agent for customers or in mortgage banking activities and subsidiary depository institutions or their holding companies.

         The risk-based capital standard for savings institutions requires the maintenance of total capital of 8% of risk-weighted assets. Total capital equals the sum of core and supplementary capital. The components of supplementary capital include, among other items, cumulative perpetual preferred stock, perpetual subordinated debt, mandatory convertible subordinated debt, intermediate-term preferred stock, the portion of the allowance for loan losses not designated for specific loan losses and up to 45% of unrealized gains on equity securities. The portion of the allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, supplementary capital is limited to 100% of core capital. For purposes of determining total capital, a savings institution's assets are reduced by the amount of capital instruments held by other depository institutions pursuant to reciprocal arrangements and by the amount of the institution's equity investments (other than those deducted from core and tangible capital) and its high loan-to-value ratio land loans and non-residential construction loans.

         A savings institution's risk-based capital requirement is measured against risk-weighted assets, which equal the sum of each on-balance-sheet asset and the credit-equivalent amount of each off-balance-sheet item after being multiplied by an assigned risk weight. These risk weights range from 0% for cash to 100% for delinquent loans, property acquired through foreclosure, commercial loans, and certain other assets.

         Dividend and Other Capital Distribution Limitations. A savings institution, like Millington Savings Bank, that is a subsidiary of a savings and loan holding company must file an application or a notice with the Office of Thrift Supervision at least thirty days before making a capital distribution, such as paying a dividend to MSB Financial Corp. The Office of Thrift Supervision imposes various restrictions or requirements on the ability of savings institutions to make capital distributions, including cash dividends. A savings institution must file an application for prior approval of a capital distribution if: (i) it is not eligible for expedited treatment under the applications processing rules of the Office of Thrift Supervision; (ii) the total amount of all capital distributions, including the proposed capital distribution, for the applicable calendar year would exceed an amount equal to the savings institution's net income for that year to date plus the institution's retained net income for the preceding two years; (iii) it would not adequately be capitalized after the capital distribution; or (iv) the distribution would violate an agreement with the Office of Thrift Supervision or applicable regulations. The Office of Thrift Supervision may disapprove a notice or deny an application for a capital distribution if: (i) the savings institution would be undercapitalized following the capital distribution; (ii) the proposed capital distribution raises safety and soundness concerns; or (iii) the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

         Capital distributions by MSB Financial Corp., as a savings and loan holding company, are not subject to the Office of Thrift Supervision capital distribution rules. Because MSB Financial Corp. will retain 50% of the net proceeds of the stock offering, the possibility that Millington Savings Bank would need to file an application rather than a notice for capital distributions is not expected to affect the payment of cash dividends by MSB Financial Corp. to its stockholders or the amount of such dividends.

         Safety and Soundness Standards. As required by statute, the federal banking agencies have adopted guidelines establishing general standards relating to internal controls, information and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The guidelines require, among other things, the implementation of appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. If it is determined that a savings institution has failed to meet any standard prescribed by the guidelines, the institution may be required to submit an acceptable plan to achieve compliance with the standard.

         Qualified Thrift Lender Test. Savings institutions must meet a qualified thrift lender test or they become subject to the business activity restrictions and branching rules applicable to national banks. To qualify as a qualified thrift lender, a savings institution must either (i) be deemed a "domestic building and loan association" under the Internal Revenue Code by maintaining at least 60% of its total assets in specified types of assets, including cash, certain government securities, loans secured by and other assets related to residential real property, educational loans and investments in premises of the institution or (ii) satisfy the statutory qualified thrift lender test set forth in the Home Owners' Loan Act by maintaining at least 65% of its portfolio assets in qualified thrift investments (defined to include residential mortgages and related equity investments, certain mortgage-related securities, small business loans, student loans and credit card loans). For purposes of the statutory qualified thrift lender test, portfolio assets are defined as total assets minus goodwill and other intangible assets, the value of property used by the institution in conducting its business, and specified liquid assets up to 20% of total assets. A savings institution must maintain its status as a qualified thrift lender on a monthly basis in at least nine out of every twelve months. Millington Savings Bank met the qualified thrift lender test as of June 30, 2006 and in each of the last twelve months and, therefore, qualifies as a qualified thrift lender.

         A savings bank that fails the qualified thrift lender test and does not convert to a bank charter generally will be prohibited from: (1) engaging in any new activity not permissible for a national bank, (2) paying dividends not permissible under national bank regulations, and (3) establishing any new branch office in a location not permissible for a national bank in the institution's home state. In addition, if the institution does not requalify under the qualified thrift lender test within three years after failing the test, the institution would be prohibited from engaging in any activity not permissible for a national bank and would have to repay any outstanding advances from the Federal Home Loan Bank as promptly as possible.

         Community Reinvestment Act. Under the Community Reinvestment Act, every insured depository institution, including Millington Savings Bank, has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community. The

Community Reinvestment Act requires the depository institution's record of meeting the credit needs of its community to be assessed and taken into account in the evaluation of certain applications by such institution, such as a merger or the establishment of a branch office by Millington Savings Bank. An unsatisfactory Community Reinvestment Act examination rating may be used as the basis for the denial of an application. Millington Savings Bank received a "satisfactory" rating in its most recent Community Reinvestment Act examination.

         Federal Home Loan Bank System. Millington Savings Bank is a member of the Federal Home Loan Bank of New York, which is one of twelve regional federal home loan banks. Each federal home loan bank serves as a reserve or central bank for its members within its assigned region. It is funded primarily from funds deposited by financial institutions and proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes loans to members pursuant to policies and procedures established by its board of directors.

         As a member, Millington Savings Bank is required to purchase and maintain stock in the Federal Home Loan Bank of New York in an amount equal to the greater of 1% of our aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year or 5% of our outstanding Federal Home Loan Bank advances.

         The Federal Home Loan Banks are required to provide funds for the resolution of troubled savings institutions and to contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of Federal Home Loan Bank dividends paid and could continue to do so in the future. In addition, these requirements could result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members.

         The USA Patriot Act. Millington Savings Bank is subject to regulations implementing the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA Patriot Act. The USA Patriot Act gives the federal government powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. By way of amendments to the Bank Secrecy Act, Title III of the USA Patriot Act takes measures intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Further, certain provisions of Title III impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents and parties registered under the Commodity Exchange Act.

         Among other requirements, Title III of the USA Patriot Act and the related regulations impose the following requirements with respect to financial institutions:

o    Establishment of anti-money  laundering  programs that include, at minimum:
     (i) internal policies, procedures, and controls; (ii) specific designation of an anti-money laundering compliance officer; (iii) ongoing employee training programs; and (iv) an independent audit function to test the anti-money laundering program.

o    Establishment of a program specifying  procedures for obtaining identifying
     information  from  customers  seeking  to  open  new  accounts,   including
     verifying the identity of customers within a reasonable period of time.

o Establishment of appropriate, specific, and, where necessary, enhanced due diligence policies, procedures, and controls designed to detect and report money laundering.

o Prohibitions on establishing, maintaining, administering or managing correspondent accounts for foreign shell banks (foreign banks that do not have a physical presence in any country), and compliance with certain record keeping obligations with respect to correspondent accounts of foreign banks.

         Bank   regulators   are  directed  to  consider  a  holding   company's
effectiveness in combating money laundering when ruling on applications under the Federal Reserve Act and the Bank Merger Act.

Regulation of MSB Financial Corp.

         General. MSB Financial Corp. is a savings and loan holding company within the meaning of Section 10 of the Home Owners' Loan Act. It is required to file reports with the Office of Thrift Supervision and is subject to regulation and examination by the Office of Thrift Supervision. MSB Financial Corp. must also obtain regulatory approval from the Office of Thrift Supervision before engaging in certain transactions, such as mergers with or acquisitions of other financial institutions. In addition, the Office of Thrift Supervision has enforcement authority over MSB Financial Corp. and any non-savings institution subsidiaries. This permits the Office of Thrift Supervision to restrict or prohibit activities that it determines to be a serious risk to Millington Savings Bank. This regulation is intended primarily for the protection of the depositors and not for the benefit of stockholders of MSB Financial Corp.

         Activities Restrictions. As a savings and loan holding company and as a subsidiary holding company of a mutual holding company, MSB Financial Corp. is subject to statutory and regulatory restrictions on its business activities. The non-banking activities of MSB Financial Corp. and its non-savings institution subsidiaries are restricted to certain activities specified by Office of Thrift Supervision regulation, which include performing services and holding properties used by a savings institution subsidiary, activities authorized for savings and loan holding companies as of March 5, 1987, and non-banking activities permissible for bank holding companies pursuant to the Bank Holding Company Act of 1956 or authorized for financial holding companies pursuant to the Gramm-Leach-Bliley Act. Before engaging in any non-banking activity or acquiring a company engaged in any such activities, MSB Financial Corp. must file with the Office of Thrift Supervision either a prior notice or (in the case of non-banking activities permissible for bank holding companies) an application regarding its planned activity or acquisition.

         Mergers and Acquisitions. MSB Financial Corp. must obtain approval from the Office of Thrift Supervision before acquiring, directly or indirectly, more than 5% of the voting stock of another savings institution or savings and loan holding company or acquiring such an institution or holding company by merger, consolidation or purchase of its assets. Federal law also prohibits a savings and loan holding company from acquiring more than 5% of a company engaged in activities other than those authorized for savings and loan holding companies by federal law or acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating an application for MSB Financial Corp. to acquire control of a savings institution, the Office of Thrift Supervision would consider the financial and managerial resources and future prospects of MSB Financial Corp. and the target institution, the effect of the acquisition on the risk to the insurance funds, the convenience and the needs of the community and competitive factors.

         Waivers of Dividends by MSB Financial, MHC. Office of Thrift Supervision regulations require MSB Financial, MHC to notify the Office of Thrift Supervision of any proposed waiver of its receipt of dividends from MSB Financial Corp. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the waiver would not be detrimental to the safe and sound operations of the subsidiary savings association and (ii) the mutual holding company's board of directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's members. Subject to the non-objection of the Office of Thrift Supervision, we anticipate that MSB Financial, MHC will waive dividends paid by MSB Financial Corp., if any.

         Conversion of MSB Financial, MHC to Stock Form. Office of Thrift Supervision regulations permit MSB Financial, MHC to convert from the mutual form of organization to the capital stock form of organization, commonly referred to as a second step conversion. In a second step conversion a new holding company would be formed as the successor to MSB Financial Corp., MSB Financial, MHC's corporate existence would end, and certain depositors of Millington Savings Bank would receive the right to subscribe for shares of the new holding company. In a second step conversion, each share of common stock held by stockholders other than MSB Financial, MHC would be automatically converted into shares of common stock of the new holding company.

         Acquisition of Control. Under the federal Change in Bank Control Act, a notice must be submitted to the Office of Thrift Supervision if any person (including a company), or group acting in concert, seeks to acquire "control" of a savings and loan holding company or savings association. An acquisition of "control" can occur upon the acquisition of 10% or more of the voting stock of a savings and loan holding company or savings institution or as otherwise defined by the Office of Thrift Supervision. Under the Change in Bank Control Act, the Office of Thrift Supervision has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company.

Federal Securities Laws

         General. MSB Financial Corp. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued pursuant to the offering. Upon completion of the offering, MSB Financial Corp. common stock will continue to be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. MSB Financial Corp. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

         Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act of 2002 implemented various legislative reforms addressing, among other matters, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by Section 302(a) of Sarbanes-Oxley Act and the implementing rules of the Securities and Exchange Commission, MSB Financial Corp.'s Chief Executive Officer and Chief Financial Officer each will be required to certify that its quarterly and annual reports do not contain any untrue statement of a material fact. The rules have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal controls; they have made certain disclosures to our auditors and the audit committee of the Board of Directors about our internal controls; and they have included information in our quarterly and annual reports about their evaluation and whether there have been significant changes in our internal controls or in other factors that could significantly affect internal controls.

                                    TAXATION

Federal Taxation

         Savings institutions are subject to the Internal Revenue Code of 1986, as amended, in the same general manner as other corporations.

         All thrift institutions are now subject to the same provisions as banks with respect to deductions for bad debts. Thrift institutions that are treated as "small banks" (the average adjusted bases for all assets of such institution equals $500 million or less) under the Internal Revenue Code may account for bad debts by using the experience method for determining additions to their bad debt reserve. Thrift institutions that are not treated as small banks must now use the specific charge-off method.

         MSB Financial Corp. may exclude from its income 100% of dividends received from Millington Savings Bank as a member of the same affiliated group of corporations. A 70% dividends received deduction generally applies with respect to dividends received from corporations that are not members of such affiliated group.

         MSB Financial Corp. and Millington Savings Bank file a consolidated federal tax return with MSB Financial, MHC. Such income tax returns have not been audited by the IRS during the past five years.

State Taxation

         MSB Financial Corp. and its subsidiaries file New Jersey income tax returns and are subject to a 9% state income tax that is calculated based on federal taxable income, subject to certain adjustments.

         The state income tax returns of MSB Financial, MHC, MSB Financial Corp. and Millington Savings Bank have not been audited during the past five years. For additional information, see Note 10 to the consolidated financial statements beginning on page F-1.

                                   MANAGEMENT

General

         MSB Financial Corp.'s Board of Directors is composed of seven members, with each director serving for a term of three years in accordance with the requirement in MSB Financial Corp.'s bylaws that directors be divided into three classes, as nearly equal in number as possible, with one class elected annually. Each director of MSB Financial Corp. also serves as a director of MSB Financial, MHC, Millington Savings Bank and Millington Savings Service Corp. MSB Financial Corp.'s and Millington Savings Bank's officers are appointed annually by the Board of Directors and serve at the Board's discretion.

                                                                                                     Current
                                                                                       Director       Term
                           Age    Position                                             Since(1)      Expires
                           ---    --------                                             --------      -------
Directors:
----------
Albert N. Olsen            71     Chairman                                               1974         2009
Gary T. Jolliffe           62     Director, President and Chief Executive Officer        1992         2009
E. Haas Gallaway, Jr.      65     Director                                               1987         2007
W. Scott Gallaway          60     Director                                               2000         2007
Thomas G. McCain           68     Director                                               1992         2008
Ferdinand J. Rossi         64     Director                                               1975         2008
Michael A. Shriner         42     Director, Executive Vice President                     1999         2007
                                  and Chief Operating Officer
Senior Management:
------------------
Jeffrey E. Smith           57     Vice President and Chief Financial Officer
Nancy E. Schmitz           50     Vice President, Chief Lending Officer
                                  and Corporate Secretary
Susan M. Schumann          56     Vice President
Betty Zangari              62     Vice President and Assistant Corporate Secretary

----------------------
(1) Indicates the year the individual first became a director of Millington Savings Bank. Upon the formation of MSB Financial Corp. in 2004, each person serving at that time as a director of Millington Savings Bank became a director of MSB Financial Corp.

Biographical Information

         Albert N. Olsen has been a director of Millington Savings Bank since October 1974 and was elected chairman of the Board in December 1999. Mr. Olsen is a certified public accountant and is president of Olsen & Thompson, P.A., a CPA firm established in 1961. In addition, Mr. Olsen is a member of Olsen & Thompson Investment Advisory Services, LLC. Mr. Olsen is a member of the New Jersey Society of Certified Public Accountants and has served in various positions with the Society, including chairman of the Committee for Management of Accounting Practices, trustee, treasurer, vice president, president of the Morris-Sussex-Warren Chapter and chairman of the Board and trustee of the Society's Insurance Trust. In addition, Mr. Olsen is a member of the American Institute of Certified Public Accountants, a past trustee and past chairman of the Board of the Midland School Foundation and a past board member of Mrs. Wilson's (Halfway House).

         Gary T. Jolliffe joined Millington Savings Bank in January 1986 as its executive vice president and was appointed as its president in 1990. In 1992, Mr. Jolliffe was also appointed to the position of chief executive officer and also became a director. Mr. Jolliffe has been a member of the Board of Governors of the New Jersey League of Community Bankers since July 1999 serving in numerous positions, including chairman of the New Jersey League of Community Bankers from July 2004 to June 30, 2005. Mr. Jolliffe is a member of the Board of Trustees of Freedom House Foundation, Glen Gardner, New Jersey, and is also a member of the Bernardsville Rotary Club in which he has held the positions of director, president, vice president and treasurer.


         E. Haas Gallaway, Jr. has been a director of Millington Savings Bank since October 1987. He is President and Manager of Gallaway and Crane Funeral Home with principal offices located in Basking Ridge and a branch location located in Bernardsville. This firm was founded by his father, E. Haas Gallaway, Sr.

, in Millington in 1935 and moved to its present location in Basking Ridge in 1936. Mr. Gallaway has been associated with the firm since 1960, purchased a minority position in the firm in 1963 and the remainder of the corporation in 1976. He is a licensed funeral director in the states of New Jersey and Florida. Mr. Gallaway is a member and past president of the Morris County Funeral Directors' Association, The New Jersey State Funeral Directors' Association, National Funeral Directors' Association, and member and past president of the Bernardsville Rotary Club, former director and past president of the Somerset Hills YMCA, and a past president of the Board of Directors of Honesty House formerly of Stirling. A life-long resident of the area, he has resided in Bernardsville since 1949 coming from Basking Ridge.

         W. Scott Gallaway founded Gallaway Associates, a Real Estate Brokerage and Appraisal firm in 1975 and sold the brokerage portion to Remax Properties Unlimited in 2000. He remains a Broker/Salesperson with Remax Properties Unlimited. Mr. Gallaway is a licensed Real Estate Appraiser and has served as President and/or an Officer of numerous Professional Organizations and a member and Past President of the Bernardsville Rotary Club. Mr. E. Haas Gallaway, Jr. and Mr. W. Scott Gallaway are brothers.


         Dr. Thomas G. McCain became principal of the Fairmount Avenue School in Chatham, New Jersey in 1964 after having taught in Berlin, Connecticut. He left Chatham nine years later to become Assistant Superintendent of Schools in Freeport, New York and in 1978 was appointed Superintendent of Schools in Bernardsville, New Jersey, the district from which he retired from public education in 1988. Since then Mr. McCain has been president and sole owner of Learning Builders, a firm that provides planning and training services to schools and businesses in several states.

         Ferdinand (Fred) J. Rossi is currently the township administrator for the Township of Morris in Morris County, New Jersey and has held that office since 1995. Previously, Mr. Rossi served as the county administrator for Morris County, New Jersey for 15 years, and the township clerk and then administrator for the Township of Long Hill (formerly Passaic Township) for 12 years.

         Michael A. Shriner has been employed by the Bank since 1987 and became its vice president in 1990, senior vice president in 1997, executive vice president in 2002 and chief operating officer in 2006. He was appointed to the Board of Directors in 1999. Mr. Shriner currently serves as chairman of the Mortgage Steering Committee, is a member of the Residential Lending and Affordable Housing Committee and a former member of the Consumer Lending and CRA Committee of the New Jersey League of Community Bankers. He is a graduate of The National School of Banking (Fairfield University). Mr. Shriner is currently the financial secretary for the Knights of Columbus in Roselle Park, New Jersey.

         Jeffrey E. Smith joined Millington Savings Bank in 1996. He was appointed as its controller in 1998, vice president and controller in 2002, and in 2006 became vice president and chief financial officer. Mr. Smith previously served as vice president and controller for United National Bank in Plainfield, New Jersey where he was employed for 11 years.

         Nancy E. Schmitz has been employed by Millington Savings Bank since 1997 and started as its assistant corporate secretary and commercial lending officer. In 1999, Ms. Schmitz became corporate secretary. In addition to being the commercial lending officer, she has been responsible for the Bank's consumer loan portfolio since 1997. In 2006 she became a vice president and the chief lending officer for Millington Savings Bank. Ms. Schmitz has over 25 years banking experience, beginning as a branch loan officer for Lloyds Bank California in 1978 and serving at that institution and others in various positions including as a commercial credit analyst, a vice president of corporate lending and a senior corporate banking officer.

         Susan M. Schumann joined Millington Savings Bank in 1984 as a teller and has been promoted several times. She is currently a vice president and responsible for security, marketing, advertising and facilities. Ms. Schumann also serves as the Bank Secrecy Act officer.

         Betty Zangari joined Millington Savings Bank in 1992 as a teller and was promoted to head teller in 1996. In 1998, Ms. Zangari became Assistant Corporate Secretary. She was appointed Operations Supervisor in 2005 and became a vice president in 2006.

Director Compensation

         Millington Savings Bank directors currently are paid a fee of $2,200 per board meeting. The chairman of the Board of Directors currently is paid a fee of $4,400 per board meeting. The Board has regular meetings on a monthly basis and annually holds a special strategic planning meeting, for a total of 13 meetings per year. No additional compensation is paid for serving on the Boards of MSB Financial Corp. or MSB Financial, MHC. Mr. Jolliffe and Mr. Shriner, as employee directors, are not compensated for serving as directors of the Bank, MSB Financial Corp. or MSB Financial, MHC. Each of the Bank's directors, including the employee directors, serves on the subsidiary service corporation's Board of Directors and is paid a $200 quarterly retainer.

           Directors are paid a flat monthly fee of $300 for their committee participation. The Board maintains an Audit Committee, an Asset/Liability Management Committee and an Asset/Quality Committee. The Board has recently established a Compensation Committee and a Nominating Committee.


         The Audit Committee is currently comprised of Directors E. H. Gallaway, Jr., W. S. Gallaway, McCain, Olsen and Rossi. Director Olsen serves as the audit committee financial expert.

         The Bank's Directors Consultation and Retirement Plan (the "DCRP") provides retirement benefits to the directors of the Bank based upon the number of years of service to the Bank's board. To be eligible to receive benefits under the DCRP, a director generally must have completed at least 10 years of service and must not retire from the board prior to reaching 65 years of age. If a director agrees to become a consulting director to the Bank's board upon retirement, he will receive a monthly payment equal to 30-60% of the highest Bank's board fee and retainer in effect during the three-year period prior to the date of retirement based on the number of years of service as a director. Benefits under the DCRP begin upon a director's retirement and are paid for 120 months; provided, however, that in the event of a director's death prior to the receipt of all monthly payments, payments shall continue to the director's surviving spouse or estate until 120 payments have been made. The retirement benefit amount is payable to the participant for an additional period of 24 months for each additional period of five years of service completed by the director in excess of twenty years of service as of their actual retirement date. In the event there is a change in control (as defined in the DCRP), all directors will be presumed to have 20 years of service and attained age 65 under the DCRP and each director will receive a lump sum payment equal to the present value of future benefits payable. All payments under the plan need to be in accordance with Code Section 409A. Benefits under the DCRP are unvested and forfeitable until retirement at or after age 65 with at least 10 years of service, termination of service following a change in control, disability following at least 10 years of service or death. For the year ended June 30, 2006, the Bank's contribution and benefits paid under the DCRP totaled $24,000.

Executive Compensation

         Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by the president and chief executive officer and other named executive officers for the year ended June 30, 2006.


                                                                       Annual Compensation(1)
                                                                       ----------------------
                                                                                                  All Other
Name and Principal Position                                   Year       Salary         Bonus    Compensation
---------------------------                                  ------      ------         -----    ------------
Gary T. Jolliffe                                              2006      $182,598       $16,000     $78,353 (2)
President and Chief Executive Officer

Michael A. Shriner                                            2006      $130,312       $16,000     $28,678 (3)
Executive Vice President and Chief Operating Officer

Jeffrey E. Smith                                              2006       $93,444        $6,000     $20,352 (4)
Vice President and Chief Financial Officer

--------------
(1) Compensation information for the years ended 2004 and 2005 is omitted because MSB Financial Corp. was not a reporting company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 during those periods.

(2) Consists of $902 for life insurance, an employer contribution to the 401(k) Plan in the amount of $27,237 and an award under the executive incentive retirement plan of $50,214.

(3) Consists of $144 for life insurance, an employer contribution to the 401(k) Plan in the amount of $18,761 and an award under the executive incentive retirement plan of $9,773.

(4) Consists of $485 for life insurance, an employer contribution to the 401(k) Plan in the amount of $12,841 and an award under the executive incentive retirement plan of $7,026.

         Employment Agreements. The Bank has entered into employment agreements with Messrs. Jolliffe, Shriner and Smith. Mr. Jolliffe's, Mr Shriner's and Mr. Smith's current base salaries are $197,500, $142,000 and $101,000, respectively. Mr. Jolliffe's and Mr. Shriner's employment agreements have terms of three years while Mr. Smith's agreement has a term of one year. Each of the agreements provides for an annual one-year extension of the term of the agreement upon determination of the Board of Directors that the executive's performance has met the requirements and standards of the Board, so that the remaining term of the agreement continues to be three years, in the case of Messrs. Jolliffe and Shriner, and one year, in the case of Mr. Smith. If the Bank terminates Messrs. Jolliffe, Shriner or Smith without "just cause" as defined in the agreement, they will be entitled to a continuation of their salary from the date of termination through the remaining term of their agreement, but in no event for a period of less than 12 months and during the same period, the cost of obtaining all health, life, disability, and other benefits at levels substantially equal to those being provided on the date of termination of employment. Messrs. Jolliffe, Shriner and Smith's employment agreements provide that if their employment is terminated without just cause within twenty-four months of a change in control, they will be paid an amount equal to approximately three times their base salary for Messrs. Jolliffe and Shriner and one year in the case of Mr. Smith. This amount may be paid in a lump sum at the employee's discretion. If not paid in a lump sum, the amount is paid over 36 months for Messrs. Jolliffe and Shriner and 12 months for Mr. Smith or the remaining term of the agreement, whichever is less. If change in control payments had been made under the agreements as of June 30, 2006, the payments would have equaled approximately $592,000, $426,000, and $101,000, to Mr. Jolliffe, Mr. Shriner and Mr. Smith, respectively.

         The Bank has entered into one year employment agreements with three other officers on terms substantially the same as Mr. Smith's agreement.


         Executive Incentive Retirement Plan. The Bank's executive incentive retirement plan provides for equal annual installments for a period of 15 years commencing on the first day of the calendar month following the termination of employment due to retirement, resignation, disability or death. All payments under the plan are in accordance with Code Section 409A. The amount payable is based on the vested balance of the executive's accumulated awards plus interest at the prime rate published in The Wall Street Journal, credited quarterly, but no less than 4% or greater than 12%. The annual awards are based upon the executive's base salary in effect at the beginning of the plan year and the Bank's net income for the prior fiscal year. The percentage vested is based on the sum of the executive's age and years of service. The participant becomes fully vested at age 65, death, disability or upon a change in control of the Bank. Upon the death of the participant, the beneficiary shall receive the remaining balance paid in a lump sum. The plan expense for the year ended June 30, 2006 was approximately $103,000.


         Split Dollar Life Insurance Agreement. The Bank has entered into Life Insurance Agreements with Officers Jolliffe, Shriner and Smith, which provide a death benefit equal to the following: if the executive is: (i) employed by the Bank at the time of his or her death, (ii) has retired from employment with the Bank after completion of not less than twenty (20) years of service with the Bank, or (iii) has retired from employment with the Bank and at such date of retirement the sum of the executive's age and years of service equals not less than 70, then the executive's beneficiary is entitled to payment of an amount equal to 200% of the executive's highest annual base salary (not including bonus, equity compensation, deferred compensation or any other forms of compensation) in effect at the Bank at any time during the three calendar years prior to the date of death of the executive. The maximum death benefits for Officers Jolliffe, Shriner and Smith are approximately $375,000, $402,000 and $367,000, respectively.

         If a change in control of the Bank shall occur prior to the executive's termination of employment or retirement, then the death benefit coverage shall remain in effect until the executive's death, unless the agreement is otherwise terminated pursuant to its terms prior to such date of a change in control. Coverage under the agreement for the executive who terminates employment with the Bank (for reasons other than death or a change in control of the Bank) prior to completion of at least ten years of service with the Bank (and prior to the occurrence of a change of control) will cease on his or her last day of employment with the Bank.


         Savings Plan. The Bank sponsors a tax-qualified defined contribution savings plan for the benefit of its employees. The plan has a profit-sharing component and an annual contribution is made by the Bank to the plan for all employees who have completed twelve months of service. Employees may also voluntarily elect to defer between 1% and 80% of compensation, not to exceed applicable limits under federal tax laws. All eligible employees receive the profit-sharing contribution regardless of whether they defer salary under the plan. In calendar year 2006, an employee could defer up to the lower of $15,000 or 80% of his salary. Employees age 50 and over may make catch-up contributions ($5,000 in 2006). In addition, the plan provides for matching contributions up to a maximum of 50% of the first 6% of a person's salary for each participant. Employee contributions are immediately fully vested. Matching contributions and the annual profit-sharing contribution are vested at a rate of 20% per year after two years and completely vested after six years of service. Participants in this plan will also be able to direct plan assets to be invested in shares of MSB Financial Corp. in the stock offering and following the stock offering.


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 Stock Benefit Plans

         Employee Stock Ownership Plan. The Bank intends to establish an employee stock ownership plan for the exclusive benefit of participating employees of Millington Savings Bank, to be implemented prior to the completion of the offering. Participating employees are salaried, full-time employees who have completed at least one year of service and have attained the age of 21. An application for a letter of determination as to the tax-qualified status of the employee stock ownership plan will be submitted to the IRS. Although no assurances can be given, we expect that the employee stock ownership plan will receive a favorable letter of determination from the IRS.

         The employee stock ownership plan is to be funded by contributions made by Millington Savings Bank in cash or common stock. Benefits may be paid either in shares of the common stock or in cash. The plan will borrow funds with which to acquire up to 8% of the shares sold in the offering. The employee stock ownership plan may elect, in whole or in part, to fill its order through open market purchases subsequent to the closing of the offering, subject to any required regulatory approval. The employee stock ownership plan intends to borrow funds from MSB Financial Corp. The loan is expected to be for a term of ten years at an annual interest rate equal to the prime rate published in The Wall Street Journal. Presently it is anticipated that the employee stock ownership plan will purchase up to 8% of the shares sold in the offering. The loan will be secured by the shares purchased and earnings of employee stock ownership plan assets. Shares purchased with loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. It is anticipated that all contributions will be tax-deductible.

         Contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of base compensation. All participants must be employed on the last day of a plan year, or have terminated employment following death, disability or retirement, in order to receive an allocation. Participant benefits become fully vested in plan allocations following five years of service. Employment service before the adoption of the employee stock ownership plan shall be credited for the purposes of vesting. Contributions to the employee stock ownership plan by Millington Savings Bank are discretionary and as a result benefits payable under this plan cannot be estimated.

         The Board of Directors has appointed the non-employee directors to a committee that will administer the plan and serve as the plan's trustees. The trustees must vote all allocated shares held in the plan as directed by plan participants. Unallocated shares and allocated shares for which no timely direction is received will be voted as directed by the Board of Directors or the plan's committee, subject to the trustees' fiduciary duties.

         Stock Option Plan. We intend to adopt a stock option plan for the benefit of directors and officers after the passage of at least six months following the completion of the offering. Up to 4.9% of the total number of shares of common stock outstanding after the offering, including shares held by MSB Financial, MHC, will be reserved for issuance under the stock option plan. No determinations have been made as to any specific grants to be made under the stock option plan or the terms thereof.

         The purpose of the stock option plan will be to attract and retain qualified personnel in key positions, provide officers and directors with a proprietary interest in MSB Financial Corp. as an incentive to contribute to our success and reward directors and officers for outstanding performance. Although the terms of the stock option plan have not yet been determined, it is expected that the stock option plan will provide for the grant of: (1) options to purchase the common stock intended to qualify as incentive stock options under the Internal Revenue Code (incentive stock options); and (2) options that do not so qualify (non-incentive stock options). The exercise price of any options will be not less than the fair market value

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

of the common stock on the date of grant. Any stock option plan would be in effect for up to 10 years following the earlier of adoption by the Board of Directors or approval by the stockholders. Options would expire no later than 10 years following the date granted and would expire earlier if the option committee so determines or in the event of termination of employment. Options would be granted based upon several factors, including seniority, job duties and responsibilities and job performance.

         Restricted Stock Plan. We also intend to establish a restricted stock plan to provide our officers and directors with a proprietary interest in MSB Financial Corp. after the passage of at least six months following the completion of the offering. The restricted stock plan is expected to provide for the award of common stock, subject to vesting restrictions, to eligible officers and directors.

         We expect to contribute funds to the restricted stock plan to acquire, in the aggregate, up to 1.96% of the total number of shares of common stock outstanding after the offering, including shares held by MSB Financial, MHC. Shares used to fund the restricted stock plan may be acquired through open market purchases or provided from authorized but unissued shares. No determinations have been made as to the specific terms of the restricted stock plan.

         Dilution. While our intention is to fund the stock option plan and restricted stock plan through open market purchases, stockholders will experience a reduction or dilution in ownership interest if the plans are instead funded with newly-issued shares.

         The issuance of authorized but unissued shares of stock to the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.9%.

         The issuance of authorized but unissued shares of stock to the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.7%.

Compensation Committee Interlocks and Insider Participation

         During the year ended June 30, 2006, MSB Financial Corp. had no "interlocking" relationships in which (i) an executive officer of MSB Financial Corp. served as a director or member of the compensation committee of another entity, one of whose executive officers served on the Board of Directors of MSB Financial Corp.; (ii) an executive officer of MSB Financial Corp. served as a director of another entity, one of whose executive officers served on Board of Directors of MSB Financial Corp.; and (iii) an executive officer of MSB Financial Corp. served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director of MSB Financial Corp.

Transactions with Management and Others

         No directors, executive officers or their immediate family members were engaged, directly or indirectly, in transactions with MSB Financial Corp. or any subsidiary during the three years ended June 30, 2006 that exceeded $60,000 (excluding loans with Millington Savings Bank).


         Millington Savings Bank makes loans to its officers, directors and employees in the ordinary course of business. All directors and employees are offered a 50 basis point reduction on interest rates for consumer loans or primary residence mortgage loans. Such loans do not include more than the normal risk of collectibility or present other unfavorable features. At June 30, 2006, loans to officers and directors or their immediate family members totaled $5.4 million and were all current and performing in accordance with their terms.


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

                                  THE OFFERING

         The Board of Directors adopted the plan authorizing the stock offering on July 17, 2006, subject to the approval of the Office of Thrift Supervision. We received authorization from the Office of Thrift Supervision to conduct the stock offering on November __, 2006. Office of Thrift Supervision authorization does not constitute a recommendation or endorsement of an investment in our stock by the Office of Thrift Supervision.

General

         MSB Financial Corp. will sell its common stock to eligible depositors of Millington Savings Bank in a subscription offering and, if shares are available, to the general public in a community offering and/or a syndicated community offering. The stock offering will be accomplished in accordance with the procedures set forth in the plan, the requirements of applicable laws and regulations, and the policies of the Office of Thrift Supervision.

         We are offering for sale between 1,625,625 shares at the minimum and 2,199,375 shares at the maximum of the offering range (2,529,281 shares at the adjusted maximum. The minimum purchase is 25 shares of common stock (minimum investment of $250). Our common stock is being offered at a fixed price of $10.00 per share in the offering. Interest will be paid on subscription funds from the date the payment is received until the offering is either completed or terminated.

         We may cancel the offering at any time prior to completion. If we do, orders for common stock already submitted will be canceled and subscribers' funds will be returned with interest.

         In accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, pending completion or termination of the offering, subscription funds received by us will be invested only in investments permissible under Rule 15c2-4.

Purposes of the Stock Offering

         The proceeds from the sale of common stock of MSB Financial Corp. will provide Millington Savings Bank with new equity capital, which will support future growth and expanded operations. While Millington Savings Bank currently exceeds all regulatory capital requirements to be considered well capitalized, the sale of stock, coupled with the accumulation of earnings, less dividends or other reductions in capital, from year to year, provides a means for the orderly preservation and expansion of Millington Savings Bank's capital base.

         The offering will afford our directors, officers and employees the opportunity to become stockholders, which we believe to be an effective performance incentive and an effective means of attracting and retaining qualified personnel. The offering also will provide our customers and local community members with an opportunity to acquire our stock.

Conduct of the Offering

         Subject to the limitations of the plan of stock issuance adopted by our Board of Directors, shares of common stock are being offered in descending order of priority in the subscription offering to:

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o    Eligible  Account Holders  (depositors at the close of business on June 30,
     2005 with deposits of at least $50.00);

o    the employee stock ownership plan of Millington Savings Bank; and

o Supplemental Eligible Account Holders (depositors at the close of business on September 30, 2006 with deposits of at least $50.00).


o Other Depositors (depositors at the close of business on October 31, 2006 who are not Eligible Account Holders or Supplemental Eligible Account Holders).


         To the extent that shares remain available and depending on market conditions at or near the completion of the subscription offering, we may conduct a community offering and possibly a syndicated community offering. The community offering, if any, may commence at any time during or subsequent to the completion of the subscription offering. A syndicated community offering, if we conduct one, would commence just prior to, or as soon as practicable after, the termination of the subscription offering. In any community offering or syndicated community offering, we will fill orders for our common stock in an equitable manner as determined by the Board of Directors in order to achieve a wide distribution of the stock.

         Any shares sold above the maximum of the offering range may be sold to the employee stock ownership plan before satisfying remaining unfilled orders of Eligible Account Holders to fill the plan's subscription, or the plan may purchase some or all of the shares covered by its subscription after the offering in the open market, subject to any required regulatory approval.

Subscription Offering

         Subscription Rights. Non-transferable subscription rights to subscribe for the purchase of common stock have been granted under the plan of stock issuance to the following persons in the following order of priority:

         Priority 1: Eligible Account Holders. Each Eligible Account Holder shall be given the opportunity to purchase, subject to the overall limitations described under The Stock Offering - Limitations on Purchases of Common Stock, up to the greater of (i) the maximum purchase limitation in the community offering (i.e., 20,000 shares), (ii) one-tenth of 1% of the total shares of common stock offered in the subscription and community offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription and community offering by a fraction, of which the numerator is the total amount of the qualifying deposits of the Eligible Account Holder and the denominator is the total amount of all qualifying deposits of all Eligible Account Holders. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares ordered. Thereafter, unallocated shares will be allocated to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each subscriber's qualifying deposit bears to the total amount of qualifying deposits of all subscribing Eligible Account Holders, in each case measured as of June 30, 2005, whose subscriptions remain unfilled. Subscription rights received by officers and directors of MSB Financial Corp. or Millington Savings Bank, and such persons' associates, based on their increased deposits in Millington Savings Bank in the one year preceding June 30, 2005 will be subordinated to the subscription rights of all other Eligible Account

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

Holders. To ensure proper allocation of stock, each Eligible Account Holder must list on his order form all accounts in which he had an ownership interest as of the Eligibility Record Date. Failure to list an account, or providing incorrect information, could result in the loss of all or a part of the subscriber's allocation.

         Priority 2: The Employee Stock Ownership Plan. If there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the employee stock ownership plan may be given the opportunity to purchase in the aggregate up to but less than 5% of the total number of shares of common stock issued in the offering to public stockholders and to MSB Financial, MHC. It is expected that Millington Savings Bank's employee stock ownership plan will purchase up to 8% of the shares sold in the offering. To the extent the employee stock ownership plan does not purchase shares in the offering, the employee stock ownership plan intends to purchase shares in the open market purchases subsequent to the closing of the offering, subject to any required regulatory approval.

         Priority 3: Supplemental Eligible Account Holders. If there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the employee stock ownership plan, each Supplemental Eligible Account Holder shall be given the opportunity to purchase, subject to the overall limitations described under The Stock Offering - Limitations on Purchases of Common Stock, up to the greater of (i) the maximum purchase limitation in the community offering (i.e., 20,000 shares), (ii) one- tenth of 1% of the total shares of common stock offered in the subscription and community offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription and community offering by a fraction, of which the numerator is the amount of the qualifying deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all qualifying deposits of all Supplemental Eligible Account Holders. If Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the employee stock ownership plan, is in excess of the total number of shares offered in the offering, the shares of common stock will be allocated among subscribing Supplemental Eligible Account Holders first so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares ordered. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that each subscriber's qualifying deposit bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders, in each case measured as of September 30, 2006, whose subscriptions remain unfilled. To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his order form all accounts in which he had an ownership interest as of the Supplemental Eligibility Record Date. Failure to list an account, or providing incorrect information, could result in the loss of all or a part of the subscriber's allocation.


Priority 4: Other Depositors. If there are sufficient shares remaining after satisfaction of all subscriptions by the Eligible Account Holders, the tax-qualified employee stock benefit plans and the Supplemental Eligible Account Holders, each Other Depositor (depositors as of October 31, 2006) who is not an Eligible Account Holder or a Supplemental Eligible Account Holder shall have the opportunity to purchase up to the greater of 20,000 shares of common stock or one-tenth of 1% of the total offering of shares of common stock offered in the subscription offering, subject to the overall purchase limitations described under The Stock Offering - Limitations on Purchases of Common Stock. If Other Depositors subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders, the tax-qualified employee stock benefit plans and Supplemental Eligible Account Holders, is in excess of the total number of shares offered in the offering, the subscriptions of Other Depositors will be allocated among subscribing Other Depositors to permit each subscribing


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


Other Depositor to purchase a number of shares sufficient to make his total allocation of common stock equal to the lesser of 100 shares or the number of shares ordered. Any shares remaining will be allocated among the subscribing Other Depositors whose subscriptions remain unsatisfied on a 100 shares (or whatever lesser amount is available) per order basis until all orders have been filled or the remaining shares have been allocated.



         Restrictions on Transfer of Subscription Rights and Shares. Applicable regulations and the plan of stock issuance prohibits any person with subscription rights, including Eligible Account Holders , Supplemental Eligible Account Holders and Other Depositors, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights or the shares of common stock to be issued when subscription rights are exercised. Subscription rights may be exercised only by the person to whom they are granted. Each person subscribing for shares will be required to certify that such person is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of the shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock before the completion of the offering.


         We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders which we determine involve the transfer of subscription rights.

Deadlines for Purchasing Stock

         The subscription offering will terminate at 12:00 noon, Eastern time, on December ___, 2006. We may extend this expiration date without notice to you for up to 45 days, until _______________, 2007. Once submitted, your order is irrevocable unless the offering is extended beyond ________________, 2007. We may request permission from the Office of Thrift Supervision to extend the offering beyond ________________, 2007, and the Office of Thrift Supervision may grant one or more extensions of the offering of up to 90 days per extension, but in no event may the offering be extended beyond ____________, 2008. If the offering is extended beyond ________________, 2007, we will notify each subscriber and subscribers will have the right to confirm, modify or rescind their subscriptions. If an affirmative response is not received prior to the expiration of the resolicitation period, a subscriber's subscription will be canceled and funds will be returned with interest.

         A community offering and a syndicated community offering, if such offerings are conducted, may terminate at any time without notice but no later than ________________, 2007.

Community Offering

         If less than the total number of shares of common stock to be subscribed for in the offering are sold in the subscription offering then shares remaining unsubscribed may be made available for purchase in the community offering to certain members of the general public. The maximum amount of common stock that any person may purchase in the community offering is 20,000 shares, or $200,000.

         Preference in the community shall be given first to natural persons residing in Morris and Somerset Counties, New Jersey and second to other natural persons residing in New Jersey. If shares are available for these "preferred purchasers" in the community offering but there are insufficient shares to satisfy all orders, the available shares will be allocated first to each preferred purchasers whose order we accept in an amount equal to the lesser of 100 shares or the number of shares ordered by each such subscriber, if

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

possible. After that, unallocated shares will be allocated among the remaining preferred purchasers whose orders remain unsatisfied in the same proportion that the unfilled order of each such subscriber bears to the total unfilled orders of all such subscribers. If, after filling the orders of the first group of preferred purchasers (natural persons residing in Morris and Somerset Counties, New Jersey) and then the orders of the second group of preferred purchasers (natural persons residing in New Jersey), shares are available for other subscribers in the community offering but there are insufficient shares to satisfy all orders, shares will be allocated in the same manner as for preferred purchasers.

         We will consider persons residing in one of the specified counties if they occupy a dwelling in the county and establish an ongoing physical presence in the county that is not merely transitory in nature. We may utilize depositor or loan records or other evidence provided to us to make a determination as to whether a person is a resident in one of the specified counties. In all cases, the determination of residence status will be made by us in our sole discretion.

         The community offering, if any, may commence at any time during or subsequent to the completion of the subscription offering. The community offering, if any, must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision.

         If we receive regulatory approval for an extension, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will have the right to confirm, increase, decrease or rescind their orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber's order will be rescinded and all funds received will be promptly returned with interest.

         The opportunity to subscribe for shares of common stock in the community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Syndicated Community Offering

         The plan of stock issuance provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe, Bruyette and Woods, Inc., acting as our agent. In such capacity, Keefe, Bruyette and Woods, Inc. may form a syndicate of other broker-dealers. Alternatively, we may sell any remaining shares in an underwritten public offering. Neither Keefe, Bruyette and Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Keefe, Bruyette and Woods, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. The syndicated community offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Office of Thrift Supervision. See - Community Offering above for a discussion of rights of subscribers in the event an extension is granted.

         The opportunity to subscribe for shares of common stock in the syndicated community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

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         Purchasers  in  the  syndicated  community  offering  are  eligible  to purchase up to $200,000 of common stock (which equals 20,000 shares). We may begin the syndicated community offering or underwritten public offering at any time following the commencement of the subscription offering.

         If we are unable to find purchasers from the general public for all unsubscribed shares, we will make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases by directors, officers, their associates and other persons in excess of the limitations provided in the plan of stock issuance and in excess of the proposed director purchases discussed earlier, although no purchases are currently intended. If other purchase arrangements cannot be made, we may do any of the following: terminate the stock offering and promptly return all funds; return all funds, then set a new offering range and notify all subscribers to give them the opportunity to confirm, cancel or change their orders; or take such other actions as may be permitted by the Office of Thrift Supervision.

Limitations on Purchases of Common Stock

         The following additional limitations have been imposed on purchases of shares of common stock:

          1. The maximum number of shares which may be purchased in the offering by any individual (or individuals through a single account) shall not exceed 20,000 shares, or $200,000. This limit applies to stock purchases in total in the subscription, community and syndicated community offerings.

          2. The maximum number of shares that may be purchased by any individual together with any associate or group of persons acting in concert is 25,000 shares, or $250,000. Any persons or entities having the same address on an account or stock order form are considered to be acting in concert. This limit applies to stock purchases in total in the subscription, community and syndicated community offerings. This limit does not apply to our employee stock ownership plan which may subscribe for up to but less than 5% of the total number of shares of common stock issued in the offering to public stockholders and to MSB Financial, MHC.

          3. The maximum number of shares which may be purchased in all categories in the offering by our officers and directors and their associates in the aggregate shall not exceed 30% of the total number of shares sold in the offering.

          4.   The minimum order is 25 shares, or $250.

          5. If the number of shares otherwise allocable to any person or that person's associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares allocated to that person shall be reduced to the lowest limitation applicable to that person, and then the number of shares allocated to each group consisting of a person and that person's associates shall be reduced so that the aggregate allocation to that person and his associates complies with the above maximums, and the maximum number of shares shall be reallocated among that person and his associates in proportion to the shares subscribed by each (after first applying the maximums applicable to each person, separately).


          6. Depending upon market or financial conditions, with the approval of the Office of Thrift Supervision and without notice to subscribers, we may decrease or increase the purchase and ownership limitations. If a purchase


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               limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their subscriptions up to the then applicable limit. We also may, in our sole discretion, contact other large subscribers to give them the same opportunity. The effect of this type of resolicitation will be an increase in the number of shares owned by subscribers who increase their subscriptions.

          7. If the total number of shares offered increases in the offering due to an increase in the maximum of the estimated valuation range of up to 15% (the adjusted maximum) the additional shares will generally be issued in the following order of priority: (a) to fill the employee stock ownership plan's subscription; (b) if there is an oversubscription at the Eligible Account Holder level, to fill unfilled subscriptions of Eligible Account Holders; (c) if there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfilled subscriptions of Supplemental Eligible Account Holders; (d) if there is an oversubscription at the Other Depositor level, to fill unfilled subscriptions of Other Depositors; (e) to fill orders received in a community offering; with preference given to persons who live in the local community; and ( f) to fill orders received in the syndicated community offering. The = employee stock ownership plan may, however, elect to fill part or all of its stock order in the open market, after completion of the stock offering.

          8. No person will be allowed to purchase any stock if that purchase would be illegal under any federal or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers. We and/or our representatives may ask for an acceptable legal opinion from any purchaser regarding the legality of the purchase and may refuse to honor any purchase order if that opinion is not timely furnished.

          9. We have the right to reject any order submitted by a person whose representations we believe are untrue or who we believe is violating, circumventing or intends to violate, evade or circumvent the terms and conditions of the plan of stock issuance, either alone or acting in concert with others.

          10. The above restrictions also apply to purchases by persons acting in concert under applicable regulations of the Office of Thrift Supervision. Under regulations of the Office of Thrift Supervision, our directors are not considered to be affiliates or a group acting in concert with other directors solely as a result of membership on our Board of Directors.

          11. In addition, in any community offering or syndicated community offering, we must first fill orders for our common stock up to a maximum of 2% of the total shares issued in the offering in a manner that will achieve a wide distribution of the stock, and thereafter any remaining shares will be allocated on an equal number of shares per order basis, until all orders have been filled or the shares have been exhausted.

         The term "associate" of a person is defined in the plan of stock issuance to mean:

          (1) any corporation or organization of which that person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

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          (2)  any trust or other estate in which that person has a  substantial beneficial interest or as to which that person serves as trustee or in a similar fiduciary capacity; or

          (3) an individual who is related by blood or marriage to that person if they live in the same home as that person.

         For example, a corporation for which a person serves as an officer would be an associate of that person and all shares purchased by that corporation would be included with the number of shares which that person individually could purchase under the above limitations.

         The term "acting in concert" means:

          (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

          (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

         A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party. We will presume that certain persons are acting in concert based upon various facts, including the fact that persons have joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies. We reserve the right to make an independent investigation of any facts or circumstances brought to our attention that indicate that one or more persons acting independently or as a group acting in concert may be attempting to violate or circumvent the regulatory prohibition on the transferability of subscription rights.

         We have the right, in our sole discretion, to determine whether prospective purchasers are "associates" or "acting in concert." These determinations are in our sole discretion and may be based on whatever evidence we believe to be relevant, including joint account relationships or shared addresses on the records of Millington Savings Bank.

         Each person purchasing shares of the common stock in the offering will be considered to have confirmed that his purchase does not conflict with the maximum purchase limitation. If the purchase limitation is violated by any person or any associate or group of persons affiliated or otherwise acting in concert with that person, we will have the right to purchase from that person at the $10.00 purchase price per share all shares acquired by that person in excess of that purchase limitation or, if the excess shares have been sold by that person, to receive the difference between the purchase price per share paid for the excess shares and the price at which the excess shares were sold by that person. Our right to purchase the excess shares will be assignable.

         Common stock purchased pursuant to the offering will be freely transferable, except for shares purchased by our directors and executive officers. For certain restrictions on the common stock purchased by our directors and executive officers, see The Offering - Restrictions on Transferability by Directors and Executive Officers.

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Ordering and Receiving Common Stock

         Use of Order Forms. Rights to subscribe may only be exercised by completion of an order form. Any person receiving an order form who desires to subscribe for shares of common stock must do so prior to the applicable expiration date by delivering by mail or in person a properly executed and completed order form, together with full payment of the purchase price for all shares for which subscription is made or include appropriate authorization in the space provided on the order form for withdrawal of full payment from a deposit account at Millington Savings Bank; provided, however, that if the employee stock ownership plan subscribes for shares during the subscription offering, it will not be required to pay for the shares at the time it subscribes but rather may pay for the shares upon completion of the offering. All subscription rights will expire on the expiration date, whether or not we have been able to locate each person entitled to subscription rights. To place an order in the community offering, an investor must complete an order form and return it prior to the applicable expiration date. Once submitted, subscription orders cannot be revoked without our consent.

         We may, in our sole discretion, permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the community offering at any time before the 48 hours prior to the completion of the offering. This payment may be made by wire transfer. Our interpretation of the terms and conditions of the plan of stock issuance and of the acceptability of the order forms will be final.

         To ensure that your stock purchase eligibility and priority are properly identified, you must list all accounts on the order form, giving all names in each account and the account number as of the appropriate eligibility date. We will strive to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you have an ownership interest.

         If a stock order form:

o is not delivered to a subscriber and is returned to us by the United States Postal Service or we are unable to locate the addressee;

o    is not received by us or is received after the applicable expiration date;

o    is not completed correctly or executed; or

o is not accompanied by the full required payment for the shares subscribed for, including instances where a savings account or certificate balance from which withdrawal is authorized is unavailable, uncollected or insufficient to fund the required payment, but excluding subscriptions by the employee stock ownership plan;

         then the subscription rights for that person will lapse as though that person failed to return the completed order form within the time period specified.

         However, we may, but will not be required to, waive any irregularity on any order form or require the submission of corrected order forms or the remittance of full payment for subscribed shares by a date that we may specify. The waiver of an irregularity on an order form in no way obligates us to waive any other irregularity on any other order form. Waivers will be considered on a case by case basis. We are not required to accept orders received on photocopies or facsimile order forms, or for which payment is to be made by wire transfer or payment from private third parties. Our interpretation of the terms and

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

conditions of the plan of stock issuance and of the acceptability of the order forms will be final, subject to the authority of the Office of Thrift Supervision.

         The reverse side of the order form contains a certification form mandated by regulation. We will not accept order forms where the certification form is not executed. By executing and returning the certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by the federal government. You also will be acknowledging that you received disclosure concerning the risks involved in this offering. The certification form could be used as support to show that you understand the nature of this investment.

         To ensure that each purchaser receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

         Payment for Shares. For subscriptions to be valid, payment for all subscribed shares will be required to accompany all properly completed order forms, on or prior to the expiration date specified on the order form unless we extend the date. The employee stock ownership plan may pay for the shares it subscribes for upon completion of the offering. Payment for shares of common stock may be made:

o    in cash, if delivered in person;

o    by check or money order made payable to MSB Financial Corp.; or

o for shares subscribed for in the subscription offering, by authorization of withdrawal from deposit accounts maintained with Millington Savings Bank.

         If you choose to pay by cash, you must deliver the stock order and certification form and payment in person to any branch office of Millington Savings Bank and it will be exchanged for a bank check or money order. Please do not send cash in the mail.


         In accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, subscribers' checks must be made payable to MSB Financial Corp., and checks received by the stock information center will be deposited directly to the segregated deposit account at Millington Savings Bank established to hold funds received as payment for shares. Interest will be paid on payments made by cash, check or money order at Millington Savings Bank's regular passbook savings rate of interest from the date payment is received until the offering is completed or terminated. We may decide during the offering also to hold funds received with orders in a deposit account at another insured depository institution. In either case, we will pay interest on all funds received at a rate equal to Millington Savings Bank's regular passbook savings rate.


         The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for upon the completion of the offering; provided that there is in force from the time of its subscription until the completion of the offering a loan commitment from an unrelated financial institution or from us to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

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

         Appropriate means by which account withdrawals may be authorized are provided on the order form. If a subscriber authorizes us to withdraw the amount of the purchase price from his or her deposit account, we will do so as of the completion of the offering, though the account must contain the full amount necessary for payment at the time the subscription is received. Once a withdrawal has been authorized, none of the designated withdrawal amount may be used by a subscriber for any purpose other than to purchase the common stock for which a subscription has been made until the offering has been completed or terminated. In the case of payments authorized to be made through withdrawal from savings accounts, all sums authorized for withdrawal will continue to earn interest at the applicable account rate until the offering has been completed or terminated. Sums authorized for withdrawal from a certificate of deposit will continue to earn interest at the contract rate on the certificate until the offering has been completed or terminated. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares. However, if a partial withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will be converted into a savings account and will earn interest at the regular passbook savings rate subsequent to the withdrawal. In the case of payments made in cash or by check or money order, funds will be placed in a segregated account and interest will be paid by Millington Savings Bank at the regular passbook savings rate from the date payment is received until the offering is completed or terminated. An executed order form, once we receive it, may not be modified, amended, or rescinded without our consent, unless the offering is not completed within 45 days after the conclusion of the subscription offering, in which event subscribers may be given the opportunity to increase, decrease, or rescind their subscription for a specified period of time. If the offering is not completed for any reason, all funds submitted pursuant to the offerings will be promptly refunded with interest as described above.

         A subscriber interested in using funds in an individual retirement account to purchase common stock must do so through a self-directed IRA account. Millington Savings Bank IRA accounts are not self- directed accounts. To use funds in an IRA account at Millington Savings Bank, a subscriber must make a trustee-to-trustee transfer of the IRA funds held at Millington Savings Bank to a trustee offering a self-directed IRA program with the agreement that the funds will be used to purchase shares in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for transfers. The new trustee would hold the common stock in a self-directed account in the same manner as we now hold the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Subscribers interested in using funds in a Millington Savings Bank IRA account to purchase common stock should contact the stock information center as soon as possible so that the necessary forms may be forwarded for execution and returned before the subscription offering ends. In addition, federal laws and regulations require that officers, directors and 10% stockholders who use self-directed IRA funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of IRA accounts.

         Federal regulations prohibit Millington Savings Bank from lending funds or extending credit to any person to purchase the common stock in the offering.

         Stock Information Center. Our stock information center is located at the Bank's main office at 1902 Long Hill Road, Millington, New Jersey. The phone number is (___) ___-____. The stock information center's hours of operation are generally _____ a.m. to ____ p.m., Eastern time, Monday through Friday.

         Delivery of Stock Certificates. Certificates representing common stock issued in the offering will be mailed by our transfer agent to the persons entitled thereto at the address noted on the order form, as soon as practicable following completion of the offering. Any certificates returned as undeliverable will

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be held until claimed by persons legally entitled thereto or otherwise  disposed of in accordance with applicable law. Until certificates for the common stock are available and delivered to subscribers, subscribers may not be able to sell the shares of stock for which they subscribed, even though trading of our common stock may have commenced.

Restrictions on Repurchase of Shares

         Under Office of Thrift Supervision regulations, we may not, for a period of one year from the date of the completion of the offering, repurchase any of our common stock from any person, except (1) in an offer made to all stockholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, (2) the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans, including the employee stock ownership plan. Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of our common stock during the first year following the offering. To receive such approval, we must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. Furthermore, repurchases of any common stock are prohibited if they would cause Millington Savings Bank's regulatory capital to be reduced below the amount required under the regulatory capital requirements imposed by the Office of Thrift Supervision. If, in the future, the rules and regulations regarding the repurchase of stock are liberalized, we may utilize the rules and regulations then in effect.

How We Determined the $10.00 Per Share Price and the Number of Shares to Be Issued in the Stock Offering

         The plan of stock issuance requires that the purchase price of the common stock must be based on the appraised pro forma market value of MSB Financial Corp. and Millington Savings Bank, as determined on the basis of an independent valuation. For its services in making this appraisal, RP Financial's fees and out-of-pocket expenses are estimated to total approximately $47,000. We have agreed to indemnify RP Financial and any employees of RP Financial who act for or on behalf of RP Financial in connection with the appraisal against any and all loss, cost, damage, claim, liability or expense of any kind, including claims under federal and state securities laws, arising out of any misstatement, untrue statement of a material fact or omission to state a material fact in the information supplied by us to RP Financial, unless RP Financial is determined to be negligent or otherwise at fault.

         RP Financial made its appraisal in reliance upon the information contained in this prospectus, including the financial statements. RP Financial also considered the following factors, among others:

o the present and projected operating results and financial condition of MSB Financial Corp. and Millington Savings Bank, which were prepared by Millington Savings Bank and then adjusted by RP Financial to reflect the estimated net proceeds of this offering, the estimated expense of our stock benefit plans and the economic and demographic conditions in Millington Savings Bank's existing marketing area as prepared by RP Financial;

o certain historical, financial and other information relating to Millington Savings Bank prepared by Millington Savings Bank; and

o the impact of the stock offering on our net worth and earnings potential as calculated by RP Financial.

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         The  appraisal  also  incorporated  an  analysis  of a  peer  group  of publicly-traded mutual holding companies that RP Financial considered to be comparable to Millington Savings Bank. The peer group analysis conducted by RP Financial included a total of 10 publicly-traded mutual holding companies with total assets of more than $100 million and less than $500 million. The analysis of comparable publicly- traded institutions included an evaluation of the average and median price-to-earnings and price-to-book value ratios indicated by the market prices of the peer companies. RP Financial applied the peer group's pricing ratios, as adjusted to allow for differences between MSB Financial Corp. and the peer group, to MSB Financial Corp.'s pro forma earnings and book value to derive the estimated pro forma market value of MSB Financial Corp.

         On the basis of the foregoing, RP Financial advised in its opinion, dated September 1, 2006, that the estimated pro forma market value of MSB Financial Corp. on a fully-converted basis ranged from a minimum of $36.1 million to a maximum of $48.9 million with a midpoint of $42.5 million. The Board of Directors determined that 45% of the total shares of common stock to be outstanding upon completion of the offering should be sold. Based on the estimated valuation and the $10.00 per share price, the total number of shares of common stock that MSB Financial Corp. will issue, including shares issued to MSB Financial, MHC, will range from a minimum of 3,612,500 shares to a maximum of 4,887,500 shares, with a midpoint of 4,250,000 shares. The shares of MSB Financial Corp. stock that are not offered for sale in the offering will be issued to MSB Financial, MHC, which will own 55% of the total outstanding common stock upon completion of the offering.

         The estimated valuation range may be amended with the approval of the Office of Thrift Supervision or if necessitated by subsequent developments in the consolidated financial condition of MSB Financial Corp. or market conditions generally. In the event the estimated valuation range is updated to amend the value of MSB Financial Corp. on a fully-converted basis below $36.1 million, which is the minimum of the estimated valuation range, or above $56.2 million, which is the adjusted maximum of the estimated valuation range, a new appraisal will be filed with the Office of Thrift Supervision.

         RP Financial' valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing MSB Financial Corp.'s shares. RP Financial did not independently verify the consolidated financial statements and other information provided by us, nor did RP Financial value independently our assets or liabilities. The valuation considers us as a going concern and should not be considered as an indication of our liquidation value. Moreover, because this valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing common stock in the offerings will thereafter be able to sell such shares at prices at or above the purchase price or in the range of the valuation described above.

         No sale of shares of common stock in the stock offering may be completed unless RP Financial confirms that nothing of a material nature has occurred which would cause it to conclude that the aggregate value of the common stock to be issued is materially incompatible with the estimate of the aggregate consolidated pro forma market value of MSB Financial Corp. and Millington Savings Bank. If this confirmation is not received, we may cancel the stock offering, extend the offering period and establish a new estimated valuation and offering range and/or estimated price range, extend, reopen or hold a new offering or take any other action the Office of Thrift Supervision may permit.

         Depending upon market or financial conditions following the start of the subscription offering, the total number of shares of common stock to be issued may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares issued times the purchase price is

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not below the  minimum  or more than 15%  above  the  maximum  of the  estimated valuation range. If market or financial conditions change so as to cause the aggregate value of the common stock to be issued to be below the minimum of the estimated valuation range or more than 15% above the maximum of this range, purchasers will be resolicited and be permitted to continue their orders, in which case they will need to reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest, or be permitted to modify or rescind their subscriptions. Any change in the estimated valuation range must be approved by the Office of Thrift Supervision.

         An increase in the number of shares of common stock to be issued as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and MSB Financial Corp.'s pro forma net income and stockholders' equity on a per share basis while increasing pro forma net income and stockholders' equity on an aggregate basis. A decrease in the number of shares of common stock to be issued would increase both a subscriber's ownership interest and MSB Financial Corp.'s pro forma net income and stockholders' equity on a per share basis while decreasing pro forma net income and stockholders' equity on an aggregate basis.

         Copies of the appraisal report of RP Financial, including any amendments, and the detailed report of the appraiser setting forth the method and assumptions for the appraisal are available for inspection at the Bank's main office and the other locations specified under Where You Can Find More Information. The appraisal report is an exhibit to the registration statement filed with the Securities and Exchange Commission.

Plan of Distribution/Marketing Arrangements

         We have engaged Keefe, Bruyette and Woods, Inc., a broker-dealer registered with the National Association of Securities Dealers, as a financial and marketing advisor in connection with the offering of our common stock. In its role as financial and marketing advisor, Keefe, Bruyette and Woods, Inc. will assist us in the offering as follows:

o consulting as to the securities marketing implications of any aspect of the plan of stock issuance;

o reviewing with our Board of Directors the securities marketing implications of the independent appraiser's appraisal of the common stock;

o    reviewing all offering  documents,  including the  prospectus,  stock order
     forms  and  related   offering   materials  (we  are  responsible  for  the
     preparation and filing of such documents);

o assisting in the design and implementation of a marketing strategy for the offering;

o assisting us in scheduling and preparing for meetings with potential investors and broker-dealers; and

o providing such other general advice and assistance we may request to promote the successful completion of the offering.

         For these services, Keefe, Bruyette and Woods, Inc. will receive a fee of 1.0% of the aggregate dollar amount of the common stock sold in the subscription and community offerings if the stock issuance is consummated, excluding in each case shares purchased by the employee stock ownership plan and shares purchased by our directors, officers and employees and their immediate families.

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         The plan of stock issuance  provides that, if necessary,  all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe, Bruyette and Woods, Inc. In such capacity, Keefe, Bruyette and Woods, Inc. may form a syndicate of other broker-dealers. Neither Keefe, Bruyette and Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Keefe, Bruyette and Woods, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. If there is a syndicated community offering, Keefe, Bruyette and Woods, Inc. will receive a management fee of 1.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering. The total fees payable to Keefe, Bruyette and Woods, Inc. and other National Association of Securities Dealers member firms in the syndicated community offering shall not exceed 5.5% of the aggregate dollar amount of the common stock sold in the syndicated community offering.

         We also will reimburse Keefe, Bruyette and Woods, Inc. for its reasonable out-of-pocket expenses (including legal fees and expenses) associated with its marketing effort, up to a maximum of $65,000. If the plan of stock issuance is terminated or if Keefe, Bruyette and Woods, Inc. terminates its agreement with us in accordance with the provisions of the agreement, Keefe, Bruyette and Woods, Inc. will only receive reimbursement of its reasonable out-of-pocket expenses. We will indemnify Keefe, Bruyette and Woods, Inc. against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933.

         Keefe, Bruyette and Woods, Inc. has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for our common stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock offered for sale. Keefe, Bruyette and Woods, Inc. expresses no opinion as to the prices at which the common stock, once issued, may trade.

         Our directors and executive officers may participate in the solicitation of offers to purchase common stock. Other trained employees may participate in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to executive officers or registered representatives of Keefe, Bruyette and Woods, Inc. We will rely on Rule 3a4-1 of the Securities Exchange Act of 1934 so as to permit officers, directors and employees to participate in the sale of our common stock. No officer, director or employee will be compensated for his or her participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.

Proposed Stock Purchases by Management

         Preliminary indications from our directors and executive officers and their associates are that they will subscribe for approximately 132,000 shares in the aggregate. If 1,912,500 shares are sold (the midpoint of the offering range), their anticipated purchases would represent 3.1% of the total shares outstanding after the offering, including shares issued to MSB Financial, MHC.

         If the stock benefit plans are adopted as discussed in this prospectus (1.96% of the total number of shares of common stock outstanding after the offering for the restricted stock plan and 4.9% of the total number of shares of common stock outstanding after the offering for the stock option plan), and assuming that the plans are funded with newly issued shares instead of shares acquired in open market purchases, the

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aggregate  ownership of directors and executive  officers  would  increase.  See
Management - Stock Benefit Plans.

         Purchases of common stock in the offering by directors and executive officers will be counted toward the minimum of 1,625,625 shares required to be sold to public stockholders to complete the offering. Management may, but is not required to, purchase additional shares in the offering to satisfy this minimum, subject to the limitation on the individual maximum share purchase limitations and the requirement that directors, executive officers and their associates may not purchase, in the aggregate, more than 30% of the shares sold in the offering.

         Shares of common stock purchased by directors and executive officers and their associates cannot be sold for a period of one year following the offering, and stock certificates issued to directors and executive officers will bear a legend restricting their sale. See The Offering - Restrictions on Transferability by Directors and Executive Officers.

Restrictions on Transferability by Directors and Executive Officers

         Shares of the common stock purchased by our directors or executive officers cannot be sold for a period of one year following completion of the offering, except for a disposition of shares after death. To ensure this restriction is upheld, shares of the common stock issued to directors and executive officers will bear a legend restricting their sale. Appropriate instructions will be issued to the transfer agent with respect to applicable restrictions on transfer of such stock. Any shares issued to directors and executive officers as a stock dividend, stock split or otherwise with respect to restricted stock will be subject to the same restriction.

         For a period of three years following the offering, our directors and executive officers and their associates may not, without the prior approval of the Office of Thrift Supervision, purchase our common stock except from a broker or dealer registered with the SEC. This prohibition does not apply to negotiated transactions including more than 1% of our common stock or purchases made by tax qualified or non-tax qualified employee stock benefit plans which may be attributable to individual directors or executive officers.

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued in the offering. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of us may be resold without registration. Shares purchased by an affiliate of us will have resale restrictions under Rule 144 of the Securities Act. If we meet the current public information requirements of Rule 144, each affiliate of ours who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares or the average weekly volume of trading in the shares during the preceding four calendar weeks. We may make future provisions to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

Restrictions on Agreements or Understandings Regarding Transfer of Common Stock to be Purchased in the Offering

         Before the completion of the offering, no depositor may transfer or enter into an agreement or understanding to transfer any subscription rights or the legal or beneficial ownership of the shares of

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

common stock to be purchased in the offering. Depositors who submit an order form will be required to certify that their purchase of common stock is solely for their own account and there is no agreement or understanding regarding the sale or transfer of their shares. We intend to pursue any and all legal and equitable remedies after we become aware of any agreement or understanding, and will not honor orders we reasonably believe to involve an agreement or understanding regarding the sale or transfer of shares.

Effects of the Stock Offering

         General. The stock offering will not have any effect on Millington Savings Bank's present business of accepting deposits and investing its funds in loans and other investments permitted by law. The stock offering will not result in any change in the existing services provided to depositors and borrowers, or in existing offices, management, and staff. After the stock offering, Millington Savings Bank will continue to be subject to regulation, supervision, and examination by the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation.

         Deposits and Loans. Each holder of a deposit account in Millington Savings Bank at the time of the stock offering will continue as an account holder in Millington Savings Bank after the stock offering, and the stock offering will not affect the deposit balance, interest rate or other terms. Each deposit account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the stock offering. Depositors will continue to hold their existing certificates, savings records, checkbooks and other evidence of their accounts. The stock offering will not affect the loans of any borrower from Millington Savings Bank. The amount, interest rate, maturity, security for, and obligations under each loan will remain contractually fixed as they existed prior to the stock offering.

         Voting Rights. As a New Jersey chartered stock savings bank, all voting rights of Millington Savings Bank are held solely by its sole stockholder, MSB Financial Corp. All voting rights of MSB Financial Corp. are held solely by its sole stockholder, MSB Financial, MHC. All voting rights of MSB Financial, MHC are held by the Board of Directors of MSB Financial, MHC. After the stock offering, the voting rights of MSB Financial Corp. will be held by its stockholders. MSB Financial, MHC will own a majority of the outstanding common stock of MSB Financial Corp., and thus the Board of Directors of MSB Financial, MHC, which is comprised of the same individuals who are directors of MSB Financial Corp., will control the affairs of MSB Financial Corp., including the election of directors of MSB Financial Corp.

         Material Federal and State Tax Consequences of the Offering. We have received an opinion from Malizia Spidi & Fisch, PC on the material federal tax consequences of the stock offering to MSB Financial Corp., the purchasers of its common stock and the recipients of subscription rights to purchase such common stock. The opinion has been filed as an exhibit to the registration statement of which this prospectus is a part and covers those federal tax matters that are material to the transaction. Such opinion is made in reliance upon various statements, representations and declarations as to matters of fact made by us, as detailed in the opinion. The opinion provides that:

          o we will recognize no gain or loss upon the receipt of money in exchange for shares of common stock; and


          o no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Depositors upon the distribution to them of the nontransferable subscription rights to purchase shares of common stock.

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


         The opinion in the second bullet above is predicated on representations from Millington Savings Bank, MSB Financial Corp. and MSB Financial, MHC that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. The opinion in the second bullet above is also based on the position that the subscription rights to purchase shares of common stock received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors have a fair market value of zero. In reaching their opinion stated in the second bullet above, Malizia Spidi & Fisch, PC has noted that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipients with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Malizia Spidi & Fisch, PC believes that it is more likely than not that the fair market value of the subscription rights to purchase common stock is zero. Malizia Spidi & Fisch, PC has noted in its opinion that they are not aware of the Internal Revenue Service claiming in any similar transaction that subscription rights have any market value. In that there are no judicial opinions or official Internal Revenue Service positions on this issue, however, such position related to subscription rights comes to a reasoned conclusion instead of an absolute conclusion on these issues. Such conclusion of counsel is supported by a letter from RP Financial furnished to us which states that the subscription rights do not have any value when they are distributed or exercised. If the Internal Revenue Service disagrees with this valuation of subscription rights and determines that such subscription rights have value, income may be recognized by recipients of these rights, in certain cases whether or not the rights are exercised. This income may be capital gain or ordinary income, and MSB Financial Corp. could recognize gain on the distribution of these rights. Based on the foregoing, Malizia Spidi & Fisch, PC believes that it is more likely than not that the nontransferable subscription rights to purchase our common stock have no value.


         We are also subject to New Jersey income taxes and have received an opinion from Beard Miller Company LLP that the stock offering will be treated for New Jersey state tax purposes similar to the treatment of the stock offering for federal tax purposes.

         Unlike a private letter ruling from the IRS, the federal and state tax opinions have no binding effect or official status, and no assurance can be given that the conclusions reached in any of those opinions would be sustained by a court if contested by the IRS or the New Jersey tax authorities. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisers as to the tax consequences in the event the subscription rights are determined to have any market value.

Interpretation, Amendment or Termination of the Plan of Stock Offering

         If determined to be necessary or desirable by the Board of Directors, the plan may be amended by a two-thirds vote of the full Board, with the concurrence of the Office of Thrift Supervision. To the extent permitted by law, all interpretations by us of the plan of stock issuance will be final; however, such interpretations have no binding effect on the Office of Thrift Supervision. The plan of stock issuance provides that, if deemed necessary or desirable, we may substantively amend the plan of stock issuance as a result of comments from regulatory authorities or otherwise.

         Completion of the offering requires the sale of all shares of the common stock within ninety days following approval of the plan of stock issuance by the Office of Thrift Supervision, unless an extension is granted by the Office of Thrift Supervision. If this condition is not satisfied, the plan of stock issuance will be terminated and we will continue our business. We may terminate the plan of stock issuance at any time.

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Conditions to the Offering

         Completion of the offering is subject to several factors, including:

1. the receipt of all the required approvals of the Office of Thrift Supervision for the issuance of common stock in the offering, and

2.   the sale of 1,625,625 shares of common stock.

         If such conditions are not met before we complete the offering, all funds received will be promptly returned with interest and all withdrawal authorizations will be canceled. The stock purchases of our officers and directors will be counted for purposes of meeting the minimum number of shares.

               RESTRICTIONS ON ACQUISITION OF MSB FINANCIAL CORP.

General

         The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire MSB Financial Corp., Millington Savings Bank or their respective capital stock are described below. Also discussed are certain provisions in MSB Financial Corp.'s charter and bylaws which may be deemed to affect the ability of a person, firm or entity to acquire MSB Financial Corp.

Statutory and Regulatory Restrictions on Acquisition

         The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days prior written notice. The Home Owners' Loan Act provides that no company may acquire "control" of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated "control factors" are also present in the acquisition.

         The Office of Thrift Supervision may prohibit an acquisition of control if:

o    it would result in a monopoly or substantially lessen competition;

o the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

o the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

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

         These restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

         For a period of three years following completion of the stock issuance, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of MSB Financial Corp. or Millington Savings Bank without Office of Thrift Supervision approval.

         Current Office of Thrift Supervision regulations permit a mutual holding company to be acquired by a mutual institution or in a remutualization transaction. However, the Office of Thrift Supervision has issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity and raising issues concerning the effect on the mutual members of the acquiring entity. Under certain circumstances, the Office of Thrift Supervision intends to give these issues special scrutiny and reject applications providing for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision's concerns are not warranted.

Charter and Bylaws of MSB Financial Corp.

         The following discussion is a summary of certain provisions of the charter and bylaws of MSB Financial Corp. that relate to corporate governance. The description is necessarily general and qualified by reference to the charter and bylaws.

         Classified Board of Directors. The Board of Directors of MSB Financial Corp. is required by the bylaws to be divided into three staggered classes as equal in size as is possible, with one class elected annually by stockholders for three-year terms. A classified Board promotes continuity and stability of management of MSB Financial Corp., but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. Directors are elected by a plurality of votes cast, and because MSB Financial, MHC will own a majority of the common stock, it will control the election of directors.

         Limitation of Beneficial Ownership and Voting. For a period of three years following the offering, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the then-outstanding shares of MSB Financial Corp. common stock without Office of Thrift Supervision prior approval.

         Additionally, our charter includes a provision that limits the voting rights of a single stockholder to no more than 10% of the then-outstanding shares, including shares held by MSB Financial, MHC, for a period of five years from the date this stock offering is completed.

         Authorized but Unissued Shares of Capital Stock. Following the stock offering, MSB Financial Corp. will have authorized but unissued shares of preferred stock and common stock. See Description of Capital Stock. Although these shares could be used by the Board of Directors of MSB Financial Corp. to make it more difficult or to discourage an attempt to obtain control of MSB Financial Corp. through a merger, tender offer, proxy contest or otherwise, it is unlikely that we would use or need to use shares for these purposes because MSB Financial, MHC will own a majority of the common stock.

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

         Special Meetings of Stockholders. MSB Financial Corp.'s bylaws provide that special meetings of stockholders may be called only by the chairman of the Board, the president, or a majority of the Board of Directors, or upon the written request of the holders of not less than one-tenth of all of the outstanding stock of MSB Financial Corp.

         How Shares are Voted. MSB Financial Corp.'s bylaws provide that there will not be cumulative voting by stockholders for the election of MSB Financial Corp.'s directors. No cumulative voting rights means that MSB Financial, MHC, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all directors of MSB Financial Corp. to be elected at that meeting. This could prevent minority stockholder representation on MSB Financial Corp.'s Board of Directors.

         Procedures for Stockholder Nominations. MSB Financial Corp.'s bylaws provide that any stockholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must send written notice to the Secretary of MSB Financial Corp. at least five days before the date of the annual meeting. The bylaws further provide that if a stockholder wanting to make a nomination or a proposal for new business does not follow the prescribed procedures, the proposal will not be considered until an adjourned, special, or annual meeting of the stockholders taking place thirty days or more thereafter. Management believes that it is in the best interests of MSB Financial Corp. and its stockholders to provide enough time for management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

         Indemnification.    MSB   Financial    Corp.'s   bylaws   provide   for
indemnification of its officers, directors and employees to the fullest extent authorized by the regulations of the Office of Thrift Supervision.

                          DESCRIPTION OF CAPITAL STOCK

General

         MSB Financial Corp. is authorized to issue 10,000,000 shares of common stock, par value $0.10 per share and 5,000,000 shares of serial preferred stock, no par value. Upon completion of the stock offering, we will have between 3,612,500 shares of common stock at the minimum and 4,887,500 shares of common stock at the maximum of the offering range outstanding (5,620,625 shares at the adjusted maximum), including shares that will be held by MSB Financial, MHC. Upon payment of the purchase price shares of common stock issued in the offering will be fully paid and non-assessable. Each share of common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. The common stock will represent non-withdrawable capital, will not be an account of insurable type and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency. The Board of Directors can, without stockholder approval, issue additional shares of common stock, although MSB Financial, MHC, so long as it is in existence, must own a majority of MSB Financial Corp.'s outstanding shares of common stock.

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Common Stock

         Distributions. MSB Financial Corp. can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations which are imposed by law. See Our Policy Regarding Dividends. The holders of common stock of MSB Financial Corp. will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of MSB Financial Corp. out of funds legally available therefor. If MSB Financial Corp. issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         Voting Rights. The holders of common stock will possess exclusive voting rights in MSB Financial Corp. The holder of shares of common stock will be entitled to one vote for each share held on all matters subject to stockholder vote and will not have any right to cumulate votes in the election of directors.

         Liquidation Rights. In the event of any liquidation, dissolution, or winding-up of MSB Financial Corp., the holders of the common stock generally would be entitled to receive, after payment of all debts and liabilities of MSB Financial Corp. (including all debts and liabilities of Millington Savings
Bank), all assets of MSB Financial Corp. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         Preemptive Rights; Redemption. Because the holders of the common stock do not have any preemptive rights with respect to any shares MSB Financial Corp. may issue, the Board of Directors may sell shares of capital stock of MSB Financial Corp. without first offering such shares to existing stockholders. The common stock will not be subject to any redemption provisions.

Preferred Stock

         We are authorized to issue up to 5,000,000 shares of serial preferred stock and to fix and state voting powers, designations, preferences, or other special rights of preferred stock and the qualifications, limitations and restrictions of those shares as the Board of Directors may determine in its discretion. Preferred stock may be issued in distinctly designated series, may be convertible into common stock and may rank prior to the common stock as to dividends rights, liquidation preferences, or both, and may have full or limited voting rights. The issuance of preferred stock could adversely affect the voting and other rights of holders of common stock.

         The authorized but unissued shares of preferred stock and the authorized but unissued and unreserved shares of common stock will be available for issuance in future mergers or acquisitions, in future public offerings or private placements. Except as otherwise required to approve the transaction in which the additional authorized shares of preferred stock would be issued, no stockholder approval generally would be required for the issuance of these shares.

                             LEGAL AND TAX OPINIONS

         The legality of the issuance of the common stock being offered and certain matters relating to the stock offering and federal taxation will be passed upon for us by Malizia Spidi & Fisch, PC, Washington, D.C. Matters relating to state taxation will be passed upon for us by Beard Miller Company LLP, Pine Brook, New Jersey. Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. by Muldoon Murphy & Aguggia LLP, Washington, D.C.

                                     EXPERTS

         The consolidated financial statements of MSB Financial Corp. at June 30, 2006 and 2005 and for each of the years in the three year period ended June 30, 2006 have been included in this prospectus in reliance upon the report of Beard Miller Company LLP, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

         RP Financial, LC has consented to the publication in this document of a summary of its letter to MSB Financial Corp. setting forth its conclusion as to the estimated pro forma market value of the common stock and has also consented to the use of its name and statements with respect to it appearing in this document.

                          CHANGE IN INDEPENDENT AUDITOR

         On April 1, 2005, MSB Financial Corp.'s former independent auditor, Radics & Co., LLC ("Radics"), merged with Beard Miller Company LLP to become the Pine Brook, New Jersey office of Beard Miller. As a result of the merger, on April 1, 2005, Radics resigned as independent auditors of MSB Financial Corp. and MSB Financial Corp. engaged Beard Miller as its successor independent audit firm. MSB Financial Corp.'s engagement of Beard Miller was approved by the Audit Committee. The report of Radics on MSB Financial Corp.'s consolidated financial statements as of and for the fiscal year ended June 30, 2004 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the 2004 fiscal year, and in connection with the audit of MSB Financial Corp.'s consolidated financial statements for such period, and for the period from July 1, 2004 to April 1, 2005, there were no disagreements between MSB Financial Corp. and Radics on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Radics, would have caused Radics to make reference to such matter in connection with its audit reports on MSB Financial Corp.'s consolidated financial statements.

                            REGISTRATION REQUIREMENTS

         Prior to completion of the offering, we will register our common stock with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. We will be subject to the information, proxy solicitation, insider trading restrictions, tender offer rules, periodic reporting and other requirements of the SEC under the Securities Exchange Act of 1934. We will not deregister the common stock under the Securities Exchange Act of 1934 for a period of at least three years following the stock offering.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION


         We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the common stock offered in this document. As permitted by the rules and regulations of the SEC, this document does not contain all the information set forth in the registration statement. The statements contained in this document as to the contents of any contract or other document filed as an exhibit to the Form S-1 are, of necessity, brief descriptions. The registration statement and exhibits can be examined without charge at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including MSB Financial Corp., that file electronically with the SEC. The address for this web site is http://www.sec.gov.

         We have filed an application for approval of the stock issuance with the Office of Thrift Supervision. This prospectus omits certain information contained in that application. That information can be examined without charge at the public reference facilities of the Office of Thrift Supervision located at 1700 G Street, N.W., Washington, D.C. 20552.

         A copy of our charter and bylaws, filed as exhibits to the registration statement as well as those of Millington Savings Bank and MSB Financial, MHC, are available without charge from MSB Financial Corp. Copies of the plan of stock issuance are also available without charge.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS






Report of Independent Registered Public Accounting Firm..................... F-1

Consolidated Statements of Financial Condition
         as of June 30, 2006 and 2005 ...................................... F-2

Consolidated Statements of Income
         for the Years Ended June 30, 2006, 2005 and 2004................... F-3

Consolidated Statements of Changes in Stockholders' Equity
         for the Years Ended June 30, 2006, 2005 and 2004................... F-4

Consolidated Statements of Cash Flows
         for the Years Ended June 30, 2006, 2005 and 2004................... F-5

Notes to Consolidated Financial Statements.................................. F-7



         All schedules are omitted as the required information either is not applicable or is included in the consolidated financial statements or related notes.

[LOGO BMC]


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholder
MSB Financial Corp. and Subsidiaries
Millington, New Jersey


         We have audited the accompanying consolidated statements of financial condition of MSB Financial Corp. and subsidiaries (the "Company") as of June 30, 2006 and 2005, and the related consolidated statements of income, changes in stockholder's equity, and cash flows for each of the years in the three-year period ended June 30, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MSB Financial Corp. and subsidiaries as of June 30, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended June 30, 2006, in conformity with accounting principles generally accepted in the United States of America.


                                                /s/Beard Miller Company LLP

Beard Miller Company LLP
Pine Brook, New Jersey
August 8, 2006

MSB FINANCIAL CORP. AND SUBSIDIARIES
------------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                                                     June 30,
                                                                                        ------------------------------------
                                                                                             2006                 2005
                                                                                        ---------------      ---------------
                                                                                         (Dollars in Thousands, except Per
                                                                                                  Share Amounts)
                                     ASSETS
     Cash and due from banks                                                                  $   1,779           $    2,140
     Interest-earning demand deposits with banks                                                  4,102                3,526
                                                                                        ---------------      ---------------

         Cash and Cash Equivalents                                                                5,881                5,666

     Trading securities                                                                             109                   82
     Securities held to maturity (fair value of $26,821 and $28,095, respectively)               27,707               28,292
     Loans receivable, net of allowance for loan losses of $921 and $874, respectively          218,321              187,192
     Investment in real estate                                                                       97                  825
     Premises and equipment                                                                       8,899                8,438
     Federal Home Loan Bank of New York stock, at cost                                            2,821                1,503
     Bank owned life insurance                                                                    4,004                3,842
     Accrued interest receivable                                                                  1,350                1,088
     Deferred income taxes                                                                          752                  676
     Other assets                                                                                   243                  265
                                                                                        ---------------      ---------------

         Total Assets                                                                          $270,184             $237,869
                                                                                        ===============      ===============

                        LIABILITIES AND RETAINED EARNINGS

LIABILITIES

     Deposits:
         Non-interest bearing                                                                $    9,135            $   8,421
         Interest bearing                                                                       185,620              188,510
                                                                                        ---------------      ---------------

         Total Deposits                                                                         194,755              196,931

     Advances from Federal Home Loan Bank of New York                                            54,181               21,195
     Advance payments by borrowers for taxes and insurance                                          529                  470
     Other liabilities                                                                            1,228                1,184
                                                                                        ---------------      ---------------

         Total Liabilities                                                                      250,693              219,780
                                                                                        ---------------      ---------------

COMMITMENTS AND CONTINGENCIES                                                                         -                    -
                                                                                        ---------------      ---------------

STOCKHOLDER'S EQUITY

     Common stock, par value $0.10; 10,000,000 shares authorized; 10,000 shares issued                1                    1
         and outstanding
     Paid-in capital                                                                                199                  199
     Retained earnings                                                                           19,291               17,889
                                                                                        ---------------      ---------------

         Total Stockholder's Equity                                                              19,491               18,089
                                                                                        ---------------      ---------------

         Total Liabilities and Stockholder's Equity                                            $270,184             $237,869
                                                                                        ===============      ===============

See notes to consolidated  financial statements.
------------------------------------------------------------------------------------------------------------------------------------

MSB FINANCIAL CORP. AND SUBSIDIARIES
------------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME


                                                                                      Years Ended June 30,
                                                                      ------------------------------------------------------
                                                                             2006               2005                2004
                                                                      ----------------   ----------------    ---------------
                                                                            (In Thousands, Except Per Share Amounts)
INTEREST INCOME
   Loans receivable, including fees                                           $12,773            $10,457            $  8,967
   Securities held to maturity                                                  1,177              1,215               1,736
   Other                                                                          167                 82                  66
                                                                      ----------------   ----------------    ---------------

       Total Interest Income                                                   14,117             11,754              10,769
                                                                      ----------------   ----------------    ---------------

INTEREST EXPENSE
   Deposits                                                                     4,995              3,963               3,808
   Borrowings                                                                   1,666                423                  48
                                                                      ----------------   ----------------    ---------------

       Total Interest Expense                                                   6,661              4,386               3,856
                                                                      ----------------   ----------------    ---------------

       Net Interest Income                                                      7,456              7,368               6,913

PROVISION FOR LOAN LOSSES                                                          60                135                 134
                                                                      ----------------   ----------------    ---------------

       Net Interest Income after Provision for Loan Losses                      7,396              7,233               6,779
                                                                      ----------------   ----------------    ---------------

NON-INTEREST  INCOME
   Fees and service charges                                                       338                322                 335
   Income from Bank Owned Life Insurance                                          162                156                  56
   Unrealized gain on trading securities                                           27                 14                   5
   Income from investment in real estate                                            -                 52                  51
   Other                                                                           76                 85                  70
                                                                      ----------------   ----------------    ---------------

       Total Non-Interest Income                                                  603                629                 517
                                                                      ----------------   ----------------    ---------------

NON-INTEREST EXPENSES
   Salaries and employee benefits                                               2,790              2,493               2,201
   Directors compensation                                                         307                280                 255
   Occupancy and equipment                                                        961                970                 849
   Service bureau fees                                                            502                496                 446
   Advertising                                                                    235                232                 213
   Loss from investment in real estate                                            120                  -                   -
   Other                                                                          848                961                 936
                                                                      ----------------   ----------------    ---------------

       Total Non-Interest Expenses                                              5,763              5,432               4,900
                                                                      ----------------   ----------------    ---------------

       Income before Income Taxes                                               2,236              2,430               2,396

INCOME TAXES                                                                      834                919                 948
                                                                      ----------------   ----------------    ---------------

       Net Income                                                            $  1,402           $  1,511            $  1,448
                                                                      ================   ================    ===============

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING, BASIC               10                 10                  10
   AND DILUTED
                                                                      ================   ================    ===============

EARNINGS PER SHARE - BASIC AND DILUTED                                        $140.20            $151.10             $144.80
                                                                      ================   ================    ===============

See notes to consolidated financial statements.
------------------------------------------------------------------------------------------------------------------------------------
                                       F-3


MSB FINANCIAL CORP. AND SUBSIDIARIES
------------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                                                                                                 Total
                                                        Common           Paid-In            Retained         Stockholder's
                                                        Stock            Capital            Earnings             Equity
                                                   ---------------    ----------------   ----------------    ---------------
                                                                                (In Thousands)

BALANCE - JUNE 30, 2003                                      $   -             $    -            $15,230             $15,230

     Issuance of common stock to MSB Financial,
         MHC                                                     1                199                  -                 200
     Initial funding of MSB Financial, MHC                       -                  -               (300)               (300)
     Net income                                                  -                  -              1,448               1,448
                                                   ---------------    ----------------   ----------------    ---------------

BALANCE - JUNE 30, 2004                                          1                199             16,378              16,578

     Net income                                                  -                  -              1,511               1,511
                                                   ---------------    ----------------   ----------------    ---------------

BALANCE - JUNE 30, 2005                                          1                199             17,889              18,089

     Net income                                                  -                  -              1,402               1,402
                                                   ---------------    ----------------   ----------------    ---------------

BALANCE - JUNE 30, 2006                                      $   1               $199            $19,291             $19,491
                                                   ===============    ================   ================    ===============

See notes to consolidated financial statements.
------------------------------------------------------------------------------------------------------------------------------------
                                       F-4

MSB FINANCIAL CORP. AND SUBSIDIARIES
------------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      Years Ended June 30,
                                                                      ------------------------------------------------------
                                                                           2006               2005                2004
                                                                      ----------------   ----------------    ---------------
                                                                                         (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                $  1,402           $  1,511            $  1,448
   Adjustments to reconcile net income to net cash provided by operating activities:
         Net amortization (accretion) of securities premiums and
      discounts                                                                     1                  2                   2
         Net amortization of loan fees                                           (122)              (145)               (163)
         Depreciation and amortization expense                                    505                488                 439
         Provision for loan losses                                                 60                135                 134
         Earnings on bank owned life insurance                                   (162)              (156)                (56)
         Unrealized gain on trading securities                                    (27)               (14)                 (5)
         Realized loss on sale of investment in real estate                       110                  -                   -
         (Increase) in accrued interest receivable                               (262)              (115)                (35)
         Deferred income taxes                                                    (76)              (120)                (84)
         (Increase) decrease in other assets                                       22               (107)                 35
         Increase in other liabilities                                            118                360                  45
         Increase (decrease) in interest payable                                  (74)               (47)                  9
                                                                      ----------------   ----------------    ---------------

         Net Cash Provided by Operating Activities                              1,495              1,792               1,769
                                                                      ----------------   ----------------    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES Activity in held to maturity securities:
      Purchases                                                                     -                  -             (16,994)
      Maturities, calls and principal repayments                                  584              3,221              23,083
   Net increase in loans receivable                                           (31,067)           (18,568)            (30,089)
   Proceeds from sale of investment in real estate                                558                  -                   -
   Purchase of bank owned life insurance                                            -                  -              (3,500)
   Purchase of bank premises and equipment                                       (906)            (4,532)             (1,364)
   Purchase of Federal Home Loan Bank of New York stock                        (3,594)              (211)                (55)
   Redemptions of Federal Home Loan Bank of New York stock                      2,276                  -                   -
                                                                      ----------------   ----------------    ---------------

         Net Cash Used in Investing Activities                                (32,149)           (20,090)            (28,919)
                                                                      ----------------   ----------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase (decrease) in deposits                                         (2,176)             6,431              10,158
   Net increase in short-term borrowings                                       33,750                250               7,500
   Proceeds from long-term debt                                                     -             14,000                   -
   Repayments of long-term debt                                                  (764)              (555)                  -
   Increase in advance payments by borrowers for taxes and insurance               59                 38                  54
   Initial capitalization of mutual holding company                                 -                  -                (300)
   Sale of capital stock to mutual holding company                                  -                  -                 200
                                                                      ----------------   ----------------    ---------------

         Net Cash Provided by Financing Activities                             30,869             20,164              17,612
                                                                      ----------------   ----------------    ---------------

         Net Increase (Decrease) in Cash and Cash Equivalents                     215              1,866              (9,538)

CASH AND CASH EQUIVALENTS - BEGINNING                                           5,666              3,800              13,338
                                                                      ----------------   ----------------    ---------------

CASH AND CASH EQUIVALENTS - ENDING                                           $  5,881           $  5,666            $  3,800
                                                                      ================   ================    ===============

See notes to consolidated financial statements.
------------------------------------------------------------------------------------------------------------------------------------

                                       F-5

MSB FINANCIAL CORP. AND SUBSIDIARIES
------------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                      Years Ended June 30,
                                                                      ------------------------------------------------------
                                                                           2006               2005                2004
                                                                      ----------------   ----------------    ---------------
                                                                                         (In Thousands)

SUPPLEMENTARY CASH FLOWS INFORMATION
   Interest paid                                                             $  6,735           $  4,433            $  3,847
                                                                      ================   ================    ===============

   Income taxes paid                                                         $    967           $  1,015            $  1,098
                                                                      ================   ================    ===============

   Transfer of premises and equipment to investment in real estate           $      -           $    711            $      -
                                                                      ================   ================    ===============


See notes to consolidated financial statements.
------------------------------------------------------------------------------------------------------------------------------------
                                       F-6

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - ORGANIZATION AND BUSINESS

On February 11, 2004, the Board of Directors of Millington Savings Bank ("MSB" or the Savings Bank) adopted a Plan of Reorganization from a State Mutual Savings Bank to a State Mutual Savings Bank Holding Company (the "Plan"). Pursuant to the Plan, the MSB reorganized as follows:

     (i)   The MSB  organized  MSB  Financial,  MHC  ("MHC"),  a Mutual  Holding
           Company;

     (ii) The MHC organized MSB Financial Corp. ("SHC" or the Company), a stock holding company, as a wholly-owned subsidiary;

     (iii) The MHC organized an interim stock savings bank ("Interim") as a wholly-owned subsidiary; and

     (iv) The MSB exchanged its charter for a stock savings bank charter and became a stock savings bank (the "Savings Bank") with MSB's depositors receiving an interest in a liquidation account established in the Savings Bank and constructively receiving shares of stock in the Savings Bank for their equity interest (i.e., voting and liquidation rights) in MSB (the "Bank Conversion"). At the same time, Interim merged with and into the Savings bank. As part of the Plan, the Savings Bank's ownership interest in MHC was cancelled and all of the initially issued stock of the Savings Bank constructively held by the Savings Bank stockholders was transferred to MHC in exchange for membership interests in MHC. At the conclusion of these steps, the former members (i.e., the depositors) of MSB owned all of MHC by virtue of their membership interests in MHC, MHC owned all the outstanding stock of SHC, and SHC owned all of the outstanding stock of the Savings Bank.

The Plan was approved by the Commissioner of the New Jersey Department of Banking and the Office of Thrift Supervision. Additionally, a letter of non-objection was received from the Federal Deposit Insurance Corporation.

A special meeting of depositors of the MSB ("Special Meeting") to approve the Plan was held in accordance with New Jersey banking laws.

Following the completion of the Reorganization on February 11, 2004, all depositors who had membership or liquidation rights with respect to the Savings Bank continue to have such rights solely with respect to the MHC as long as they continue to hold deposit accounts with the Savings Bank.

Although SHC is authorized to issue stock to persons other than MHC, SHC has not issued stock to such persons. As of June 30, 2006, the MHC remains the owner of 100% of the issued and outstanding shares of the Company. Should stock be issued to persons other than MHC in the future, the SHC will always be a majority-owned subsidiary of MHC as long as MHC is in existence. See Note 17 for information regarding the stock issuance plan approved by the Board of Directors on July 17, 2006.

SHC and MHC are authorized to exercise all rights and powers authorized to a corporation, a bank holding company and a New Jersey State mutual savings and loan holding company, respectively, subject to restrictions applicable to bank holding companies and savings bank holding companies under federal and New Jersey law. Currently, the only business activity of MHC is to hold all of the outstanding stock of SHC and the only business activity of SHC is to hold all of the outstanding stock of the Savings Bank.

The primary business of the SHC is the ownership and operation of the Savings Bank. The Savings Bank is principally engaged in the business of attracting deposits from the general public and using these deposits, together with other funds, to purchase securities and to make loans secured by real estate.

--------------------------------------------------------------------------------
                                      F-7

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidated Financial Statement Presentation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, the Savings Bank and Millington Savings Service Corp. (the "Service Corp."). All significant intercompany accounts and transactions have been eliminated in consolidation.

     The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the consolidated statements of financial condition and revenues and expenses for the periods then ended. Actual results could differ significantly from those estimates.

     A material estimate that is particularly susceptible to significant changes relates to the determination of the allowance for loan losses. Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions in the Savings Bank's market area.

     In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Savings Bank's allowance for loan losses. Such agencies may require the Savings Bank to recognize additions to the allowance for loan losses based on their judgments about information available to them at the time of their examination.

Cash and Cash Equivalents

     Cash and cash equivalents include cash and amounts due from depository institutions and interest-bearing deposits with original maturities of three months or less.

Securities

     Investments in debt securities that the Savings Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized holding gains and losses included in earnings. Debt and equity securities not classified as trading securities nor as held-to-maturity securities are classified as available for sale securities and reported at fair value, with unrealized holding gains or losses, net of applicable income taxes, reported in a separate component of stockholder's equity.

     Individual securities are considered impaired when fair value is less than amortized cost. Management evaluates on a monthly basis whether any securities are other-than-temporarily impaired. In making this determination, we consider the extent and duration of the impairment, the nature and financial health of the issuer, other factors relevant to specific securities, and our ability and intent to hold securities for a period of time sufficient to allow for any anticipated recovery in market value. If a security is determined to be other-than-temporarily impaired, an impairment loss is charged to operations.

     Discounts and premiums on securities are accreted/amortized to maturity by use of the level-yield method. Gain or loss on sales of securities is based on the specific identification method.

--------------------------------------------------------------------------------
                                      F-8

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Risk

     The Savings Bank's lending activities are concentrated in loans secured by real estate located primarily in the State of New Jersey.

Loans Receivable

     Loans receivable are stated at unpaid principal balances less the allowance for loan losses and deferred loan fees. Loan origination fees and certain direct loan origination costs are deferred and accreted/amortized as an adjustment of yield over the contractual lives of the related loans.

     The Savings Bank provides an allowance for uncollected interest on loans that are contractually delinquent ninety days or more. The allowance is established by a charge to interest income equal to all interest previously accrued. Income is subsequently recognized only to the extent that cash payments are received until such collections result in the reduction of the loan's delinquent status to under ninety days, at which time the loan is returned to accrual status.

Allowance for Loan Losses

     An allowance for loan losses is maintained at a level that represents management's best estimate of losses known and inherent in the loan portfolio that are both probable and estimable. The allowance for loan losses is established through a provision for loan losses charged to operations. The allowance is reduced by loans charged off and increased by recoveries, if any, of amounts previously charged off. Management of the Savings Bank, in determining the allowance for loan losses, considers the risks inherent in its loan portfolio and changes in the nature and volume of its loan activities, along with the general economic and real estate market conditions. The Savings Bank utilizes a two tier approach: (1) identification of impaired loans and establishment of specific loss allowances on such loans; and (2) establishment of general valuation allowances on the remainder of its loan portfolio. The Savings Bank maintains a loan review system which allows for a periodic review of its loan portfolio and the early identification of potential impaired loans. Such system takes into consideration, among other things, delinquency status, size of loans, type of collateral and financial condition of the borrowers. Specific loan loss allowances are established for identified loans based on a review of such information and/or appraisals of the underlying collateral. General loan loss allowances are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management's judgment. Although management believes that adequate specific and general loan loss allowances are established, actual losses are dependent upon future events and, as such, further additions to the level of the loan loss allowance may be necessary.

     A loan evaluated for impairment is deemed to be impaired when, based on current information and events, it is probable that the Savings Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. All loans identified as impaired are evaluated independently. The Savings Bank does not aggregate such loans for evaluation purposes. Payments received on impaired loans are applied first to accrued interest receivable and then to principal.

Investment in Real Estate

     Investment in real estate consists of real property originally acquired for banking operations and subsequently used as rental property. Net income from operations is recorded in operations as earned. Depreciation charges are computed on the straight line method over the estimated useful life of the property.

--------------------------------------------------------------------------------
                                      F-9

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Premises and Equipment

     Premises and equipment are comprised of land, at cost, and buildings, building improvements, furnishings and equipment and leasehold improvements, at cost, less accumulated depreciation and amortization. Depreciation and amortization charges are computed on the straight-line method over the following estimated useful lives:

                                                                 Years
                                                         ---------------------
                 Building and improvements                      5 - 50
                 Furnishings and equipment                      3 - 15
                 Leasehold improvements                    Shorter of useful
                                                         life or term of lease

     Significant renewals and betterments are charged to the property and equipment account. Maintenance and repairs are charged to operations in the year incurred. Rental income is netted against occupancy costs in the consolidated statements of income.

Bank Owned Life Insurance

     Bank owned life insurance is carried at net cash surrender value. The change in the net asset value is recorded as a component of non-interest income.

Income Taxes

     The Company and its subsidiaries file a consolidated federal income tax return with the MHC. Federal income taxes are allocated based on the contribution of their respective income or loss to the consolidated income tax return. Separate state income tax returns are filed.

     Federal and state income taxes have been provided on the basis of reported income. The amounts reflected on the income tax returns differ from these provisions due principally to temporary differences in the reporting of certain items of income and expense for financial reporting and income tax reporting purposes. Deferred income taxes are recorded to recognize such temporary differences.

Off-Balance Sheet Credit-Related Financial Instruments

     In the ordinary course of business, we enter into commitments to extend credit, including commitments under lines of credit. Such financial instruments are recorded when they are funded.

Business and Interest Rate Risk

     The Company's primary business is the ownership and operation of the Savings Bank. The Savings Bank is principally engaged in the business of attracting deposits from the general public and using these deposits, together with other funds, to purchase securities and to make loans secured by real estate. The potential for interest-rate risk exists as a result of the generally shorter duration of the Savings Bank's interest-sensitive liabilities compared to the generally longer duration of its interest-sensitive assets. In a rising rate environment, liabilities will reprice faster than assets, thereby reducing net interest income. For this reason, management regularly monitors the maturity structure of the Savings Bank's assets and liabilities in order to measure its level of interest-rate risk and to plan for future volatility. The primary business of the Service Corp. is the ownership and operation of a single commercial rental property.

--------------------------------------------------------------------------------
                                      F-10

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Reclassification

     Certain amounts for the years ended June 30, 2005 and 2004 have been reclassified to conform to the current year's presentation.


NOTE 3 - SECURITIES HELD TO MATURITY

The amortized cost of securities held to maturity and their approximate fair values are summarized as follows:

                                                                           Gross              Gross
                                                       Amortized        Unrealized         Unrealized             Fair
                                                         Cost              Gains             Losses              Value
                                                   ---------------    ----------------   ----------------    ---------------
                                                                                (In Thousands)

June 30, 2006:
     U.S. Government agencies                              $24,127              $   -               $854             $23,273
     Mortgage-backed securities                              3,580                 32                 64               3,548
                                                   ---------------    ----------------   ----------------    ---------------

                                                           $27,707                $32               $918             $26,821
                                                   ===============    ================   ================    ===============

June 30, 2005:
     U.S. Government agencies                              $24,133              $   1               $288             $23,846
     Mortgage-backed securities                              4,159                 92                  2               4,249
                                                   ---------------    ----------------   ----------------    ---------------

                                                           $28,292              $  93               $290             $28,095
                                                   ===============    ================   ================    ===============

All mortgage-backed securities at June 30, 2006 and 2005 have been issued by FNMA, FHLMC or GNMA.

The amortized cost and estimated fair value of securities held to maturity at June 30, 2006, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                             Amortized           Fair
                                                                                               Cost              Value
                                                                                         ----------------    ---------------
                                                                                                   (In Thousands)

          U.S. Government agencies:
               Due after one year through five years                                             $15,000             $14,449
               Due after five years through ten years                                              4,000               3,943
               Due thereafter                                                                      5,127               4,881
                                                                                         ----------------    ---------------

                                                                                                  24,127              23,273
          Mortgage-backed securities                                                               3,580               3,548
                                                                                         ----------------    ---------------

                                                                                                 $27,707             $26,821
                                                                                         ================    ===============

--------------------------------------------------------------------------------
                                      F-11

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 3 - SECURITIES HELD TO MATURITY (CONTINUED)

There were no sales of securities held to maturity during the years ended June 30, 2006, 2005 and 2004. At June 30, 2006 and 2005, securities held to maturity with a carrying value of approximately $481,000 and $488,000, respectively, were pledged to secure public funds on deposit.

The following table shows the gross unrealized losses and fair value of securities in an unrealized loss position, and the length of time that such securities have been in a continuous unrealized loss position:

                                    Less than 12 Months             More than 12 Months                   Total
                               ------------------------------  ------------------------------  -----------------------------
                                                   Gross                           Gross                          Gross
                                   Fair         Unrealized         Fair         Unrealized         Fair        Unrealized
                                   Value          Losses           Value          Losses           Value         Losses
                               --------------  --------------  --------------  --------------  -------------- --------------
                                                                      (In Thousands)

June 30, 2006:
     U.S. Government
         agencies                     $1,044            $ 47         $22,192            $807         $23,236           $854
     Mortgage-backed
         securities                    1,113              63              80               1           1,193             64
                               --------------  --------------  --------------  --------------  -------------- --------------

                                      $2,157            $110         $22,272            $808         $24,429           $918
                               ==============  ==============  ==============  ==============  ============== ==============

June 30, 2005:
     U.S. Government
         agencies                     $    -            $  -         $22,712            $288         $22,712           $288
     Mortgage-backed
         securities                      214               1              58               1             272              2
                               --------------  --------------  --------------  --------------  -------------- --------------

                                      $  214            $  1         $22,770            $289         $22,984           $290
                               ==============  ==============  ==============  ==============  ============== ==============

At June 30, 2006, management concluded that the unrealized losses above (which related to thirteen U.S. Government Agency bonds and five Fannie Mae or Freddie Mac mortgage-backed securities) are temporary in nature since they are not related to the underlying credit quality of the issuers and the Company has the ability and intent to hold these securities for a time necessary to recover their cost. The losses above are primarily related to market interest rates.

--------------------------------------------------------------------------------
                                      F-12

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 4 - LOANS RECEIVABLE

The composition of loans receivable at June 30, 2006 and 2005 is as follows:

                                                                                              2006                2005
                                                                                         ----------------    ---------------
                                                                                                   (In Thousands)

          Real estate mortgage:
               One-to-four family                                                               $120,921            $113,488
               Commercial                                                                         23,587              17,971
                                                                                         ----------------    ---------------

                                                                                                 144,508             131,459
                                                                                         ----------------    ---------------

          Real estate construction                                                                23,276              18,398
                                                                                         ----------------    ---------------

          Consumer:
               Deposit account                                                                     1,167               1,156
               Equity                                                                             49,257              38,291
               Automobile                                                                            464                 418
               Personal                                                                               77                  94
               Overdraft protection                                                                  153                 151
                                                                                         ----------------    ---------------

                                                                                                  51,118              40,110
                                                                                         ----------------    ---------------

          Commercial                                                                               5,497               4,029
                                                                                         ----------------    ---------------

                 Total Loans                                                                     224,399             193,996

          Loans in process                                                                        (4,968)             (5,719)
          Allowance for loan losses                                                                 (921)               (874)
          Deferred loan fees                                                                        (189)               (211)
                                                                                         ----------------    ---------------

                                                                                                $218,321            $187,192
                                                                                         ================    ===============

At June 30, 2006, 2005 and 2004, loans serviced by the Savings Bank for the benefit of others totaled approximately $535,000, $560,000 and $583,000, respectively.

The following table presents changes in the allowance for loan losses for the years ended June 30, 2006, 2005 and 2004:

                                                                           2006               2005                2004
                                                                      ----------------   ----------------    ---------------
                                                                                         (In Thousands)

          Balance, beginning                                                     $874               $742                $651
               Provision charged to operations                                     60                135                 134
               Loans charged off                                                  (17)                (3)                (45)
               Recoveries of loans previously charged off                           4                  -                   2
                                                                      ----------------   ----------------    ---------------

          Balance, ending                                                        $921               $874                $742
                                                                      ================   ================    ===============

--------------------------------------------------------------------------------
                                      F-13

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 4 - LOANS RECEIVABLE (CONTINUED)

At and during the years ended June 30, 2006 and 2005, the Savings Bank had no loans that are considered to be impaired. Loans on which the accrual of interest has been discontinued amounted to $424,000 and $2,238,000 at June 30, 2006 and 2005, respectively. During the years ended June 30, 2006, 2005, and 2004 $35,000, $104,000, and $78,000 respectively, in interest was collected and recognized on these loans. During the years ended June 30, 2006, 2005, and 2004 had all such loans been performing in accordance with their original terms, interest income of $34,000, $155,000, and $118,000, respectively, would have been recognized. The Savings Bank is not committed to lend additional funds on these non-accrual loans.


NOTE 5 - PREMISES AND EQUIPMENT

The components of premises and equipment at June 30, 2006 and 2005 are as follows:

                                                                                              2006                2005
                                                                                         ----------------    ---------------
                                                                                                   (In Thousands)

          Land                                                                                 $     671           $     671
          Buildings and improvements                                                               3,166               3,119
          Leasehold improvements                                                                   1,241               1,241
          Furnishings and equipment                                                                2,031               1,918
          Leasehold improvements/construction in process                                           4,680               3,934
                                                                                         ----------------    ---------------

                                                                                                  11,789              10,883
          Accumulated depreciation and amortization                                               (2,890)             (2,445)
                                                                                         ----------------    ---------------

                                                                                                $  8,899            $  8,438
                                                                                         ================    ===============

Depreciation  and  amortization   expense  on  premises  and  equipment  totaled
$445,000, $469,000, and $418,000 during the years ended June 30, 2006, 2005, and
2004, respectively.


NOTE 6 - ACCRUED INTEREST RECEIVABLE

The components of interest receivable at June 30, 2006 and 2005 are as follows:

                                                                                              2006                2005
                                                                                         ----------------    ---------------
                                                                                                   (In Thousands)

          Loans                                                                                   $1,047              $  791
          Securities held to maturity                                                                303                 297
                                                                                         ----------------    ---------------

                                                                                                  $1,350              $1,088
                                                                                         ================    ===============

--------------------------------------------------------------------------------
                                      F-14

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7 - DEPOSITS

Deposits  at  June  30,   2006  and  2005   consist  of  the   following   major
classifications:

                                                                  2006                                 2005
                                                   ---------------------------------    ---------------------------------
                                                                          Average                              Average
                                                       Amount              Rate            Amount               Rate
                                                   ---------------     -------------    ---------------     -------------
                                                                            (Dollars in Thousands)

          Non-interest bearing demand                     $  9,135            -   %            $  8,421            -   %
          NOW                                               26,968         0.95                  30,325         0.88
          Super NOW                                          1,339         1.00                   2,376         1.00
          Savings and club                                  42,696         1.49                  48,916         1.22
          Money market demand                                2,589         1.15                   3,057         1.15
          Certificates of deposit                          112,028         4.15                 103,836         3.30
                                                   ---------------                      ---------------

                                                          $194,755         2.87   %            $196,931         2.21   %
                                                   ===============                      ===============

A summary of certificates of deposit by maturity at June 30, 2006 is as follows (in thousands):


                            Year ended June 30:
                                 2007                                                 $ 76,463
                                 2008                                                   19,382
                                 2009                                                    3,784
                                 2010                                                    1,729
                                 2011                                                      666
                                 Thereafter                                             10,004
                                                                               ----------------

                                                                                      $112,028
                                                                               ================

The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was $37,208,000 and $32,323,000 at June 30, 2006 and 2005,
respectively. Generally, deposits in excess of $100,000 are not insured by the FDIC.

A summary of interest expense for the years ended June 30, 2006, 2005 and 2004 is as follows:

                                                                           2006               2005                2004
                                                                      ----------------   ----------------    ---------------
                                                                                         (In Thousands)

          Demand                                                               $  329             $  334              $  319
          Savings and club                                                        568                604                 597
          Certificates of deposit                                               4,098              3,025               2,892
                                                                      ----------------   ----------------    ---------------

                                                                               $4,995             $3,963              $3,808
                                                                      ================   ================    ===============

--------------------------------------------------------------------------------
                                      F-15

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 8 - ADVANCES FROM FEDERAL HOME LOAN BANK OF NEW YORK

The Savings Bank has various credit facilities with the Federal Home Loan Bank, which expire on July 31, 2006, and provide borrowings up to $56,163,000. Short-term borrowings against this facility totaled $41,500,000 and $7,750,000 as of June 30, 2006 and 2005, respectively. The interest rate on short-term borrowings at June 30, 2006 and 2005 was 5.42% and 3.49%, respectively. Long-term debt due to the Federal Home Loan Bank at June 30, 2006 and 2005, consisted of the following:


                                                                              Fixed
                                                                            Interest
                                 Maturity                                     Rate             2006                2005
-------------------------------------------------------------------       ------------   ----------------    ---------------
                                                                                                   (In Thousands)

          August 11, 2009                                                      3.60   %          $ 2,681             $ 3,445
          December 30, 2009                                                    4.25                5,000               5,000
          June 1, 2010                                                         4.28                5,000               5,000
                                                                                         ----------------    ---------------

                                                                               4.12   %          $12,681             $13,445
                                                                                         ================    ===============

The advances are secured by a blanket assignment of unpledged and qualifying mortgage loans.


NOTE 9 - LEASE COMMITMENTS AND TOTAL RENTAL EXPENSE

The Savings Bank leases two branch locations under long-term operating leases. Future minimum lease payments by year and in the aggregate, under noncancellable operating leases with initial or remaining terms of one year or more, consisted of the following at June 30, 2006 (in thousands):

                            2007                                                        $  237
                            2008                                                           237
                            2009                                                           237
                            2010                                                           237
                            2011                                                           237
                            Thereafter                                                     566
                                                                               ----------------

                                                                                        $1,751
                                                                               ================

The minimum payments have not been reduced by minimum sublease rentals of $579,000 due in the future under noncancellable subleases.

The total rental expense for all leases for the years ended June 30, 2006, 2005, and 2004 was approximately $242,000, $237,000, and $192,000 respectively.


--------------------------------------------------------------------------------
                                      F-16

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - INCOME TAXES

The income tax provision consists of the following for the years ended June 30, 2006, 2005 and 2004:

                                                                           2006               2005                2004
                                                                      ----------------   ----------------    ---------------
                                                                                         (In Thousands)

          Current:
               Federal                                                           $701             $  805              $  799
               State                                                              209                233                 233
                                                                      ----------------   ----------------    ---------------

                                                                                  910              1,038               1,032
                                                                      ----------------   ----------------    ---------------

          Deferred:
               Federal                                                            (57)               (93)                (65)
               State                                                              (19)               (26)                (19)
                                                                      ----------------   ----------------    ---------------

                                                                                  (76)              (119)                (84)
                                                                      ----------------   ----------------    ---------------

                                                                                 $834             $  919              $  948
                                                                      ================   ================    ===============

A reconciliation of the statutory federal income tax at a rate of 34% to the income tax expense included in the statements of income at June 30, 2006, 2005 and 2004 is as follows:

                                                  2006                        2005                        2004
                                        -------------------------   -------------------------   -------------------------
                                                         % of                        % of                        % of
                                                        Pretax                      Pretax                      Pretax
                                            Amount      Income         Amount       Income         Amount       Income
                                        ------------  -----------   ------------  -----------   ------------- -----------
                                                                      (Dollars in Thousands)

Federal income tax at statutory rate           $760       34.0   %         $826       34.0   %         $815       34.0   %
State tax, net of federal benefit               125        5.6              137        5.6              141        5.9
Other                                           (51)      (2.3)             (44)      (1.8)              (8)      (0.3)
                                        ------------  -----------   ------------  -----------   ------------- -----------

                                               $834       37.3   %         $919       37.8   %         $948       39.6   %
                                        ============  ===========   ============  ===========   ============= ===========



--------------------------------------------------------------------------------
                                      F-17

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - INCOME TAXES (CONTINUED)

The components of the net deferred tax asset at June 30, 2006 and 2005 are as follows:

                                                                                              2006                2005
                                                                                         ----------------    ---------------
                                                                                                   (In Thousands)

          Deferred tax assets:
               Depreciation                                                                        $  39               $  26
               Allowance for loan losses                                                             368                 349
               Uncollected interest                                                                    7                  45
               Benefit plans                                                                         326                 251
               Debit card loss                                                                        12                   5
                                                                                         ----------------    ---------------

                                                                                                     752                 676
          Deferred tax liabilities                                                                     -                   -
                                                                                         ----------------    ---------------

                 Net Deferred Tax Asset                                                             $752                $676
                                                                                         ================    ===============

Retained earnings include $1,466,000 at June 30, 2006 and 2005, for which no provision for income tax has been made. These amounts represent deductions for bad debt reserves for tax purposes which were only allowed to savings institutions which met certain definitional tests prescribed by the Internal Revenue Code of 1986, as amended. The Small Business Job Protection Act of 1996 eliminated the special bad debt deduction granted solely to thrifts. Under the terms of the Act, there would be no recapture of the pre-1988 (base year) reserves. However, these pre-1988 reserves would be subject to recapture under the rules of the Internal Revenue Code if the Savings Bank itself pays a cash dividend in excess of earnings and profits, or liquidates. The Act also provides for the recapture of deductions arising from "applicable excess reserve" defined as the total amount of reserve over the base year reserve. The Savings Bank's total reserve exceeds the base year reserve and deferred taxes have been provided for this excess.

--------------------------------------------------------------------------------
                                      F-18

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 11 - BENEFIT PLANS

Directors' Retirement Plan

     The Savings Bank has a directors' retirement plan, which provides that any director meeting specified age and service requirements may retire and continue to be paid. This plan is unfunded.

     The following table sets forth the plan's funded status and activity for the years ended June 30, 2006 and 2005:

                                                                                              2006                2005
                                                                                         ----------------    ---------------
                                                                                               (Dollars In Thousands)
          Actuarial present value of benefit obligations                                            $563                $525
                                                                                         ================    ===============

          Projected benefit obligation - beginning                                                  $600                $468
               Service cost                                                                           21                  16
               Interest cost                                                                          36                  31
               Actuarial loss                                                                          1                  11
               Annuity payment                                                                       (24)                (24)
               Plan amendment                                                                          -                  98
                                                                                         ----------------    ---------------

          Projected benefit obligation - ending                                                     $634                $600
                                                                                         ================    ===============

          Plan assets at fair value - beginning                                                     $  -                $  -
               Employer contribution                                                                  24                  24
               Settlements/payments                                                                  (24)                (24)
                                                                                         ----------------    ---------------

          Plan assets at fair value - ending                                                        $  -                $  -
                                                                                         ================    ===============

          Projected benefit obligation in excess of fair value                                      $634                $600
               Unrecognized loss                                                                       2                   2
               Unrecognized past service liability                                                   (86)               (133)
               Amount contributed in the fourth quarter                                               (6)                 (6)
                                                                                         ----------------    ---------------

          Accrued pension cost included in other liabilities                                        $544                $463
                                                                                         ================    ===============

          Assumptions:
               Discount rate                                                                        6.25%               6.13%
               Fee increase                                                                         3.25%               3.25%

--------------------------------------------------------------------------------
                                      F-19

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 11 - BENEFIT PLANS (CONTINUED)

Directors' Retirement Plan (Continued)

Net periodic pension cost for the years ended June 30, 2006 and 2005 included the following:

                                                                                    2006            2005           2004
                                                                                -------------   -------------   ------------
                                                                                          (Dollars In Thousands)

          Service cost                                                                $  21             $16             $13
          Interest cost                                                                  36              31              28
          Amortization of unrecognized past service liability                            47              40              36
                                                                                -------------   -------------   ------------

          Net periodic plan cost                                                       $104             $87             $77
                                                                                =============   =============   ============

          Assumptions:
               Discount rate                                                           6.13%         6.13%             6.25%
               Fee increase                                                            3.25%         3.25%              N/A

The Savings Bank's contribution and benefits paid amounted to $24,000 for the years ended June 30, 2006 and 2005.

For the year ended June 30, 2007, the Savings Bank's expects to contribute $27,000 to the plan.

Estimated future benefit payments for years ending June 30, which reflect expected future service, as appropriate, are as follows (in thousands):

                            2007                                                         $  27
                            2008                                                            36
                            2009                                                            47
                            2010                                                            45
                            2011                                                            62
                            2012 - 2016                                                    408

Executive Incentive Retirement Plan

     The Savings Bank has an unfunded, non-qualified executive incentive retirement plan covering all eligible executives. The plan provides for either a lump sum payment or equal annual installments for a period of 15 years commencing on the first day of the calendar month following the termination of employment due to retirement, resignation, disability or death. The amount payable is based on the vested balance of the executive's accumulated awards plus interest. The annual awards are based upon the executive's base salary in effect at the beginning of the plan year and the Savings Bank's net income for the prior fiscal year. The percentage vested is based on the sum of the executive's age and years of service. The plan expense for the year ended June 30, 2006, 2005, and 2004 was approximately $103,000, $63,000 and $29,000, respectively. The unfunded liability totaled approximately $195,000 and $92,000 at June 30, 2006 and 2005, respectively.

--------------------------------------------------------------------------------
                                      F-20

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11 - BENEFIT PLANS (CONTINUED)

Pension Plan

     The Savings Bank has a non-contributory money purchase plan covering all eligible employees. Pension plan costs are determined by a money purchase formula and no interest assumption is involved. Total pension plan expense for the years ended June 30, 2006, 2005, and 2004 was approximately $177,000, $152,000 and $153,000, respectively.

Savings Plan

     The Savings Bank sponsors a savings plan, pursuant to Section 401(k) of the Internal Revenue Code, for all eligible employees. Employees may elect to defer up to 8% of their compensation. The Savings Bank will match 50% of 6% of the employee's contribution up to a maximum of 3% of each employee's compensation. The Plan expense amounted to approximately $43,000, $33,000 and $35,000 for the years ended June 30, 2006, 2005, and 2004, respectively.


NOTE 12 - TRANSACTIONS WITH OFFICERS AND DIRECTORS

The Savings Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its officers, directors, their immediate families, and affiliated companies (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These persons were indebted to the Savings Bank for loans totaling $5,427,000 and $4,427,000 at June 30, 2006 and 2005, respectively. During 2006, $2,080,000 of new loans and $1,080,000 of repayments were made.


NOTE 13 - REGULATORY CAPITAL

The Savings Bank is subject to various regulatory capital requirements administered by Federal and State banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Savings Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Savings Bank must meet specific capital guidelines that involve quantitative measures of the Savings Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Savings Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Savings Bank to maintain minimum amounts and ratios (set forth in the table below) of tangible, core and risk-based capital as defined in the regulations. Management believes, as of June 30, 2006 and 2005, that the Savings Bank met all capital adequacy requirements to which it is subject.

As of January 18, 2006, the most recent notification from the regulators categorized the Savings Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Savings Bank must maintain minimum core, Tier 1 risk-based and total risk-based ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

--------------------------------------------------------------------------------
                                      F-21

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 13 - REGULATORY CAPITAL (CONTINUED)

The following tables present a reconciliation of capital per accounting principles generally accepted in the United States of America ("GAAP") and regulatory capital and information as to the Savings Bank's capital levels at the dates presented:

                                                                                                      June 30,
                                                                                         -----------------------------------
                                                                                              2006                2005
                                                                                         ----------------    ---------------
                                                                                                   (In Thousands)

          GAAP capital                                                                           $19,292             $17,890
          Investment in subsidiary                                                                  (180)               (181)
                                                                                         ----------------    ---------------

          Core and tangible capital                                                               19,112              17,709
          General valuation allowance                                                                921                 874
                                                                                         ----------------    ---------------

                                                                                                 $20,033             $18,583
                                                                                         ================    ===============

                                                                                                         To be Well
                                                                                                      Capitalized under
                                                                         For Capital Adequacy         Prompt Corrective
                                                        Actual                  Purposes              Action Provisions
                                                Amount         Ratio       Amount        Ratio        Amount       Ratio
                                              ----------      -------   -----------     -------     ----------    -------
                                                                         (Dollars In Thousands)

June 30, 2006:
     Tangible                                  $19,112          7.19%   $=> 3,987       =>1.50%           N/A         N/A
     Core (leverage)                            19,112          7.19     =>10,632       =>4.00      $=>13,290     => 5.00%
     Tier 1 risk-based                          19,112         10.49          N/A          N/A       =>10,933     => 6.00
     Total risk-based                           20,033         10.99     =>14,577       =>8.00       =>18,222     =>10.00

June 30, 2005:
     Tangible                                  $17,709          7.58%   $=> 3,502       =>1.50%           N/A         N/A
     Core (leverage)                            17,709          7.58     => 9,339       =>4.00      $=>11,674     => 5.00%
     Tier 1 risk-based                          17,709         11.51          N/A          N/A       => 9,234     => 6.00
     Total risk-based                           18,583         12.07     =>12,312       =>8.00       =>15,390     =>10.00

NOTE 14 - COMMITMENTS AND CONTINGENCIES

The Savings Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Such commitments involve, to varying degrees, elements of credit, and interest rate risk in excess of the amount recognized in the statements of financial condition.

--------------------------------------------------------------------------------
                                      F-22

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 14 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Savings Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Savings Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

At June 30, 2006 and 2005, the following financial instruments were outstanding whose contract amounts represent credit risk:

                                                                                              2006                2005
                                                                                         ----------------    ---------------
                                                                                                   (In Thousands)

          Commitments to grant loans                                                             $ 2,979             $ 7,017
          Unfunded commitments under lines of credit                                              26,546              22,974
          Standby letters of credit                                                                  108                 255
                                                                                         ----------------    ---------------

                                                                                                 $29,633             $30,246
                                                                                         ================    ===============

At June 30, 2006, the commitments to grant loans included $2,479,000 of fixed rate mortgage loans with interest rates ranging from 5.75% to 9.00% and $500,000 of variable rate construction loans with an initial interest rate ranging from 8.25% to 9.00%. Of the unfunded commitments under lines of credit at June 30, 2006, $23,806,000 was available under a homeowner's equity lending program, $634,000 was available under an overdraft protection lending program and $2,106,000 was available under commercial lines of credit. Amounts outstanding under these programs were assessed interest ranging from 0.50% below the prime rate to 4.00% over the prime rate. At June 30, 2006, amounts drawn on standby letters of credit were assessed rates of 2.00% over rate being earned on the passbook collateralizing the credit.

At June 30, 2005, the  commitments  to grant loans included  $4,817,000 of fixed rate mortgage loans with interest rates ranging from 4.63% to 6.88% and $2,200,000 of variable rate construction loans with an initial interest rate of 6.75%. Of the unfunded commitments under lines of credit at June 30, 2005, $20,586,000 was available under a homeowner's equity lending program, $558,000 was available under an overdraft protection lending program and $1,830,000 was available under commercial lines of credit. Amounts outstanding under these programs were assessed interest ranging from 2.00% below the prime rate to 5.00% over the prime rate. At June 30, 2005, amounts drawn on standby letters of credit were assessed rates ranging from 1.00% over the prime rate of 1.50% over the prime rate.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Savings Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Savings Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but primarily includes residential and income-producing commercial real estate properties.

--------------------------------------------------------------------------------
                                      F-23

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Standby letters of credit are conditional commitments issued by the Savings Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending other loan commitments. The Savings Bank requires collateral supporting these letters of credit when deemed necessary. Management believes that the proceeds obtained through a liquidation of such collateral would be sufficient to cover the maximum potential amount of future payments required under the corresponding guarantees. The amount of the liability as of June 30, 2006 and 2005 for guarantees under standby letters of credit issued is not material.


NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced liquidation sale. Significant estimations were used for the purposes of this disclosure. Estimated fair values have been determined using the best available data and estimation methodology suitable for each category of financial instruments. However, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Savings Bank could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year ends, and have not been reevaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year end.

The following information should not be interpreted as an estimate of the fair value of the entire Savings Bank since a fair value calculation is only provided for a limited portion of the Savings Bank's assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Savings Bank's disclosures, and those of other companies may not be meaningful. The fair value estimates, methods and assumptions for financial instruments are set forth below.

Cash and Cash Equivalents

     For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value.

Securities Held to Maturity and Trading Securities

     The fair values for securities held to maturity and trading securities are based on quoted market prices, where available. If quoted market prices are not available, fair value is estimated using quoted market prices for similar securities.

Loans Receivable

     The fair value of loans receivable is estimated by discounting future cash flows, using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, of such loans.

Federal Home Loan Bank Stock

     The carrying amount of Federal Home Loan Bank stock approximates fair value.

--------------------------------------------------------------------------------
                                      F-24

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

Accrued Interest Receivable and Payable

     The carrying amount of accrued interest receivable and payable approximates fair value.

Deposits

     Fair values for demand deposits, savings accounts and club accounts are, by definition, equal to the amount payable on demand at the reporting date. Fair values of fixed-maturity certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on similar instruments with similar maturities.

Short-Term Borrowings and Long-term Debt

     Fair values of borrowings are estimated using discounted cash flow analyses, based on rates currently available to the Savings Bank for advances from the Federal Home Loan Bank with similar terms and remaining maturities.

Off-Balance Sheet Financial Instruments

     Fair values of commitments to extend credit are estimated using the fees currently charged to enter into similar agreements, taking into account market interest rates, the remaining terms, and the present credit worthiness of the counterparties.

     As of June 30, 2006 and 2005, the fair value of the commitments to extend credit were not considered to be material.

The carrying amounts and estimated fair values of the Savings Bank's financial instruments at June 30,2006 and 2005 are as follows:

                                                                      2006                               2005
                                                           ----------------------------       -----------------------------
                                                           Carrying      Estimated Fair       Carrying       Estimated Fair
                                                            Amount            Value            Amount            Value
                                                           --------      --------------       --------       --------------
                                                                                  (In Thousands)

Financial assets:
     Cash and cash equivalents                                 $  5,881         $  5,881          $  5,666          $  5,666
     Trading securities                                             109              109                82                82
     Securities held to maturity                                 27,707           26,821            28,292            28,095
     Loans receivable                                           218,321          212,546           187,192           186,291
     Federal Home Loan Bank stock                                 2,821            2,821             1,503             1,503
     Accrued interest receivable                                  1,350            1,350             1,088             1,088

Financial liabilities:
     Deposits                                                   194,755          193,902           196,931           196,910
     Advances from Federal Home Loan Bank
         of New York                                             54,181           53,596            21,195            21,140
     Accrued interest payable                                       114              114               186               186


--------------------------------------------------------------------------------
                                      F-25

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16 - PARENT ONLY FINANCIAL STATEMENTS

                                             Statements of Financial Condition
                                                                                                      June 30,
                                                                                         -----------------------------------
                                                                                              2006                2005
                                                                                         ----------------    ---------------
                                                                                                   (In Thousands)
                                            ASSETS
          Cash and due from banks                                                                $   199             $   199
          Investment in subsidiaries                                                              19,292              17,890
                                                                                         ----------------    ---------------

                 Total Assets                                                                    $19,491             $18,089
                                                                                         ================    ===============

                                     STOCKHOLDER'S EQUITY
          Stockholder's equity:
               Common stock                                                                            1                   1
               Paid-in capital                                                                       199                 199
               Retained earnings                                                                  19,291              17,889
                                                                                         ----------------    ---------------

                 Total Stockholder's Equity                                                      $19,491             $18,089
                                                                                         ================    ===============

                                                   Statements of Income
                                                                                       Year Ended June 30,
                                                                      ------------------------------------------------------
                                                                           2006               2005                2004
                                                                      ----------------   ----------------    ---------------
                                                                                         (In Thousands)

          Dividend from savings bank                                           $    -             $    -              $  200
          Equity in undistributed earnings of subsidiaries                      1,402              1,512               1,248
                                                                      ----------------   ----------------    ---------------

                 Income Before Income Taxes                                     1,402              1,512               1,448

          Income tax expense                                                        -                  1                   -
                                                                      ----------------   ----------------    ---------------

                 Net Income                                                    $1,402             $1,511              $1,448
                                                                      ================   ================    ===============

--------------------------------------------------------------------------------
                                      F-26

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 16 - PARENT ONLY FINANCIAL STATEMENTS (CONTINUED)


                                                 Statements of Cash Flows
                                                                                       Year Ended June 30,
                                                                      ------------------------------------------------------
                                                                           2006               2005                2004
                                                                      ----------------   ----------------    ---------------
                                                                                         (In Thousands)

          CASH FLOWS FROM OPERATING ACTIVITIES
               Net income                                                      $1,402             $1,511              $1,448
               Adjustments to reconcile net income to net cash
               provided by operating activities:
                   Equity in undistributed earnings of
                        subsidiaries                                           (1,402)            (1,512)             (1,248)
                                                                      ----------------   ----------------    ---------------

                 Net Cash Provided by (Used in) Operating
                     Activities                                                     -                 (1)                200
                                                                      ----------------   ----------------    ---------------

          CASH FLOWS USED IN OPERATING ACTIVITIES
               Purchase of common stock of savings bank                             -                  -                (200)
                                                                      ----------------   ----------------    ---------------

          CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
               Proceeds from sale of common stock to MHC                            -                  -                 200
                                                                      ----------------   ----------------    ---------------

                 Net Increase (Decrease) in Cash and Cash
                     Equivalents                                                    -                 (1)                200

          CASH AND CASH EQUIVALENTS - BEGINNING                                   199                200                   -
                                                                      ----------------   ----------------    ---------------

          CASH AND CASH EQUIVALENTS - ENDING                                  $   199            $   199             $   200
                                                                      ================   ================    ===============

NOTE 17 - STOCK OFFERING

On July 17, 2006, the Board of Directors of the MHC, Company and Savings Bank adopted a plan of stock issuance pursuant to which the Company will sell common stock representing a minority ownership of the estimated pro forma market value of the Company, which will be determined by an independent appraisal, to eligible depositors of the Bank in a subscription offering and, if necessary, to the general public of the community and/or in a syndicated offering. The majority of the common stock will continue to be owned by the MHC. The Plan is subject to approval of the Office of Thrift Supervision.

Cost incurred in connection with the offering will be recorded as reduction of the proceeds from offering. If the transaction is not consummated, all cost incurred in connection with the transaction will be expensed. At June 30, 2006, no offering costs had been incurred.


--------------------------------------------------------------------------------
                                      F-27

MSB FINANCIAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 18 - RECENT ACCOUNTING PRONOUNCEMENTS

Accounting for Stock-Based Payments

     In December 2004, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 123 (revised 2004), "Share-Based Payment." This statement revises the original guidance contained in SFAS No. 123 and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. Under SFAS No. 123 (revised 2004), an entity such as the Bank will be required to measure the cost of employee services received in exchange for any award of equity instruments made after June 30, 2006, based on the grant-date fair value of the award (with limited exceptions) and recognize such cost over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). For stock options and similar instruments, grant-date fair value will be estimated using option-pricing models adjusted for the unique characteristics of instruments (unless observable market prices for the same or similar instruments are available). SFAS No. 123 (revised 2004) will not have any effect on the Company's existing historical financial statements as the
     Company has not had and does not currently have any stock-based compensation grants which would be subject to SFAS No. 123 (revised 2004). However, should the Company grant stock compensation awards in the future, any such awards will require the recording of compensation expense.

Accounting Changes and Error Corrections

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." The Statement requires retroactive application of a voluntary change in accounting principle to prior period financial statements unless it is impracticable. SFAS No. 154 also requires that a change in method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle. SFAS No. 154 replaces APB Opinion 20, "Accounting Changes," and SFAS 3, "Reporting Accounting Changes in Interim Financial Statements." SFAS No. 154 will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Management currently believes that adoption of the provisions of SFAS No. 154 will not have a material impact on the Company's consolidated financial statements.

--------------------------------------------------------------------------------
                                      F-28

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which the offer or solicitation would be unlawful. The affairs of MSB Financial Corp. and its subsidiaries may change after the date of this prospectus. Delivery of this document and the sales of shares made hereunder does not mean otherwise.





                               MSB Financial Corp.
                   Holding Company for Millington Savings Bank



                     Up to 2,199,375 Shares of Common Stock
                 (Subject to Increase to Up to 2,529,281 Shares)





                                  -------------

                                   PROSPECTUS

                                  -------------






                             Keefe, Bruyette & Woods





                                  -------------





Until the later of ____________, 2006, or 25 days after commencement of the syndicated community offering, if any, whichever is later, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.          Exhibits and Financial Statement Schedules.

         The exhibits and financial statement schedules filed as part of this Registration Statement are as follows:

         (a) Exhibits:

         1        Form of Sales Agency Agreement with Keefe Bruyette & Woods, Inc.*
         2        Plan of Stock Issuance
         3.1      Charter of MSB Financial Corp.*
         3.2      Bylaws of MSB Financial Corp.*
         4        Specimen Stock Certificate of MSB Financial Corp.*
         5        Opinion of Malizia Spidi & Fisch, PC regarding legality of securities registered*
         8.1      Federal Tax Opinion of Malizia Spidi & Fisch, PC
         8.2      State Tax Opinion of Beard Miller Company LLP*
         10.1     Employment Agreement with Gary T. Jolliffe*
         10.2     Employment Agreement with Michael A. Shriner*
         10.3     Employment Agreement with Jeffrey E. Smith*
         10.4     Form of Executive Life Insurance Agreement*
         10.5     Millington Savings Bank Executive Incentive Retirement Plan Agreement for President
                  and Chief Executive Officer*
         10.6     Millington Savings Bank Executive Incentive Retirement Plan Agreement for the
                  Benefit of Senior Officers*
         10.7     Millington Savings Bank Directors Consultation and Retirement Plan*
         23.1     Consent of Beard Miller Company LLP
         23.2     Consent of RP Financial, LC*
         23.3     Consent of Malizia Spidi & Fisch, PC (contained in its opinions filed as Exhibits 5 and
                  8.1)
         24       Power of Attorney (set forth on the signature  page)*
         99.1     Letter of RP  Financial, LC as to the value of subscription rights*
         99.2     Conversion Valuation Appraisal Report prepared by RP Financial, LC
         99.3     Marketing Materials
         99.4     Stock Order Form

______________
*        Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Millington, New Jersey on October 31, 2006. MSB FINANCIAL CORP.

                                       By: /s/Gary T. Jolliffe
                                           -------------------------------------
                                           Gary T. Jolliffe
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on October 31, 2006.



/s/Gary T. Jolliffe                                    /s/Albert N. Olsen                       *
------------------------------------------------       ------------------------------------------
Gary T. Jolliffe                                       Albert N. Olsen
President, Chief Executive Officer and Director        Chairman of the Board
(Principal Executive Officer)


/s/E. Haas Gallaway, Jr.                       *       /s/W. Scott Gallaway                     *
------------------------------------------------       ------------------------------------------
E. Haas Gallaway, Jr.                                  W. Scott Gallaway
Director                                               Director


Dr. Thomas G. McCain                           *       /s/Ferdinand J. Rossi                    *
------------------------------------------------       ------------------------------------------
Dr. Thomas G. McCain                                   Ferdinand J. Rossi
Director                                               Director


/s/Michael A. Shriner                                  /s/Jeffrey E. Smith
------------------------------------------------       ------------------------------------------
Michael A. Shriner                                     Jeffrey E. Smith
Executive Vice President, Chief Operating              Vice President and Chief Financial Officer
Officer and Director                                   (Principal Financial and Accounting Officer)


* Signed pursuant to power of attorney previously filed with Registration Statement on Form S-1.

                                      II-2